Exhibit 10.12

CONTRIBUTION AGREEMENT

BY AND AMONG

LINN ENERGY HOLDINGS, LLC, LINN OPERATING, LLC,

CITIZEN ENERGY II, LLC

AND

ROAN RESOURCES LLC

DATED JUNE 27, 2017

TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Section 1.1	Defined Terms	1
Section 1.2	References and Rules of Construction	1
ARTICLE 2
CONTRIBUTION

Section 2.1	Contribution	2
ARTICLE 3
CONSIDERATION

Section 3.1	Consideration	2
Section 3.2	Linn Adjustments	3
Section 3.3	Citizen Adjustments	8
Section 3.4	Allocated Values	12
Section 3.5	Resolution of Final Linn Adjustment Amount and Final Citizen Adjustment Amount	13
Section 3.6	Allocation of Costs and Revenues	14
ARTICLE 4
TITLE MATTERS

Section 4.1	General Disclaimer of Title Warranties and Representations	14
Section 4.2	Linn Title Defects and Linn Title Benefits	14
Section 4.3	Citizen Title Defects and Citizen Title Benefits	20
Section 4.4	Title Disputes	25
Section 4.5	Linn Preferential Purchase Rights; Linn Consents to Assign	26
Section 4.6	Citizen Preferential Purchase Rights; Citizen Consents to Assign	27
Section 4.7	Casualty Loss	29
ARTICLE 5
ENVIRONMENTAL MATTERS

Section 5.1	Notice of Linn Environmental Defects	29
Section 5.2	Notice of Citizen Environmental Defects	32
Section 5.3	Environmental Disputes	34
Section 5.4	NORM; Wastes and other Substances	35
ARTICLE 6
ACCESS; CERTAIN DISCLAIMERS

Section 6.1	Access to Assets	35
Section 6.2	Confidentiality	37
Section 6.3	Certain Disclaimers	37

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v

APPENDICES:

Appendix A	—	Definitions

EXHIBITS:

Exhibit A-1 (Part I)	—	Linn Leases
Exhibit A-1 (Part II)	—	Citizen Leases
Exhibit A-2 (Part I)	—	Linn Wells
Exhibit A-2 (Part II)	—	Citizen Wells
Exhibit A-3 (Part I)	—	Linn Rights-of-Way
Exhibit A-3 (Part II)	—	Citizen Rights-of-Way
Exhibit A-4 (Part I)	—	Linn Equipment
Exhibit A-4 (Part II)	—	Citizen Equipment
Exhibit A-5-1	—	Linn Additional Leases
Exhibit A-5-2 (Part I)	—	Citizen Additional Leases (post 3-31-17)
Exhibit A-5-2 (Part II)	—	Citizen Additional Leases (pre 3-31-17)
Exhibit B (Part I)	—	Form of Linn Closing Certificate
Exhibit B (Part II)	—	Form of Citizen Closing Certificate
Exhibit B (Part III)	—	Form of Company Closing Certificate
Exhibit C (Part I)	—	Form of Linn Assignment
Exhibit C (Part II)	—	Form of Citizen Assignment
Exhibit D	—	Form of Company Certificate
Exhibit E (Part I)	—	Certain Linn Excluded Assets
Exhibit E (Part II)	—	Certain Citizen Excluded Assets
Exhibit F	—	Form of LLC Agreement
Exhibit G-1	—	Form of Linn Master Services Agreement
Exhibit G-2	—	Form of Citizen Master Services Agreement
Exhibit H	—	Zone Pricing
Exhibit I	—	Linn Waterflood Assets

SCHEDULES:

Schedule 3.4A	—	Allocated Values- Linn Sections and Citizen Sections
Schedule 3.4B (Part I)	—	Allocated Values- Linn Wells
Schedule 3.4B (Part II)	—	Allocated Values- Citizen Wells
Schedule 6.1(e)	—	Insurance Requirements
Schedule 7.6	—	Linn Litigation
Schedule 7.8	—	Certain Linn Tax Issues
Schedule 7.11	—	Linn Consents
Schedule 7.12	—	Linn Preferential Purchase Rights
Schedule 7.13(a)	—	Linn Material Contracts
Schedule 7.13(b)	—	Certain Issues Relating to Linn Material Contracts
Schedule 7.14	—	Linn Environmental Matters
Schedule 7.15	—	Linn Non-Consent Elections

Schedule 7.16	—	Linn Royalty Issues
Schedule 7.17	—	Linn Imbalances
Schedule 7.18	—	Linn AFEs
Schedule 7.19	—	Linn Plugged Wells
Schedule 7.20	—	Linn Calls on Production
Schedule 7.25	—	Linn Bonds
Schedule 7.26	—	Dedications
Schedule 7.27	—	AMIs
Schedule 7.28	—	Casualty Losses
Schedule 8.6	—	Citizen Litigation
Schedule 8.8	—	Certain Citizen Tax Issues
Schedule 8.11	—	Citizen Consents
Schedule 8.12	—	Citizen Preferential Purchase Rights
Schedule 8.13(a)	—	Citizen Material Contracts
Schedule 8.13(b)	—	Certain Issues Relating to Citizen Material Contracts
Schedule 8.14	—	Citizen Environmental Matters
Schedule 8.15	—	Citizen Non-Consent Elections
Schedule 8.16	—	Citizen Royalty Issues
Schedule 8.17	—	Citizen Imbalances
Schedule 8.18	—	Citizen AFEs
Schedule 8.19	—	Citizen Plugged Wells
Schedule 8.20	—	Citizen Calls on Production
Schedule 8.25	—	Citizen Bonds
Schedule 8.26	—	Dedications
Schedule 8.27	—	AMIs
Schedule 8.28	—	Casualty Losses
Schedule 10.1(a)	—	Linn Interim Period Operations
Schedule 10.2(a)	—	Citizen Interim Period Operations

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (as may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of June 27, 2017 (the “Execution Date”), by and among Linn Energy Holdings, LLC, a Delaware limited liability company (“LEH”), Linn Operating, LLC, a Delaware limited liability company (“LOI”, and together with LEH, “Linn”), Citizen Energy II, LLC, an Oklahoma limited liability company (“Citizen” and each of Linn and Citizen, a “Transacting Party” and collectively, the “Transacting Parties”) and Roan Resources LLC, a Delaware limited liability company (the “Company”, and each of the Company, Linn and Citizen, a “Party”, and collectively, the “Parties”).

RECITALS:

A. WHEREAS, Linn owns certain interests in oil and gas properties, rights and related assets that are defined and described herein as the Linn Assets.

B. WHEREAS, Citizen owns certain interests in oil and gas properties, rights and related assets that are defined and described herein as the Citizen Assets.

C. WHEREAS, Linn and its Affiliates own and operate certain plants, gathering systems and related midstream infrastructure defined and described herein as “Linn Excluded Midstream Assets” that are not part of the Linn Assets and are to be treated as Linn Excluded Assets for all purposes of this Agreement.

D. WHEREAS, on May 13, 2017, the Transacting Parties formed the Company.

E. WHEREAS, at the Closing, Linn shall contribute to the Company the Linn Assets in exchange for the issuance by the Company to Linn of certain equity interests in the Company; and

F. WHEREAS, at the Closing, Citizen shall contribute to the Company the Citizen Assets in exchange for the issuance by the Company to Citizen of certain equity interests in the Company.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Section 1.1 Defined Terms. Unless the context otherwise requires, the capitalized terms used herein and not otherwise defined shall have the meanings set forth in Appendix A.

Section 1.2 References and Rules of Construction. In this Agreement, except as otherwise expressly provided herein: (a) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (b) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation;” (c) references to Articles and Sections refer to Articles and Sections of this Agreement; (d) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the Appendix, Exhibits and Schedules attached to this Agreement, and not to any particular subdivision unless expressly so limited; (e) references in any Article or Section or definition to any clause means such clause of such Article, Section or definition; (f) references to the Appendix, Exhibits and Schedules are to the items attached hereto as the described Appendix, Exhibits or Schedules hereto, each of which is hereby incorporated herein and made a part of this Agreement for all purposes as if set forth in full herein; (g) references to dollars or money refer to the lawful currency of the United States; (h) references to “federal” or “Federal” mean U.S. federal or U.S. Federal, respectively; (i) references to the “IRS” or the “Internal Revenue Service” refer to the United States Internal Revenue Service; (j) references to “Revenue Procedures,” or “Revenue Rulings” refer to Revenue Procedures or Revenue Rulings, respectively, published by the Internal Revenue Service; (k) references to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified (including any waiver or consent) and in effect from time to time in accordance with the terms thereof; and (l) references to any Law means such Law as amended, modified, codified, reenacted or replaced and in effect from time to time. The Table of Contents and the Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

ARTICLE 2

CONTRIBUTION

Section 2.1 Contribution. At the Closing, subject to the terms and conditions of this Agreement: (a) Linn shall contribute to the Company the Linn Assets; and (b) Citizen shall contribute to the Company the Citizen Assets.

ARTICLE 3

CONSIDERATION

Section 3.1 Consideration.

(a) Linn Consideration. Subject to the terms and conditions of this Agreement, the aggregate consideration for the contribution of the Linn Assets shall be the issuance by the Company to Linn at Closing of an aggregate of 1,500,000,000 Units of the Company having an agreed aggregate value as of Closing of $1,500,000,000 (the “Initial Linn Agreed Value”) and a per Unit value of $1.00, which aggregate value represents the value of the Linn Assets (the “Linn Consideration Units”, and together with the Citizen Consideration Units, the “Total Consideration”).

(b) Citizen Consideration. Subject to the terms and conditions of this Agreement, the aggregate consideration for the contribution of the Citizen Assets shall be the issuance by the Company to Citizen at Closing of an aggregate of 1,500,000,000 Units of the Company having an agreed aggregate value as of Closing of $1,500,000,000 (the “Initial Citizen Agreed Value”) and a per Unit value of $1.00, which aggregate value represents the value of the Citizen Assets (the “Citizen Consideration Units”).

Section 3.2 Linn Adjustments.

(a) Adjustments to Initial Linn Agreed Value.

(i) The Linn Consideration Units shall be adjusted pursuant to Section 3.2(b) based on the following adjustments to the Initial Linn Agreed Value:

(A) upward by an amount equal to the value (using the per MMBtu or per barrel value, as applicable, set forth in subparagraph (E) below) of all (I) Hydrocarbons attributable to the Linn Leases and/or Linn Wells in pipelines or in tanks above the pipeline sales connection, in each case, as of the Effective Time, plus (II) the unsold inventory of gas products attributable to the Linn Leases and/or Linn Wells as of the Effective Time, in each case such value to be based upon the arms-length contract price in effect as of the Effective Time (or if no such arms-length contract is in effect, the market value in the area as of the Effective Time), less (1) amounts payable as royalties, overriding royalties and other burdens upon, measured by or payable out of such production and (2) severance Taxes deducted by the purchaser of such production;

(B) upward by an amount equal to all Property Expenses paid by Linn to Third Parties and those costs and expenses paid by Linn to Linn Midstream, LLC pursuant to that certain Amended and Restated Linn Midstream Agreement (excluding, however, those Liabilities set forth in items (a) through (j) in the definition of “Property Expenses”, and excluding any costs or expenses for which Linn is obligated to indemnify Citizen or the Company, and also excluding any of Linn’s costs and expenses related to the transactions contemplated in this Agreement, or to any legal fees, investment banker fees and consultant and advisor fees relating thereto, and also excluding any costs or expenses associated with any Linn Casualty Losses) that are attributable to the ownership or operation of the Linn Assets from and after the Effective Time (whether paid before or after the Effective Time);

(C) upward by the amount of all Asset Taxes prorated to the Company in accordance with Article 16 but paid or payable by Linn;

(D) upward in accordance with Section 4.2(e)(iv);

(E) to the extent that Linn maintains an under produced Well Imbalance with respect to any Linn Well as of the Effective Time and the over produced parties are not Affiliates of Linn, upward by the sum of the product of the following for each such Linn Well: (A) the under produced volumes for such Linn Well as of the Effective Time times (B) $2.71/MMBtu for gaseous Hydrocarbons, and an amount equal to the product of (x) the under produced volumes times (y) $45.00/Bbl for oil, or $22.50/Bbl for natural gas liquids, as applicable;

(F) to the extent that Linn maintains an under delivered Pipeline Imbalance with respect to any Linn Contract as of the Effective Time and none of the other parties to such Linn Contract are Affiliates of Linn, upward by the sum of the product of the following for each such Linn Contract: (A) the under delivered volumes for such Linn Contract as of the Effective Time times (B) $2.71/MMBtu for gaseous Hydrocarbons, and an amount equal to the product of (x) the under delivered volumes times (y) $45.00/Bbl for oil, or $22.50/Bbl for natural gas liquids, as applicable;

(G) to the extent that Linn maintains an over produced Well Imbalance with respect to any Linn Well as of the Effective Time and the under produced parties are not Affiliates of Linn, downward by the sum of the product of the following for each such Linn Well: (A) the over produced volumes for such Linn Well as of the Effective Time times (B) $2.71/MMBtu for gaseous Hydrocarbons, and an amount equal to the product of (x) the over produced volumes times (y) $45.00/Bbl for oil, or $22.50/Bbl for natural gas liquids, as applicable;

(H) to the extent that Linn maintains an over delivered Pipeline Imbalance with respect to any Linn Contract as of the Effective Time and none of the other parties to such Linn Contract are Affiliates of Linn, downward by the sum of the product of the following for each such Linn Contract: (A) the over delivered volumes for such Linn Contract as of the Effective Time times (B) $2.71/MMBtu for gaseous Hydrocarbons, and an amount equal to the product of (x) the over delivered volumes times (y) $45.00/Bbl for oil, or $22.50/Bbl for natural gas liquids, as applicable;

(I) downward by an amount equal to the Linn Suspense Funds;

(J) downward by an amount equal to all proceeds received by Linn attributable to the ownership or operation of the Linn Assets from and after the Effective Time, including the sale of Hydrocarbons produced from the Linn Assets or allocable thereto, net of any sales, excise or similar Taxes in connection therewith not reimbursed to Linn or its Affiliates, as applicable, by a Third Party purchaser;

(K) downward by the amount of all Asset Taxes prorated to Linn in accordance with Article 16 but paid or payable by the Company;

(L) downward in accordance with Section 4.2(d) (but subject always to Section 4.2(e));

(M) downward in accordance with Section 4.5(b);

(N) downward in accordance with Section 4.5(e);

(O) downward in accordance with Section 4.7(b);

(P) downward in accordance with Section 6.1(b); and

(Q) as otherwise adjusted in accordance with any other provisions of this Agreement.

(ii) No adjustment may be accounted for in more than one of Section 3.2(a)(i)(A) through Section 3.2(a)(i)(Q).

(iii) Not less than five (5) Business Days prior to Closing, Linn shall prepare and submit to Citizen for review a draft settlement statement (the “Linn Closing Settlement Statement”) calculating the adjustments (if any) to the Initial Linn Agreed Value determined by Linn in good faith in accordance with Section 3.2(a)(i). Within three (3) Business Days after receipt of the Linn Closing Settlement Statement, Citizen has the right to deliver to Linn a written report containing all changes with the explanation therefor that Citizen proposes to be made to the Linn Closing Settlement Statement, and Linn shall consider such proposed changes in good faith. The Linn Closing Settlement Statement, as agreed upon by the Transacting Parties, will be used to adjust the Initial Linn Agreed Value at Closing; provided that if the Transacting Parties do not agree upon an adjustment set forth in the Linn Closing Settlement Statement, then the amount of such adjustment used to adjust the Initial Linn Agreed Value at Closing shall be that amount set forth in the draft Linn Closing Settlement Statement delivered by Linn to Citizen pursuant to this Section 3.2(a)(iii). The aggregate dollar amount of the adjustments to the Initial Linn Agreed Value as set forth in the Linn Closing Settlement Statement is hereinafter referred to as the “Preliminary Linn Adjustment Amount”.

(b) Adjustments to Linn Consideration Units.

(i) If the Preliminary Linn Adjustment Amount is a positive amount (the “Positive Linn Adjustment Amount”), the number of Linn Consideration Units to be issued to Linn at Closing shall be increased by one Linn Consideration Unit for every $1.00 of Positive Linn Adjustment Amount. If the Preliminary Linn Adjustment Amount is a negative amount (the “Negative Linn Adjustment Amount”), the number of Linn Consideration Units to be issued to Linn at Closing shall be decreased by one Linn Consideration Unit for every $1.00 of Negative Linn Adjustment Amount. If the Preliminary Linn Adjustment Amount is zero dollars, the Linn Consideration Units shall not be adjusted pursuant to this Section 3.2(b)(i). The number of Linn Consideration Units to be issued to Linn at Closing, as may be adjusted pursuant to this Section 3.2(b), is hereinafter referred to as the “Closing Linn Consideration Units.”

(ii) As soon as reasonably practicable after the Closing but not later than the first (1st) Business Day following the expiration of one hundred fifty (150) days following the Closing, Citizen shall prepare and deliver to Linn a draft statement (the “Post-Closing Citizen Statement”) setting forth the final calculation of the proposed adjustment to the Preliminary Linn Adjustment Amount. As soon as reasonably practicable, but not later than the first (1st) Business Day following the expiration of thirty (30) days following receipt of the Post-Closing Citizen Statement, Linn shall deliver to Citizen a written report (a “Linn Adjustment

Notice”) containing any changes that Linn proposes be made in such statement. Citizen shall be deemed to have accepted and agreed to all items and amounts in the Preliminary Linn Adjustment Amount (and the Linn Closing Settlement Statement) except to the extent Citizen timely delivers to Linn the Post-Closing Citizen Statement. Linn shall be deemed to have accepted and agreed to all items and amounts included in the Post-Closing Citizen Statement other than such matters and amounts that are proposed to be changed in the Linn Adjustment Notice timely delivered to Citizen.

(iii) If Citizen fails to deliver timely to Linn the Post-Closing Citizen Statement, the Closing Linn Consideration Units shall not be subject to further adjustment under this Section 3.2 and the Preliminary Linn Adjustment Amount shall constitute the “Final Linn Adjustment Amount” and such Final Linn Adjustment Amount shall be conclusive and binding on the Parties. If Linn fails to deliver timely to Citizen the Linn Adjustment Notice, the final calculation of the proposed adjustment to the Preliminary Linn Adjustment Amount as set forth in the Post-Closing Citizen Statement shall constitute the “Final Linn Adjustment Amount” and such Final Linn Adjustment Amount shall be conclusive and binding on the Parties. Notwithstanding the foregoing provisions of this Section 3.2(b)(iii), nothing in this Section 3.2 is a limitation on any other adjustment to the Closing Linn Consideration Units provided under the other provisions of this Agreement or the LLC Agreement.

(iv) The Transacting Parties shall undertake to agree on the adjustments, if any, to the Preliminary Linn Adjustment Amount no later than ten (10) Business Days after Linn’s timely delivery of the Linn Adjustment Notice to Citizen. If the Transacting Parties mutually agree in writing within such ten (10) Business Days that (x) no adjustments shall be made to the Preliminary Linn Adjustment Amount or (y) they agree in writing to all adjustments to such amount within such ten (10) Business Days, the Preliminary Linn Adjustment Amount (as it may be so adjusted as provided in clause (y)) shall constitute the “Final Linn Adjustment Amount” and such Final Linn Adjustment Amount shall be conclusive and binding on the Parties. If the Final Linn Adjustment Amount is not determined during such ten (10) Business Day period, then Deloitte (the “Dispute Auditor”) shall resolve any disagreements with respect thereto. Should Deloitte fail or refuse to agree to serve as Dispute Auditor within ten (10) Business Days after written request from either Transacting Party to serve, and the Transacting Parties fail to agree in writing on a replacement Dispute Auditor within five (5) Business Days after the end of that ten (10) Business Day period, or should no replacement Dispute Auditor agree to serve within fifteen (15) days after the original written request pursuant to this sentence, the Dispute Auditor shall be appointed by the Dallas, Texas office of the American Arbitration Association. In connection with the engagement of the Dispute Auditor, each of the Transacting Parties shall execute such engagement, indemnity and other agreements as the Dispute Auditor shall reasonably require as a condition to such engagement. The Dispute Auditor shall determine as promptly as practicable, but in any event within thirty (30) days after the selection of the Dispute Auditor, based solely on written submissions provided by the Transacting Parties to the Dispute Auditor (and without independent investigation on the part of the Dispute Auditor) within ten (10) Business Days following the Dispute Auditor’s selection, whether and to what extent (if any) the Linn Adjustment Notice requires adjustment. In resolving any disputed item, the Dispute Auditor shall act as an expert and not an arbitrator, and shall resolve only the items set forth in the Linn Adjustment Notice that are still in dispute and may not assign a value to any item greater than the highest value for such item claimed by either Transacting Party or less than the lowest value for such item claimed by either Transacting Party. The fees and expenses of the Dispute Auditor shall be paid by 50% by Linn and 50% by Citizen. The determination by the Dispute Auditor of adjustments (if any) to the Preliminary Linn Adjustment Amount shall be final, conclusive and binding on the Parties. The Preliminary Linn Adjustment Amount, as it may be adjusted by the Dispute Auditor and as otherwise agreed in writing by the Transacting Parties, shall constitute the “Final Linn Adjustment Amount” and such Final Linn Adjustment Amount shall be conclusive and binding on the Parties.

(v) The date on which the Final Linn Adjustment Amount is finally determined in accordance with this Section 3.2(b) is hereinafter referred to as the “Final Linn Adjustment Determination Date.”

(vi)

(A) If the Final Linn Adjustment Amount is greater than the Preliminary Linn Adjustment Amount (the positive difference, the “Increased Linn Amount”), then the Company shall issue to Linn one additional Linn Consideration Unit (without the payment of any consideration therefor) for every $1.00 of Increased Linn Amount.

(B) If the Preliminary Linn Adjustment Amount is greater than the Final Linn Adjustment Amount (the positive difference, the “Decreased Linn Amount”), then the number of Closing Linn Consideration Units shall be reduced one Linn Consideration Unit for every $1.00 of Decreased Linn Amount.

(C) If the sum of the Initial Citizen Agreed Value and the Final Citizen Adjustment Amount (the “Relevant Citizen Value”) is greater than the sum of the Initial Linn Agreed Value and the Final Linn Adjustment Amount (the “Relevant Linn Value”) (such positive difference between the Relevant Citizen Value minus the Relevant Linn Value, the “Linn Delta Value”), then on or before ten (10) Business Days after the later to occur of the Final Linn Adjustment Determination Date or the Final Citizen Adjustment Determination Date, Linn shall have a one-time optional right (but not an obligation) to contribute to the Company an amount of cash and/or agreed value (through the contribution of Linn Additional Leases, which value shall be computed as described in Section 4.2(e)(vii), and otherwise in accordance with the provisions of Section 4.2(e) below (to the extent Linn Additional Leases are used for this purpose, they are herein referred to as “Linn True-Up Leases”)) up to an amount equal to the Linn Delta Value, and the Company shall issue one additional Closing Linn Consideration Unit for every $1.00 so contributed to the Company by Linn pursuant to this Section 3.2(b)(vi)(C). If the Relevant Citizen Value is less than the Relevant Linn Value, this Section shall not apply.

(vii) Citizen shall assist Linn in the preparation of the Linn Adjustment Notice and reviewing and verifying the Post-Closing Citizen Statement by furnishing invoices, receipts, reasonable access to personnel and such other assistance as may be reasonably requested by Linn in connection therewith.

Section 3.3 Citizen Adjustments.

(a) Adjustments to Initial Citizen Agreed Value.

(i) The Citizen Consideration Units shall be adjusted pursuant to Section 3.3(b) based on the following adjustments to the Initial Citizen Agreed Value:

(A) upward by an amount equal to the value (using the per MMBtu or per barrel value, as applicable, set forth in subparagraph (E) below) of all (I) Hydrocarbons attributable to the Citizen Leases and/or Citizen Wells in pipelines or in tanks above the pipeline sales connection, in each case, as of the Effective Time, plus (II) the unsold inventory of gas products attributable to the Citizen Leases and/or Citizen Wells as of the Effective Time, in each case such value to be based upon the arms-length contract price in effect as of the Effective Time (or if no such arms-length contract is in effect, the market value in the area as of the Effective Time), less (1) amounts payable as royalties, overriding royalties and other burdens upon, measured by or payable out of such production and (2) severance Taxes deducted by the purchaser of such production;

(B) upward by an amount equal to all Property Expenses paid by Citizen to Third Parties (excluding, however, those Liabilities set forth in items (a) through (j) in the definition of “Property Expenses”, and excluding any costs or expenses for which Citizen is obligated to indemnify Linn or the Company, and also excluding any of Citizen’s costs and expenses related to the transactions contemplated in this Agreement, or to any legal fees, investment banker fees and consultant and advisor fees relating thereto, and also excluding any costs or expenses associated with any Citizen Casualty Losses) that are attributable to the ownership or operation of the Citizen Assets from and after the Effective Time (whether paid before or after the Effective Time);

(C) upward by the amount of all Asset Taxes prorated to the Company in accordance with Article 16 but paid or payable by Citizen;

(D) upward in accordance with Section 4.3(e)(iv);

(E) to the extent that Citizen maintains an under produced Well Imbalance with respect to any Citizen Well as of the Effective Time and the over produced parties are not Affiliates of Citizen, upward by the sum of the product of the following for each such Citizen Well: (A) the under produced volumes for such Citizen Well as of the Effective Time times (B) $2.71/MMBtu for gaseous Hydrocarbons, and an amount equal to the product of (x) the under produced volumes times (y) $45.00/Bbl for oil, or $22.50/Bbl for natural gas liquids, as applicable;

(F) to the extent that Citizen maintains an under delivered Pipeline Imbalance with respect to any Citizen Contract as of the Effective Time and none of the other parties to such Citizen Contract are Affiliates of Citizen, upward by the sum of the product of the following for each such Citizen Contract: (A) the under delivered volumes for such Citizen Contract as of the Effective Time times (B) $2.71/MMBtu for gaseous Hydrocarbons, and an amount equal to the product of (x) the under delivered volumes times (y) $45.00/Bbl for oil, or $22.50/Bbl for natural gas liquids, as applicable;

(G) to the extent that Citizen maintains an over produced Well Imbalance with respect to any Citizen Well as of the Effective Time and the under produced parties are not Affiliates of Citizen, downward by the sum of the product of the following for each such Citizen Well: (A) the over produced volumes for such Citizen Well as of the Effective Time times (B) $2.71/MMBtu for gaseous Hydrocarbons, and an amount equal to the product of (x) the over produced volumes times (y) $45.00/Bbl for oil, or $22.50/Bbl for natural gas liquids, as applicable;

(H) to the extent that Citizen maintains an over delivered Pipeline Imbalance with respect to any Citizen Contract as of the Effective Time and none of the other parties to such Citizen Contract are Affiliates of Citizen, downward by the sum of the product of the following for each such Citizen Contract: (A) the over delivered volumes for such Citizen Contract as of the Effective Time times (B) $2.71/MMBtu for gaseous Hydrocarbons, and an amount equal to the product of (x) the over delivered volumes times (y) $45.00/Bbl for oil, or $22.50/Bbl for natural gas liquids, as applicable;

(I) downward by an amount equal to the Citizen Suspense Funds;

(J) downward by an amount equal to all proceeds received by Citizen attributable to the ownership or operation of the Citizen Assets from and after the Effective Time, including the sale of Hydrocarbons produced from the Citizen Assets or allocable thereto, net of any sales, excise or similar Taxes in connection therewith not reimbursed to Citizen or its Affiliates, as applicable, by a Third Party purchaser;

(K) downward by the amount of all Asset Taxes prorated to Citizen in accordance with Article 16 but paid or payable by the Company;

(L) downward in accordance with Section 4.3(d) (but subject always to Section 4.3(e));

(M) downward in accordance with Section 4.6(b);

(N) downward in accordance with Section 4.6(e);

(O) downward in accordance with Section 4.7(c);

(P) downward in accordance with Section 6.1(b); and

(Q) as otherwise adjusted in accordance with any other provisions of this Agreement.

(ii) No adjustment may be accounted for in more than one of Section 3.3(a)(i)(A) through Section 3.3(a)(i)(Q).

(iii) Not less than five (5) Business Days prior to Closing, Citizen shall prepare and submit to Linn for review a draft settlement statement (the “Citizen Closing Settlement Statement”) calculating the adjustments (if any) to the Initial Citizen Agreed Value determined by Citizen in good faith in accordance with Section 3.3(a)(i). Within three (3) Business Days after receipt of the Citizen Closing Settlement Statement, Linn has the right to deliver to Citizen a written report containing all changes with the explanation therefor that Linn proposes to be made to the Citizen Closing Settlement Statement, and Citizen shall consider such proposed changes in good faith. The Citizen Closing Settlement Statement, as agreed upon by the Transacting Parties, will be used to adjust the Initial Citizen Agreed Value at Closing; provided that if the Transacting Parties do not agree upon an adjustment set forth in the Citizen Closing Settlement Statement, then the amount of such adjustment used to adjust the Initial Citizen Agreed Value at Closing shall be that amount set forth in the draft Citizen Closing Settlement Statement delivered by Citizen to Linn pursuant to this Section 3.3(a)(iii). The aggregate dollar amount of the adjustments to the Initial Citizen Agreed Value as set forth in the Citizen Closing Settlement Statement is hereinafter referred to as the “Preliminary Citizen Adjustment Amount”.

(b) Adjustments to Citizen Consideration Units.

(i) If the Preliminary Citizen Adjustment Amount is a positive amount (the “Positive Citizen Adjustment Amount”), the number of Citizen Consideration Units to be issued to Citizen at Closing shall be increased by one Citizen Consideration Unit for every $1.00 of Positive Citizen Adjustment Amount. If the Preliminary Citizen Adjustment Amount is a negative amount (the “Negative Citizen Adjustment Amount”), the number of Citizen Consideration Units to be issued to Citizen at Closing shall be decreased by one Citizen Consideration Unit for every $1.00 of Negative Citizen Adjustment Amount. If the Preliminary Citizen Adjustment Amount is zero dollars, the Citizen Consideration Units shall not be adjusted pursuant to this Section 3.3(b)(i). The number of Citizen Consideration Units to be issued to Citizen at Closing, as may be adjusted pursuant to this Section 3.3(b), is hereinafter referred to as the “Closing Citizen Consideration Units.”

(ii) As soon as reasonably practicable after the Closing but not later than the first (1st) Business Day following the expiration of one hundred fifty (150) days following the Closing, Linn shall prepare and deliver to Citizen a draft statement (the “Post-Closing Linn Statement”) setting forth the final calculation of the proposed adjustment to the Preliminary Citizen Adjustment Amount. As soon as reasonably practicable, but not later than the first (1st) Business Day following the expiration of thirty (30) days following receipt of the Post-Closing Linn Statement, Citizen shall deliver to Linn a written report (a “Citizen Adjustment Notice”) containing any changes that Citizen proposes be made in such statement.

Linn shall be deemed to have accepted and agreed to all items and amounts in the Preliminary Citizen Adjustment Amount (and the Citizen Closing Settlement Statement) except to the extent Linn timely delivers to Citizen the Post-Closing Linn Statement. Citizen shall be deemed to have accepted and agreed to all items and amounts included in the Post-Closing Linn Statement other than such matters and amounts that are proposed to be changed in the Citizen Adjustment Notice timely delivered to Linn.

(iii) If Linn fails to deliver timely to Citizen the Post-Closing Linn Statement, the Closing Citizen Consideration Units shall not be subject to further adjustment under this Section 3.3 and the Preliminary Citizen Adjustment Amount shall constitute the “Final Citizen Adjustment Amount” and such Final Citizen Adjustment Amount shall be conclusive and binding on the Parties. If Citizen fails to deliver timely to Linn the Citizen Adjustment Notice, the final calculation of the proposed adjustment to the Preliminary Citizen Adjustment Amount as set forth in the Post-Closing Linn Statement shall constitute the “Final Citizen Adjustment Amount” and such Final Citizen Adjustment Amount shall be conclusive and binding on the Parties. Notwithstanding the foregoing provisions of this Section 3.3(b)(iii), nothing in this Section 3.3 is a limitation on any other adjustment to the Closing Citizen Consideration Units provided under the other provisions of this Agreement or the LLC Agreement.

(iv) The Transacting Parties shall undertake to agree on the adjustments, if any, to the Preliminary Citizen Adjustment Amount no later than ten (10) Business Days after Citizen’s timely delivery of the Citizen Adjustment Notice to Linn. If the Transacting Parties mutually agree in writing within such ten (10) Business Days that (x) no adjustments shall be made to the Preliminary Citizen Adjustment Amount or (y) they agree in writing to all adjustments to such amount within such ten (10) Business Days, the Preliminary Citizen Adjustment Amount (as it may be so adjusted as provided in clause (y)) shall constitute the “Final Citizen Adjustment Amount” and such Final Citizen Adjustment Amount shall be conclusive and binding on the Parties. If the Final Citizen Adjustment Amount is not determined during such ten (10) Business Day period, then Deloitte, as the Dispute Auditor, shall resolve any disagreements with respect thereto. Should Deloitte fail or refuse to agree to serve as Dispute Auditor within ten (10) Business Days after written request from either Transacting Party to serve, and the Transacting Parties fail to agree in writing on a replacement Dispute Auditor within five (5) Business Days after the end of that ten (10) Business Day period, or should no replacement Dispute Auditor agree to serve within fifteen (15) days after the original written request pursuant to this sentence, the Dispute Auditor shall be appointed by the Dallas, Texas office of the American Arbitration Association. In connection with the engagement of the Dispute Auditor, each of the Transacting Parties shall execute such engagement, indemnity and other agreements as the Dispute Auditor shall reasonably require as a condition to such engagement. The Dispute Auditor shall determine as promptly as practicable, but in any event within thirty (30) days after the selection of the Dispute Auditor, based solely on written submissions provided by the Transacting Parties to the Dispute Auditor (and without independent investigation on the part of the Dispute Auditor) within ten (10) Business Days following the Dispute Auditor’s selection, whether and to what extent (if any) the Citizen Adjustment Notice requires adjustment. In resolving any disputed item, the Dispute Auditor shall act as an expert and not an arbitrator, and shall resolve only the items set forth in the Citizen Adjustment Notice that are still in dispute and may not assign a value to any item greater than the highest value for such item claimed by either Transacting Party or less than the lowest value for such item claimed by either Transacting Party. The fees and expenses of the Dispute Auditor shall be paid by 50% by Citizen and 50% by Linn. The determination by the Dispute Auditor of adjustments (if any) to the Preliminary Citizen Adjustment Amount shall be final, conclusive and binding on the Parties. The Preliminary Citizen Adjustment Amount, as it may be adjusted by the Dispute Auditor and as otherwise agreed in writing by the Transacting Parties, shall constitute the “Final Citizen Adjustment Amount” and such Final Citizen Adjustment Amount shall be conclusive and binding on the Parties.

(v) The date on which the Final Citizen Adjustment Amount is finally determined in accordance with this Section 3.3(b) is hereinafter referred to as the “Final Citizen Adjustment Determination Date.”

(vi)

(A) If the Final Citizen Adjustment Amount is greater than the Preliminary Citizen Adjustment Amount (the positive difference, the “Increased Citizen Amount”), then the Company shall issue to Citizen one additional Citizen Consideration Unit (without the payment of any consideration therefor) for every $1.00 of Increased Citizen Amount.

(B) If the Preliminary Citizen Adjustment Amount is greater than the Final Citizen Adjustment Amount (the positive difference, the “Decreased Citizen Amount”), then the number of Closing Citizen Consideration Units shall be reduced one Citizen Consideration Unit for every $1.00 of Decreased Citizen Amount.

(C) If the Relevant Linn Value is greater than the Relevant Citizen Value (such positive difference between the Relevant Linn Value minus the Relevant Citizen Value, the “Citizen Delta Value”), then on or before ten (10) Business Days after the later to occur of the Final Citizen Adjustment Determination Date or the Final Linn Adjustment Determination Date, Citizen shall have a one-time optional right (but not an obligation) to contribute to the Company an amount of cash and/or agreed value (through the contribution of Citizen Additional Leases, which value shall be computed as described in Section 4.3(e)(vii), and otherwise in accordance with the provisions of Section 4.3(e) below (to the extent Citizen Additional Leases are used for this purpose, they are herein referred to as “Citizen True-Up Leases”)) up to an amount equal to the Citizen Delta Value, and the Company shall issue one additional Closing Citizen Consideration Unit for every $1.00 so contributed to the Company by Citizen pursuant to this Section 3.3(b)(vi)(C). If the Relevant Linn Value is less than the Relevant Citizen Value, this Section shall not apply.

(vii) Linn shall assist Citizen in the preparation of the Citizen Adjustment Notice and reviewing and verifying the Post-Closing Linn Statement by furnishing invoices, receipts, reasonable access to personnel and such other assistance as may be reasonably requested by Citizen in connection therewith.

Section 3.4 Allocated Values.

(a) The Total Consideration has been allocated by the Parties among the Linn Assets and the Citizen Assets as set forth on Schedule 3.4A, Schedule 3.4B (Part I) and Schedule 3.4B (Part II) (the “Allocated Values”). For the avoidance of doubt, in the event that any Linn Well or Citizen Well identified on Exhibit A-2 (Part I) or Exhibit A-2 (Part II), as applicable, is not allocated value in Schedule 3.4B (Part I) or Schedule 3.4B (Part II), such Linn Well or Citizen Well shall be deemed to have an Allocated Value of $0.

(b) On or before the first (1st) Business Day following the expiration of thirty (30) days after the date on which all adjustments have been determined under Section 3.2 and Section 3.3, the Company shall prepare and deliver to the Transacting Parties a schedule allocating the dollar value of the Total Consideration and any other amounts treated as consideration for U.S. federal income tax purposes, as adjusted, among the Linn Assets and the Citizen Assets consistent with the Allocated Values and in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder (and any similar provision of Law, as appropriate) (the “Allocation Schedule”). If the Transacting Parties agree to an Allocation Schedule, such Allocation Schedule shall be the “Final Allocation Schedule.” If, within thirty (30) days after delivery of such Allocation Schedule in accordance with the first sentence of this Section 3.4(b), the Transacting Parties fail to agree in writing upon a Final Allocation Schedule, the Transacting Parties shall submit the disputed matters to binding arbitration to be conducted in accordance with Section 3.2(b)(iv), but subject to the further provisions of Article 4 as for title matters, to finally determine the proper allocation of value, and shall request that the Dispute Auditor issue a final allocation schedule (which shall then be the Final Allocation Schedule) within thirty (30) days of the submission of the dispute.

(c) Each Party agrees that it will take no position inconsistent with, and will support the validity of, the allocations set forth on the Final Allocation Schedule on any applicable Tax Return, in any audit or proceeding before any Governmental Body related to Taxes, in any report made for Tax, financial accounting or any other purpose, except as otherwise required by Law or with the consent of the other Parties (not to be unreasonably withheld, conditioned or delayed); provided, however, that nothing contained herein shall prevent any Party from settling any proposed deficiency or adjustment by any Governmental Body based upon or arising out of the Final Allocation Schedule, and no Party shall be required to litigate before any court any proposed deficiency or adjustment by any Governmental Body challenging such Final Allocation Schedule. In the event that the Final Allocation Schedule described herein is disputed by any Governmental Body, the Party receiving notice of the dispute shall promptly notify the other Parties of the existence and nature of the dispute.

Section 3.5 Resolution of Final Linn Adjustment Amount and Final Citizen Adjustment Amount. The Transacting Parties will endeavor in good faith to contemporaneously finalize or otherwise resolve the Final Linn Adjustment Amount and the Final Citizen Adjustment Amount, to the extent reasonably practicable, but neither Transacting Party shall have any liability under this Section 3.5 to the extent the Final Linn Adjustment Amount and the Final Citizen Adjustment Amount are not so contemporaneously finalized or otherwise resolved.

Section 3.6 Allocation of Costs and Revenues. The term “incurred,” as used in this Agreement shall be interpreted in accordance with GAAP and COPAS standards, except as otherwise specified in this Agreement. For purposes of allocating production and proceeds received with respect thereto under Sections 3.2 and 3.3, (a) liquid Hydrocarbons shall be deemed to be “from or attributable to” the Linn Assets or the Citizen Assets, as applicable, when they pass through the pipeline connecting into the storage facilities into which they are run and (b) gaseous Hydrocarbons shall be deemed to be “from or attributable to” the Linn Assets or the Citizen Assets, as applicable, when they pass through the royalty measurement meters, delivery point sales meters, or custody transfer meters on the gathering lines or pipelines through which they are transported (whichever meter is closest to the well). Linn and Citizen shall utilize reasonable interpolative procedures, consistent with industry practice, to arrive at an allocation of production from or attributable to the Linn Assets or the Citizen Assets, as applicable, when exact meter readings or gauging and strapping data are not available.

ARTICLE 4

TITLE MATTERS

Section 4.1 General Disclaimer of Title Warranties and Representations. Without limiting the remedies for (I) Linn Title Defects or Citizen Title Defects set forth in this Article 4 and (II) each Party’s rights to indemnity under Article 15, and except for the special warranties of title set forth in the Assignments:

(a) Linn makes no representation or warranty, express or implied, statutory or otherwise, with respect to title to any of the Linn Assets or the Linn Additional Assets, and the sole remedy for any Linn Title Defect with respect to any of the Linn Assets or the Linn Additional Assets shall be as set forth in this Article 4; and

(b) Citizen makes no representation or warranty, express or implied, statutory or otherwise, with respect to title to any of the Citizen Assets or the Citizen Additional Assets, and the sole remedy for any Citizen Title Defect with respect to any of the Citizen Assets or the Citizen Additional Assets shall be as set forth in this Article 4.

Section 4.2 Linn Title Defects and Linn Title Benefits.

(a) Linn Title Defect Notices. On or prior to the last day of the Review Period, Citizen shall have the right to assert claims for Linn Title Defects against Linn in accordance with this Section 4.2(a). To assert a Linn Title Defect, Citizen shall give written notice prior to the end of the Review Period to Linn via email or writing meeting the requirements of this Section 4.2(a) (each, a “Linn Title Defect Notice” and collectively, the “Linn Title Defect Notices”). Except for the special warranty of title in the Linn Assignment and without limiting any rights to indemnity pursuant to Article 15, any matters that may otherwise constitute Linn Title Defects but that are not alleged in any Linn Title Defect Notice prior to the expiration of the Review Period shall be deemed to have been waived by Citizen. To be effective, each Linn Title Defect Notice shall be in writing or email, and shall include (i) a reasonable description of each alleged Linn Title Defect, (ii) the Linn Assets or portion thereof affected thereby (each, a “Linn Title Defect Property”), (iii) supporting documents reasonably necessary to verify the existence of the alleged Linn Title Defect(s), and (iv) Citizen’s good faith estimate of the Linn Title Defect Amount for such Linn Title Defect and the computations upon which Citizen’s estimate is based. Citizen will also use reasonable efforts (without any liability for failure to do so) to promptly furnish to Linn written notice during the Review Period of any Linn Title Benefit with respect to which Citizen acquired Knowledge during the Review Period, or discovered during the Review Period, to Citizen’s Knowledge, by any of its Affiliates, employees, title attorneys, landmen or other title examiners prior to the end of the Review Period.

(b) Title Benefit Notices. On or prior to the last day of the Review Period, Linn shall have the right to assert Linn Title Benefits in accordance with this Section 4.2(b). To assert a Linn Title Benefit, Linn shall give written notice prior to the end of the Review Period to Citizen via email (with hardcopy sent for delivery the day after the end of the Review Period) meeting the requirements of this Section 4.2(b) (each, a “Linn Title Benefit Notice” and collectively, the “Linn Title Benefit Notices”). To be effective, each Linn Title Benefit Notice shall include (i) a reasonable description of each alleged Linn Title Benefit, (ii) the Linn Assets or portion thereof affected thereby, (iii) supporting documents in Linn’s possession reasonably necessary for Citizen to verify the existence of the alleged Linn Title Benefit(s), and (iv) Linn’s good faith estimate of the Linn Title Benefit Amount for such Linn Title Benefit and the computations upon which Linn’s estimate is based. Any matters that may otherwise constitute Linn Title Benefits but that are not alleged in any Linn Title Benefit Notice prior to the expiration of the Review Period shall be deemed to have been waived by Linn.

(c) Right to Cure; Right to Dispute.

(i) Linn shall have the option, but not the obligation, to attempt to cure, or cause to be cured, at its sole cost and expense, any Linn Title Defects within ninety (90) days following the Closing (the “Title Cure Period”).

(ii) Prior to the Scheduled Closing Date, Linn and Citizen shall attempt to agree on all disputes related to the existence of any Linn Title Defect or Linn Title Benefit or the applicable Linn Title Defect Amount or Linn Title Benefit Amount with respect thereto or the effect of any curative actions with respect to any Linn Title Defect. With regard to any Linn Asset that is subject to such an unresolved dispute as to a Linn Title Defect as of the Closing, and the alleged Title Defect Amount is less than or equal to 90% of the Allocated Value of the affected Linn Asset, then such Linn Asset shall nevertheless be conveyed at Closing without adjustment to the Initial Linn Agreed Value for such disputed Linn Title Defect. Upon resolution of such dispute under Section 4.4, appropriate adjustments shall be made to the Initial Linn Agreed Value in accordance with Section 3.2. With regard to any Linn Asset that is subject to such an unresolved dispute as to Linn Title Defects as of the Closing, and the alleged Title Defect Amount is greater than 90% of the Allocated Value of the affected Linn Asset, then such Linn Asset shall be retained at Closing, and treated as a Linn Excluded Asset hereunder. If it is ultimately determined pursuant to Section 4.4 that the actual Title Defect Amount burdening such Linn Asset is less than or equal to 90% of the Allocated Value of such Linn Asset, within five (5) Business Days of such determination, Linn shall convey such Linn Asset to the Company pursuant to a Linn Assignment and the Initial Linn Agreed Value shall be adjusted in accordance with Section 3.2 to reflect the contribution of such Linn Asset to the Company.

(d) Remedies for Linn Title Defects and Linn Title Benefits.

(i) Subject to Sections 4.2(d)(ii), 4.2(d)(iii) and 4.2(d)(iv), upon the final determination of the existence of any uncured Linn Title Defect and Linn Title Defect Amount relating thereto (whether by written agreement between the Transacting Parties or under Section 4.4), the Initial Linn Agreed Value shall be reduced by such Linn Title Defect Amount (or if the Closing has already occurred as of such time, the number of Closing Linn Consideration Units shall be reduced by one Closing Linn Consideration Unit for every $1.00 of such Linn Title Defect Amount) in full satisfaction of such Linn Title Defect.

(ii) Notwithstanding anything to the contrary herein, with respect to Linn Title Defects for which the Linn Title Defect Amount exceeds 90% of the Allocated Value of the affected Linn Title Defect Property, Linn or Citizen shall have the right but not the obligation to exclude the entirety of the Linn Title Defect Property, together with all Linn Assets associated with such Linn Title Defect Property, in which event the Initial Linn Agreed Value shall be reduced by the Allocated Value of such Linn Title Defect Property and associated Linn Assets in full satisfaction of such Linn Title Defect (except to the extent such Linn Title Defect pertains to other Linn Assets that are not so excluded), and such Linn Title Defect Property, together with all Linn Assets associated with such Linn Title Defect Property, shall be deemed Linn Excluded Assets hereunder for all purposes. Any such election must be made by a Transacting Party by notice to the other Transacting Party on or before the Closing, and failure of a Transacting Party to so make such an election shall be deemed a waiver by such Transacting Party of its rights under this Section 4.2(d)(ii).

(iii) Notwithstanding anything to the contrary in Section 4.2(d)(i), in no event shall there be any adjustments to the Initial Linn Agreed Value or Closing Linn Consideration Units under Section 4.2(d)(i) in respect of Linn Title Defects, and Linn shall not be responsible for any Linn Title Defect Amounts unless the sum of (X) the aggregate Linn Title Defect Amounts of all such Linn Title Defects, after setting off all Linn Title Benefit Amounts and excluding any Linn Title Defect Amounts attributable to Linn Title Defects cured by Linn pursuant to Section 4.2(c)(ii) or Section 4.2(e) or Linn Title Defect Properties retained by Linn pursuant to Section 4.2(d)(ii) (it being acknowledged and agreed that the Initial Linn Agreed Value shall be reduced at Closing for the Allocated Value of the retained or excluded Linn Title Defect Properties) and (Y) the aggregate Remediation Amounts of all Linn Environmental Defects that exceed the Individual Environmental Threshold (excluding any Remediation Amounts attributable to Linn Environmental Defects cured by Linn pursuant to Section 5.1(b)(i) or (2) Linn Environmental Defect Properties retained by Linn pursuant to Section 5.1(c)(ii)) (it being acknowledged and agreed that the Initial Linn Agreed Value shall be reduced at Closing for the Allocated Value of the retained or excluded Linn Environmental Defect Properties), exceeds 2.0% of the Initial Linn Agreed Value prior to any adjustments to the Initial Linn Agreed Value under this Agreement (the “Linn Aggregate Deductible”), in which case, the adjustments to the Initial Linn Agreed Value or Closing Linn Consideration Units under Section 4.2(d)(i) shall only be for the amount by which such total exceeds the Linn Aggregate Deductible.

(iv) Notwithstanding the foregoing Sections 4.2(d)(i) and (iii), the Linn Title Benefit Amount of any Linn Title Benefit shall serve only to reduce the aggregate Linn Title Defect Amount, and in no event shall any Linn Title Benefit Amount otherwise result in any adjustment to the Initial Linn Agreed Value or Closing Linn Consideration Units.

(e) Linn Additional Assets; Cures with Linn Additional Leases; Adjustments to Initial Linn Agreed Value or Closing Linn Consideration Units for Linn Additional Assets.

(i) Until the Closing, Linn may acquire Linn Additional Assets, and Linn may also acquire certain Linn Additional Leases after Closing until the expiration of the Title Cure Period (provided, however, that the post-Closing acquisitions shall only be allowed through permitted acreage trades, as further described in the definition of “Linn Additional Leases”). Linn shall use its best efforts to, within ten (10) Business Days after the acquisition of any Linn Additional Asset, notify Citizen of such acquisition, and shall provide Citizen with copies of the underlying instrument creating such Linn Additional Asset, the agreement(s) pursuant to which Linn acquired such Linn Additional Asset, the contract(s) burdening or affecting such Linn Additional Asset of which Linn has copies, the total Raw Net Acres for each acquired Linn Additional Lease, the Net Acres subject to each such Linn Additional Lease on a Governmental Section and Target Formation basis, the Linn Section Weighted Average NRI for each acquired Linn Additional Lease on a Governmental Section and Target Formation basis, the lease expiration date for each acquired Linn Additional Lease, the estimated Linn Cost Credited Asset Acquisition Costs for each acquisition, and any other information or materials in Linn’s possession related to such Linn Additional Asset. Linn Additional Assets will be subject to title review and environmental review by Citizen in accordance with the other applicable provisions of Article 4 (including Section 4.2(d)(iii)) and Article 5 (including Section 5.1(c)(iii)), except that the Review Period with respect thereto shall commence on the first (1st) Business Day after Citizen has received written notice from Linn identifying such Linn Additional Assets, together with all information to be delivered pursuant to the immediately preceding sentence (and no Review Period shall be deemed to have commenced to run unless and until Citizen has received all of such information), and shall end upon the later of the expiration of the Review Period and 11:59 p.m. Central Prevailing Time on the first (1st) Business Day that is 30 Business Days after Citizen has received such written notice from Linn. On or before five (5) Business Days after the latest to occur of (A) the expiration of the review period provided hereunder for each Linn Additional Asset, (B) the resolution of all Title Disputes and Environmental Disputes with regard to the Linn Additional Assets and (C) 30 days after Citizen has received a Linn Lease Designation Notice for such Linn Additional Assets, Linn shall contribute all such Linn Additional Assets to the Company (subject always to the other terms of Articles 4 and 5) pursuant to a conveyance in substantially the form of the Linn Assignment, and simultaneous therewith shall provide Citizen and the Company an officer’s certificate, dated as of the date of the execution of such conveyance, certifying that the representations and warranties of Linn in Article 7 are true and correct as to each such Linn Additional Asset on and as of such date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date) in all material respects, provided that in no event shall Linn be entitled to contribute any Linn Additional Asset to the Company for which Linn is unable to make such certification.

(ii) To the extent Linn has acquired Linn Additional Assets and has not otherwise cured an asserted Linn Title Defect or completed the Remediation of an asserted Linn Environmental Defect, Linn may designate any Linn Additional Lease as either a Linn True-Up Lease or a Linn Substitute Lease, provided that Linn shall first (and prior to Linn’s ability to use such Linn Additional Assets under Section 3.2(b)(vi)(C) as Linn True-Up Leases or to designate them as Linn Cost Credited Leases) designate and use any such Additional Linn Lease as a Linn Substitute Lease. “Linn Substitute Leases” means any Linn Additional Leases utilized to cure (in whole or in part) any such Linn Title Defect or such Linn Environmental Defect properly asserted by Citizen with respect to any Linn Asset for which the Initial Linn Agreed Value is to be adjusted downward by designating one or more Linn Additional Leases (in whole or in part) to cure such Linn Title Defect or Linn Environmental Defect, in each case at no cost to the Company or such designee and without Linn receiving any additional Units or any other consideration therefor from the Company or such designee. Linn shall designate or otherwise identify any Linn Substitute Lease or Linn True-Up Lease by one or more written notices (each, a “Linn Lease Designation Notice”) to Citizen prior to the expiration of the Title Cure Period. Any Linn Lease Designation Notice in respect of Linn Substitute Leases shall also identify the Linn Title Defect Amounts associated with the relevant Linn Title Defects and the Remediation Amounts associated with the relevant Linn Environmental Defects that Linn believes have been reduced as a result of Linn’s cure of such Linn Title Defects and Linn Environmental Defects pursuant to this Section 4.2(e)(ii). Each Linn Lease Designation Notice must provide the asserted Net Acres and Linn Section Weighted NRI for the designated Linn Additional Leases by Governmental Section and Target Formation. If Linn fails to timely provide the aforesaid notice with respect to any Linn Title Defect or Linn Environmental Defect, Linn shall not have the right to cure such Linn Title Defect or Linn Environmental Defect under this Section 4.2(e). For all purposes of this Section 4.2, the Allocated Value of Linn Substitute Leases shall be computed as described in Section 4.2(e)(vii). If Linn designates Linn Additional Leases as Linn True-Up Leases, but the Allocated Values for such Linn Additional Leases exceed the Linn Delta Value, such Linn Additional Leases (to the extent the Allocated Value thereof) will not be considered Linn True-Up Leases and will instead be Linn Cost Credited Leases hereunder, subject to all of the provisions herein with respect to Linn Cost Credit Credited Leases.

(iii) The reduction in the Linn Title Defect Amount associated with any Linn Title Defect that Linn cures under this Section 4.2(e) by designating one or more Linn Additional Leases (or portions thereof) as Linn Substitute Leases and is deemed to have successfully cured such Linn Title Defect under Section 4.2(e)(ii) shall be equal to the result of such Linn Title Defect Amount (and if the Linn Asset in question is being retained, then the Linn Title Defect Amount is the Allocated Value therefor) minus the Allocated Value of the applicable Linn Substitute Leases as computed as described in Section 4.2(e)(vii).

(iv) In the event less than the entirety of all of Linn Additional Leases are designated either as Linn Substitute Leases or Linn True-Up Leases (all such Linn Additional Leases to the extent not designated as Linn Substitute Leases or Linn True-Up Leases collectively, “Linn Cost Credited Leases”), all such Linn Cost Credited Leases (or remainder thereof not designated either as Linn Substitute Leases or Linn True-Up Leases) shall be sold and assigned to the Company by Linn on the second (2nd) Business Day after both the Final Linn Adjustment Determination Date and the Final Citizen Adjustment Determination Date have occurred for a cash purchase price equal to all Linn Cost Credited Asset Acquisition Costs for all of such Linn Cost Credited Leases and the associated Linn Additional Assets, in each case, adjusted in accordance with Section 3.2(a) as such adjustments may apply to such Linn Cost Credited Leases and associated Linn Additional Assets. Each member of the Company shall bear its respective Percentage Interest share (as of the time of such sale and purchase) of the purchase price for such Linn Additional Assets.

(v) Interim Sales. Notwithstanding anything to the contrary in this Section 4.2, and without limitation of Citizen’s right to indemnification under Article 15 for breach of Linn’s covenants in Section 10.1, the Linn Aggregate Deductible shall not apply to any Linn Title Defect resulting from the sale, trade or other disposition prior to the Closing of Linn’s interest in any Linn Lease and/or Linn Well (or portion thereof).

(vi) Linn Additional Leases.

(A) Linn has identified on Exhibit A-5-1 those Linn Additional Leases that have been acquired by Linn from and after April 1, 2017 until the date that is five (5) Business Days prior to the Execution Date. Linn shall use its best efforts to supplement such Exhibit within ten (10) Business Days after the Execution Date to provide the total Raw Net Acres for each such acquired Linn Additional Lease, the Net Acres subject to each such Linn Additional Lease on a Governmental Section and Target Formation basis, the Linn Section Weighted Average NRI for each such acquired Linn Additional Lease on a Governmental Section and Target Formation basis, and the lease expiration date for each acquired Linn Additional Lease. In addition, within this same time period, Linn shall also use its best efforts to provide Citizen with the other information related to such Additional Linn Assets as is contemplated under Section 4.2(e)(i) above. With regard to Linn Additional Leases and Linn Additional Asset acquired, the date that is five (5) Business Days prior to the Execution Date, Linn shall use its best efforts to supplement such Exhibit within ten (10) Business Days (but for those acquired after Closing, no later than the expiration the Title Cure Period) after any such Linn Additional Asset acquisition, and provide to Citizen such other information as is contemplated under Section 4.2(e)(i) above within this same period.

(B) To the extent less than 100% of the Linn Additional Leases acquired in a single acquisition are Linn Cost Credited Leases, Linn will further provide, with respect to any such acquisition, the Raw Net Acres included in the entire relevant acquisition as compared to the Raw Net Acres for the relevant Linn Cost Credited Leases, together with full consideration payable for the acquisition and full costs of Third Party expenses that constitute Linn Cost Credited Acquisition Costs (the “Linn Gross Acquisition Cost”). In such event, the Linn Cost Credited Acquisition Costs for such Linn Cost Credited Leases will be the (A) the Raw Net Acres included in the entire relevant acquisition divided by the Raw Net Acres for the relevant Linn Cost Credited Leases, multiplied by (B) the Linn Gross Acquisition Cost.

(vii) The Allocated Value of any Linn Additional Leases (or portions thereof) utilized as Linn True-Up Leases or Linn Substitute Leases shall be calculated with respect to each applicable Governmental Section and each Target Formation within each such Governmental Section as follows, and the relevant Allocated Value for a Target Formation in a Governmental Section will be the product of (a) the actual aggregate Linn Section Net Acres subject to the Linn Additional Leases in such Target Formation in such Governmental Section, and (b) the sum of (i) the Zone Price for such Target Formation in such Governmental Section and (ii) the product of (A) the Zone NRI Value for such Target Formation in such Governmental Section, (B) the amount (whether positive, negative or zero) obtained by subtracting the Zone Average NRI for such Target Formation in such Governmental Section from the actual Linn Section Weighted Average NRI associated with the Linn Additional Leases in such Target Formation in such Governmental Section; and (C) 100.

Section 4.3 Citizen Title Defects and Citizen Title Benefits.

(a) Citizen Title Defect Notices. On or prior to the last day of the Review Period, Linn shall have the right to assert claims for Citizen Title Defects against Citizen in accordance with this Section 4.3(a). To assert a Citizen Title Defect, Linn shall give written notice prior to the end of the Review Period to Citizen via email or writing meeting the requirements of this Section 4.3(a) (each, a “Citizen Title Defect Notice” and collectively, the “Citizen Title Defect Notices”). Except for the special warranty of title in the Citizen Assignment and without limiting any rights to indemnity pursuant to Article 15, any matters that may otherwise constitute Citizen Title Defects but that are not alleged in any Citizen Title Defect Notice prior to the expiration of the Review Period shall be deemed to have been waived by Linn. To be effective, each Citizen Title Defect Notice shall be in writing or email, and shall include (i) a reasonable description of each alleged Citizen Title Defect, (ii) the Citizen Assets or portion thereof affected thereby (each, a “Citizen Title Defect Property”), (iii) supporting documents reasonably necessary to verify the existence of the alleged Citizen Title Defect(s), and (iv) Linn’s good faith estimate of the Citizen Title Defect Amount for such Citizen Title Defect and the computations upon which Linn’s estimate is based. Linn will also use reasonable efforts (without any liability for failure to do so) to promptly furnish to Citizen written notice during the Review Period of any Citizen Title Benefit with respect to which Linn acquired Knowledge during the Review Period, or discovered during the Review Period, to Linn’s Knowledge, by any of its Affiliates, employees, title attorneys, landmen or other title examiners prior to the end of the Review Period.

(b) Title Benefit Notices. On or prior to the last day of the Review Period, Citizen shall have the right to assert Citizen Title Benefits in accordance with this Section 4.3(b). To assert a Citizen Title Benefit, Citizen shall give written notice prior to the end of the Review Period to Linn via email (with hardcopy sent for delivery the day after the end of the Review Period) meeting the requirements of this Section 4.3(b) (each, a “Citizen Title Benefit Notice” and collectively, the “Citizen Title Benefit Notices”). To be effective, each Citizen Title Benefit Notice shall include (i) a reasonable description of each alleged Citizen Title Benefit, (ii) the Citizen Assets or portion thereof affected thereby, (iii) supporting documents in Citizen’s possession reasonably necessary for Linn to verify the existence of the alleged Citizen Title Benefit(s), and (iv) Citizen’s good faith estimate of the Citizen Title Benefit Amount for such Citizen Title Benefit and the computations upon which Citizen’s estimate is based. Any matters that may otherwise constitute Citizen Title Benefits but that are not alleged in any Citizen Title Benefit Notice prior to the expiration of the Review Period shall be deemed to have been waived by Citizen.

(c) Right to Cure; Right to Dispute.

(i) Citizen shall have the option, but not the obligation, to attempt to cure, or cause to be cured, at its sole cost and expense, any Citizen Title Defects within the Title Cure Period.

(ii) Prior to the Scheduled Closing Date, Citizen and Linn shall attempt to agree on all disputes related to the existence of any Citizen Title Defect or Citizen Title Benefit or the applicable Citizen Title Defect Amount or Citizen Title Benefit Amount with respect thereto or the effect of any curative actions with respect to any Citizen Title Defect. With regard to any Citizen Asset that is subject to such an unresolved dispute as to a Citizen Title Defect as of the Closing, and the alleged Title Defect Amount is less than or equal to 90% of the Allocated Value of the affected Citizen Asset, then such Citizen Asset shall nevertheless be conveyed at Closing without adjustment to the Initial Citizen Agreed Value for such disputed Citizen Title Defect. Upon resolution of such dispute under Section 4.4, appropriate adjustments shall be made to the Initial Citizen Agreed Value in accordance with Section 3.3. With regard to any Citizen Asset that is subject to such an unresolved dispute as to Citizen Title Defects as of the Closing, and the alleged Title Defect Amount is greater than 90% of the Allocated Value of the affected Citizen Asset, then such Citizen Asset shall be retained at Closing, and treated as a Citizen Excluded Asset hereunder. If it is ultimately determined pursuant to Section 4.4 that the actual Title Defect Amount burdening such Citizen Asset is less than or equal to 90% of the Allocated Value of such Citizen Asset, within five (5) Business Days of such determination, Citizen shall convey such Citizen Asset to the Company pursuant to a Citizen Assignment and the Initial Citizen Agreed Value shall be adjusted in accordance with Section 3.3 to reflect the contribution of such Citizen Asset to the Company.

(d) Remedies for Citizen Title Defects and Citizen Title Benefits.

(i) Subject to Sections 4.3(d)(ii), 4.3(d)(iii) and 4.3(d)(iv), upon the final determination of the existence of any uncured Citizen Title Defect and Citizen Title Defect Amount relating thereto (whether by written agreement between the Transacting Parties or under Section 4.4), the Initial Citizen Agreed Value shall be reduced by such Citizen Title Defect Amount (or if the Closing has already occurred as of such time, the number of Closing Citizen Consideration Units shall be reduced by one Closing Citizen Consideration Unit for every $1.00 of such Citizen Title Defect Amount) in full satisfaction of such Citizen Title Defect.

(ii) Notwithstanding anything to the contrary herein, with respect to Citizen Title Defects for which the Citizen Title Defect Amount exceeds 90% of the Allocated Value of the affected Citizen Title Defect Property, Citizen or Linn shall have the right but not the obligation to exclude the entirety of the Citizen Title Defect Property, together with all Citizen Assets associated with such Citizen Title Defect Property, in which event the Initial Citizen Agreed Value shall be reduced by the Allocated Value of such Citizen Title Defect Property and associated Citizen Assets in full satisfaction of such Citizen Title Defect (except to the extent such Citizen Title Defect pertains to other Citizen Assets that are not so excluded), and such Citizen Title Defect Property, together with all Citizen Assets associated with such Citizen Title Defect Property, shall be deemed Citizen Excluded Assets hereunder for all purposes. Any such election must be made by a Transacting Party by notice to the other Transacting Party on or before the Closing, and failure of a Transacting Party to so make such an election shall be deemed a waiver by such Transacting Party of its rights under this Section 4.3(d)(ii).

(iii) Notwithstanding anything to the contrary in Section 4.3(d)(i), in no event shall there be any adjustments to the Initial Citizen Agreed Value or Closing Citizen Consideration Units under Section 4.3(d)(i) in respect of Citizen Title Defects, and Citizen shall not be responsible for any Citizen Title Defect Amounts unless the sum of (X) the aggregate Citizen Title Defect Amounts of all such Citizen Title Defects, after setting off all Citizen Title Benefit Amounts and excluding any Citizen Title Defect Amounts attributable to Citizen Title Defects cured by Citizen pursuant to Section 4.3(c)(ii) or Section 4.3(e) or Citizen Title Defect Properties retained by Citizen pursuant to Section 4.3(d)(ii) (it being acknowledged and agreed that the Initial Citizen Agreed Value shall be reduced at Closing for the Allocated Value of the retained or excluded Citizen Title Defect Properties) and (Y) the aggregate Remediation Amounts of all Citizen Environmental Defects that exceed the Individual Environmental Threshold (excluding any Remediation Amounts attributable to Citizen Environmental Defects cured by Citizen pursuant to Section 5.2(b)(i) or (2) Citizen Environmental Defect Properties retained by Citizen pursuant to Section 5.2(c)(ii)) (it being acknowledged and agreed that the Initial Citizen Agreed Value shall be reduced at Closing for the Allocated Value of the retained or excluded Citizen Environmental Defect Properties), exceeds 2.0% of the Initial Citizen Agreed Value prior to any adjustments to the Initial Citizen Agreed Value under this Agreement (the “Citizen Aggregate Deductible”), in which case, the adjustments to the Initial Citizen Agreed Value or Closing Citizen Consideration Units under Section 4.2(d)(i) shall only be for the amount by which such total exceeds the Citizen Aggregate Deductible.

(iv) Notwithstanding the foregoing Sections 4.3(d)(i) and (iii), the Citizen Title Benefit Amount of any Citizen Title Benefit shall serve only to reduce the aggregate Citizen Title Defect Amount, and in no event shall any Citizen Title Benefit Amount otherwise result in any adjustment to the Initial Citizen Agreed Value or Closing Citizen Consideration Units.

(e) Citizen Additional Assets; Cures with Citizen Additional Leases; Adjustments to Initial Citizen Agreed Value or Closing Citizen Consideration Units for Citizen Additional Assets.

(i) Until the Closing, Citizen may acquire Citizen Additional Assets, and Citizen may also acquire certain Citizen Additional Leases after Closing until the expiration of the Title Cure Period (provided, however, that the post-Closing acquisitions shall only be allowed through permitted acreage trades, as further described in the definition of “Citizen Additional Leases”). Citizen shall use its best efforts to, within ten (10) Business Days after the acquisition of any Citizen Additional Asset, notify Linn of such acquisition, and shall provide Linn with copies of the underlying instrument creating such Citizen Additional Asset, the agreement(s) pursuant to which Citizen acquired such Citizen Additional Asset, the contract(s) burdening or affecting such Citizen Additional Asset of which Citizen has copies, the total Raw Net Acres for each acquired Linn Additional Lease, the Net Acres subject to each such Linn Additional Lease on a Governmental Section and Target Formation basis, the Linn Section Weighted Average NRI for each acquired Linn Additional Lease on a Governmental Section and Target Formation basis, the lease expiration date for each acquired Linn Additional Lease, the estimated Citizen Cost Credited Asset Acquisition Costs for each acquisition, and any other information or materials in Citizen’s possession related to such Citizen Additional Asset. Citizen Additional Assets will be subject to title review and environmental review by Linn in accordance with the other applicable provisions of Article 4 (including Section 4.3(d)(iii)) and Article 5 (including Section 5.2(c)(iii)), except that the Review Period with respect thereto shall commence on the first (1st) Business Day after Linn has received written notice from Citizen identifying such Citizen Additional Assets, together with all information to be delivered pursuant to the immediately preceding sentence (and no Review Period shall be deemed to have commenced to run unless and until Linn has received all of such information), and shall end upon the later of the expiration of the Review Period and 11:59 p.m. Central Prevailing Time on the first (1st) Business Day that is 30 Business Days after Linn has received such written notice from Citizen. On or before five (5) Business Days after the latest to occur of (A) the expiration of the review period provided hereunder for each Citizen Additional Asset, (B) the resolution of all Title Disputes and Environmental Disputes with regard to the Citizen Additional Assets, and (C) 30 days after Linn has received a Citizen Lease Designation Notice for such Citizen Additional Assets, Citizen shall contribute all such Citizen Additional Assets to the Company (subject always to the other terms of Articles 4 and 5) pursuant to a conveyance in substantially the form of the Citizen Assignment, and simultaneous therewith shall provide Linn and the Company an officer’s certificate, dated as of the date of the execution of such conveyance, certifying that the representations and warranties of Citizen in Article 8 are true and correct as to each such Citizen Additional Asset on and as of such date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date) in all material respects, provided that in no event shall Citizen be entitled to contribute any Citizen Additional Asset to the Company for which Citizen is unable to make such certification.

(ii) To the extent Citizen has acquired Citizen Additional Assets and has not otherwise cured an asserted Citizen Title Defect or completed the Remediation of an asserted Citizen Environmental Defect, Citizen may designate any Citizen Additional Lease as either a Citizen True-Up Lease or a Citizen Substitute Lease, provided that Citizen shall first (and prior to Citizen’s ability to use such Citizen Additional Assets under Section 3.3(b)(vi)(C) as Citizen True-Up Leases or to designate them as Citizen Cost Credited Leases) designate and use any such Additional Citizen Lease as a Citizen Substitute Lease. “Citizen Substitute Leases” means any Citizen Additional Leases utilized to cure (in whole or in part) any such Citizen Title Defect or such Citizen Environmental Defect properly asserted by Linn with respect to any Citizen Asset for which the Initial Citizen Agreed Value is to be adjusted downward by designating one or more Citizen Additional Leases (in whole or in part) to cure such Citizen Title Defect or Citizen Environmental Defect, in each case at no cost to the Company or such designee and without Citizen receiving any additional Units or any other consideration therefor from the Company or such designee. Citizen shall designate or otherwise identify any Citizen Substitute Lease or Citizen True-Up Lease by one or more written notices (each, a “Citizen Lease Designation Notice”) to Linn prior to the expiration of the Title Cure Period. Any Citizen Lease Designation Notice in respect of Citizen Substitute Leases shall also identify the Citizen Title Defect Amounts associated with the relevant Citizen Title Defects and the Remediation Amounts associated with the relevant Citizen Environmental Defects that Citizen believes have been reduced as a result of Citizen’s cure of such Citizen Title Defects and Citizen Environmental Defects pursuant to this Section 4.3(e)(ii). Each Citizen Lease Designation Notice must provide the asserted Net Acres and Citizen Section Weighted NRI for the designated Citizen Additional Leases by Governmental Section and Target Formation. If Citizen fails to timely provide the aforesaid notice with respect to any Citizen Title Defect or Citizen Environmental Defect, Citizen shall not have the right to cure such Citizen Title Defect or Citizen Environmental Defect under this Section 4.3(e). For all purposes of this Section 4.3, the Allocated Value of Citizen Substitute Leases shall be computed as described in Section 4.3(e)(vii). If Citizen designates

Citizen Additional Leases as Citizen True-Up Leases, but the Allocated Values for such Citizen Additional Leases exceed the Citizen Delta Value, such Citizen Additional Leases (to the extent the Allocated Value thereof) will not be considered Citizen True-Up Leases and will instead be Citizen Cost Credited Leases hereunder, subject to all of the provisions herein with respect to Citizen Cost Credit Credited Leases.

(iii) The reduction in the Citizen Title Defect Amount associated with any Citizen Title Defect that Citizen cures under this Section 4.3(e) by designating one or more Citizen Additional Leases as a Citizen Substitute Lease and is deemed to have successfully cured such Citizen Title Defect under Section 4.3(e)(ii) shall be equal to the result of such Citizen Title Defect Amount (and if the Citizen Asset in question is being retained, then the Citizen Title Defect Amount is the Allocated Value therefor) minus the Allocated Value of the applicable Linn Substitute Leases as computed as described in Section 4.3(e)(vii).

(iv) In the event less than the entirety of all of Citizen Additional Leases are designated either as Citizen Substitute Leases or Citizen True-Up Leases (all such Citizen Additional Leases to the extent not designated as Citizen Substitute Leases or Citizen True-Up Leases collectively, “Citizen Cost Credited Leases”), all such Citizen Cost Credited Leases (or remainder thereof not designated either as Citizen Substitute Leases or Citizen True-Up Leases) shall be sold and assigned to the Company by Citizen on the second (2nd) Business Day after both the Final Citizen Adjustment Determination Date and the Final Linn Adjustment Determination Date have occurred for a cash purchase price equal to all Citizen Cost Credited Asset Acquisition Costs for all of such Citizen Cost Credited Leases and the associated Citizen Additional Assets, in each case, adjusted in accordance with Section 3.3(a) as such adjustments may apply to such Citizen Cost Credited Leases and associated Citizen Additional Assets. Each member of the Company shall bear its respective Percentage Interest share (as of the time of such sale and purchase) of the purchase price for such Citizen Additional Assets.

(v) Interim Sales. Notwithstanding anything to the contrary in this Section 4.3, and without limitation of Linn’s right to indemnification under Article 15 for breach of Citizen’s covenants in Section 10.2, the Citizen Aggregate Deductible shall not apply to any Citizen Title Defect resulting from the sale, trade or other disposition prior to the Closing of Citizen’s interest in any Citizen Lease and/or Citizen Well (or portion thereof).

(vi) Citizen Additional Leases.

(A) Citizen has identified on Exhibit A-5-2 (Part I) those Citizen Additional Leases that have been acquired by Citizen from and after April 1, 2017 until the date that is five (5) Business Days prior to the Execution Date. Citizen shall use its best efforts to supplement such Exhibit and Exhibit A-5-2 (Part II) within ten (10) Business Days after the Execution Date to provide the total Raw Net Acres for each such acquired Citizen Additional Lease, the Net Acres subject to each such Citizen Additional Lease on a Governmental Section and Target Formation basis, the Citizen Section Weighted Average NRI for each such acquired Citizen Additional Lease on a Governmental Section and Target Formation basis, the lease expiration date for each acquired Citizen Additional Lease. In addition, within this same time period, Citizen shall also use its best efforts to provide Linn with the other information related to such Additional Citizen Assets as is contemplated under Section 4.3(e)(i) above. With regard to Citizen Additional Leases and Citizen Additional Asset acquired, the date that is five (5) Business Days prior to the Execution Date, Citizen shall use its best efforts to supplement such Exhibit within ten (10) Business Days (but for those acquired after Closing, no later than the expiration the Title Cure Period) after any such Citizen Additional Asset acquisition, and provide to Linn such other information as is contemplated under Section 4.3(e)(i) above within this same period.

(B) To the extent less than 100% of the Citizen Additional Leases acquired in a single acquisition are Citizen Cost Credited Leases, Citizen will further provide, with respect to any such acquisition, the Raw Net Acres included in the entire relevant acquisition as compared to the Raw Net Acres for the relevant Citizen Cost Credited Leases, together with full consideration payable for the acquisition and full costs of Third Party expenses that constitute Citizen Cost Credited Acquisition Costs (the “Citizen Gross Acquisition Cost”). In such event, the Citizen Cost Credited Acquisition Costs for such Citizen Cost Credited Leases will be the (A) the Raw Net Acres included in the entire relevant acquisition divided by the Raw Net Acres for the relevant Citizen Cost Credited Leases, multiplied by (B) the Citizen Gross Acquisition Cost.

(vii) The Allocated Value of any Citizen Additional Leases (or portions thereof) utilized as Citizen True-Up Leases or Citizen Substitute Leases shall be calculated with respect to each applicable Governmental Section and each Target Formation within each such Governmental Section as follows, and the relevant Allocated Value for a Target Formation in a Governmental Section will be the product of (a) the actual aggregate Citizen Section Net Acres subject to the Citizen Additional Leases in such Target Formation in such Governmental Section, and (b) the sum of (i) the Zone Price for such Target Formation in such Governmental Section and (ii) the product of (A) the Zone NRI Value for such Target Formation in such Governmental Section, (B) the amount (whether positive, negative or zero) obtained by subtracting the Zone Average NRI for such Target Formation in such Governmental Section from the actual Citizen Section Weighted Average NRI associated with the Citizen Additional Leases in such Target Formation in such Governmental Section; and (C) 100.

Section 4.4 Title Disputes. If Linn and Citizen fail to agree in writing on any dispute involving or relating to the existence of a Linn Title Defect (or whether such Linn Title Defect has been cured), Linn Title Benefit, Citizen Title Defect (or whether such Citizen Title Defect has been cured) or Citizen Title Benefit or the amount of a Linn Title Defect Amount, Linn Title Benefit Amount, Citizen Title Defect Amount or Citizen Title Benefit Amount (a “Title Dispute”), then such Title Dispute shall be exclusively and finally resolved pursuant to arbitration in accordance with this Section 4.4. Linn and Citizen agree to pursue any such arbitration in good faith and with reasonable diligence, with the goal of concluding the arbitration as soon as practicable. There shall be a single arbitrator, who shall be a title attorney with at least ten (10) years’ experience in the oil and gas industry involving properties in the State of Oklahoma, as selected by mutual agreement of Linn and Citizen within ten (10) days after either Linn or Citizen have provided the other with a notice of dispute invoking this Section 4.4, and absent such agreement, by the Dallas, Texas office of the American Arbitration Association (the “Title Arbitrator”). The arbitration proceeding shall be held in Oklahoma City, Oklahoma and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 4.4, except that each Transacting Party shall make a proposal to the Title Arbitrator as to how to resolve each such Title Dispute, and the Title Arbitrator shall select the proposal of the Transacting Party that is more consistent with the terms of this Agreement than the proposal of the other Transacting Party. The Title Arbitrator’s determination shall be made within thirty (30) days after submission of a Title Dispute and shall be final and binding, without right of appeal. The Title Arbitrator shall act as an expert for the limited purpose of determining the specific Title Disputes presented to him or her pursuant to this Section 4.4, and shall not consider, hear or decide any matters except the specific Title Disputes presented. In making his or her determination, the Title Arbitrator shall be bound by the rules set forth in this Section 4.4 and, subject to the foregoing, may consider such other matters as in the opinion of the Title Arbitrator are necessary to make a proper determination. The Title Arbitrator may not award damages, interest or penalties to any Transacting Party or other Person with respect to any matter. The Transacting Parties shall each bear their own legal fees and other costs of presenting its case. The Transacting Party whose Title Dispute proposal is not selected by the Title Arbitrator shall bear all of the costs and expenses of the Title Arbitrator that relate to such Title Dispute.

Section 4.5 Linn Preferential Purchase Rights; Linn Consents to Assign.

(a) With respect to each Linn Preferential Purchase Right set forth on Schedule 7.12, within ten (10) Business Days after the Execution Date, Linn shall send to the holder of each such Linn Preferential Purchase Right a notice in compliance with the contractual provisions applicable to such Linn Preferential Purchase Right requesting a waiver of such right. With respect to each Linn Preferential Purchase Right that is not set forth on Schedule 7.12 but is discovered by a Transacting Party prior to Closing, then as soon as reasonably practicable after discovery of any such Linn Preferential Purchase Right, Linn shall send to the holder of each such Linn Preferential Purchase Right a notice in compliance with the contractual provisions applicable to such Linn Preferential Purchase Right requesting a waiver of such right. Any Linn Preferential Purchase Right must be exercised subject to all terms and conditions set forth in this Agreement, and the consideration payable under this Agreement for the purposes of all Linn Preferential Purchase Right notices shall be the Allocated Value of the applicable Linn Asset (as adjusted herein).

(b) If, prior to Closing, any holder of a Linn Preferential Purchase Right notifies Linn that it intends to consummate the acquisition of the Linn Assets to which its Linn Preferential Purchase Right applies or if the time for exercising such Linn Preferential Purchase Right has not expired (and the holder of such right has not waived such right), then the Linn Assets subject to such Linn Preferential Purchase Right shall be excluded from the Linn Assets to be assigned to the Company at Closing, and the Initial Linn Agreed Value shall be reduced for every $1.00 of the Allocated Value of the Linn Asset subject to such exercised Linn Preferential Purchase Right in full satisfaction of such exercised Linn Preferential Purchase Right. Linn shall be entitled to all consideration given by any Person exercising a Linn Preferential Purchase Right prior to Closing. If such holder of such Linn Preferential Purchase Right thereafter fails to consummate the acquisition of the Linn Assets (or portions thereof) covered by such Linn Preferential Purchase Right on or before ninety (90) days following the Closing Date or the time for exercising such Linn Preferential Purchase Right expires without exercise by the holder thereof, (i) Linn shall so notify the Company and (ii) Linn shall assign, on the tenth (10th) Business Day following termination of such right without consummation or exercise, such Linn Assets that were so excluded to the Company pursuant to an instrument in substantially the same form as the Linn Assignment, and Linn shall be entitled to the Closing Linn Consideration Units previously reduced as a result of such exercised Linn Preferential Purchase Right.

(c) All Linn Assets for which any applicable Linn Preferential Purchase Right has been waived, or as to which the period to exercise the applicable Linn Preferential Purchase Right has expired (and such Linn Preferential Purchase Right has not been exercised), in each case, prior to Closing, shall be conveyed to the Company at Closing subject to the provisions of this Agreement.

(d) Linn, within ten (10) Business Days after the Execution Date, shall send to each holder of a right to consent to assignment pertaining to the Linn Assets and the transactions contemplated hereby set forth in Schedule 7.11, a notice seeking such holder’s consent to the transactions contemplated hereby.

(e) If Linn fails to obtain a consent to the assignment of any Linn Asset(s) set forth in Schedule 7.11 prior to Closing and the failure to obtain any such consent would cause (i) the assignment of the Linn Asset(s) affected thereby to the Company to be void or voidable, (ii) the termination of (or the right of a lessor or counterparty to terminate) the underlying interest or contract under the express terms thereof, (iii) the triggering of a liquidated damages provision (each, a “Linn Hard Consent”), then, in each such case, the affected Linn Asset(s) shall be excluded from the Linn Assets to be conveyed to the Company at Closing hereunder, and the Initial Linn Agreed Value shall be reduced for every $1.00 of the Allocated Value of the Linn Asset affected by such Linn Hard Consent in full satisfaction of such unobtained Linn Hard Consent. In the event that a Linn Hard Consent (with respect to any applicable Linn Asset(s) excluded pursuant to this Section 4.5(e)) that was not obtained prior to Closing is obtained within ninety (90) days following Closing, then (A) Linn shall so notify the Company and (B) Linn shall assign, on the tenth (10th) Business Day following the receipt of such Linn Hard Consent, such Linn Assets that were so excluded to the Company pursuant to an instrument in substantially the same form as the Linn Assignment, and Linn shall be entitled to the Closing Linn Consideration Units previously reduced as a result of such Linn Hard Consent.

Section 4.6 Citizen Preferential Purchase Rights; Citizen Consents to Assign.

(a) With respect to each Citizen Preferential Purchase Right set forth on Schedule 8.12, within ten (10) Business Days after the Execution Date, Citizen shall send to the holder of each such Citizen Preferential Purchase Right a notice in compliance with the contractual provisions applicable to such Citizen Preferential Purchase Right requesting a waiver of such right. With respect to each Citizen Preferential Purchase Right that is not set forth on Schedule 8.12 but is discovered by a Transacting Party prior to Closing, then as soon as reasonably practicable after discovery of any such Citizen Preferential Purchase Right, Citizen shall send to the holder of each such Citizen Preferential Purchase Right a notice in compliance with the contractual provisions applicable to such Citizen Preferential Purchase Right requesting a waiver of such right. Any Citizen Preferential Purchase Right must be exercised subject to all terms and conditions set forth in this Agreement, and the consideration payable under this Agreement for the purposes of all Citizen Preferential Purchase Right notices shall be the Allocated Value of the applicable Citizen Asset (as adjusted herein).

(b) If, prior to Closing, any holder of a Citizen Preferential Purchase Right notifies Citizen that it intends to consummate the acquisition of the Citizen Assets to which its Citizen Preferential Purchase Right applies or if the time for exercising such Citizen Preferential Purchase Right has not expired (and the holder of such right has not waived such right), then the Citizen Assets subject to such Citizen Preferential Purchase Right shall be excluded from the Citizen Assets to be assigned to the Company at Closing, and the Initial Citizen Agreed Value shall be reduced for every $1.00 of the Allocated Value of the Citizen Asset subject to such exercised Citizen Preferential Purchase Right in full satisfaction of such exercised Citizen Preferential Purchase Right. Citizen shall be entitled to all consideration given by any Person exercising a Citizen Preferential Purchase Right prior to Closing. If such holder of such Citizen Preferential Purchase Right thereafter fails to consummate the acquisition of the Citizen Assets (or portions thereof) covered by such Citizen Preferential Purchase Right on or before ninety (90) days following the Closing Date or the time for exercising such Citizen Preferential Purchase Right expires without exercise by the holder thereof, (i) Citizen shall so notify the Company and (ii) Citizen shall assign, on the tenth (10th) Business Day following termination of such right without consummation or exercise, such Citizen Assets that were so excluded to the Company pursuant to an instrument in substantially the same form as the Citizen Assignment, and Citizen shall be entitled to the Closing Citizen Consideration Units previously reduced as a result of such exercised Citizen Preferential Purchase Right.

(c) All Citizen Assets for which any applicable Citizen Preferential Purchase Right has been waived, or as to which the period to exercise the applicable Citizen Preferential Purchase Right has expired (and such Citizen Preferential Purchase Right has not been exercised), in each case, prior to Closing, shall be conveyed to the Company at Closing subject to the provisions of this Agreement.

(d) Citizen, within ten (10) Business Days after the Execution Date, shall send to each holder of a right to consent to assignment pertaining to the Citizen Assets and the transactions contemplated hereby set forth in Schedule 8.11, a notice seeking such holder’s consent to the transactions contemplated hereby.

(e) If Citizen fails to obtain a consent to the assignment of any Citizen Asset(s) set forth in Schedule 8.11 prior to Closing and the failure to obtain any such consent would cause (i) the assignment of the Citizen Asset(s) affected thereby to the Company to be void or voidable, (ii) the termination of (or the right of a lessor or counterparty to terminate) the underlying interest or contract under the express terms thereof, (iii) the triggering of a liquidated damages provision (each, a “Citizen Hard Consent”), then, in each such case, the affected Citizen Asset(s) shall be excluded from the Citizen Assets to be conveyed to the Company at Closing hereunder, and the Initial Citizen Agreed Value shall be reduced for every $1.00 of the Allocated Value of the Citizen Asset affected by such Citizen Hard Consent in full satisfaction of such unobtained Citizen Hard Consent. In the event that a Citizen Hard Consent (with respect to any applicable Citizen Asset(s) excluded pursuant to this Section 4.6(e)) that was not obtained prior to Closing is obtained within ninety (90) days following Closing, then (A) Citizen shall so notify the Company and (B) Citizen shall assign, on the tenth (10th) Business Day following the receipt of such Citizen Hard Consent, such Citizen Assets that were so excluded to the Company pursuant to an instrument in substantially the same form as the Citizen Assignment, and Citizen shall be entitled to the Closing Citizen Consideration Units previously reduced as a result of such Citizen Hard Consent.

Section 4.7 Casualty Loss.

(a) Notwithstanding anything herein to the contrary, from and after the Effective Time, if Closing occurs, the Company shall assume all risk of loss with respect to production of Hydrocarbons through normal depletion (including watering out of any Linn Well or Citizen Well, collapsed casing or sand infiltration of any Linn Well or Citizen Well) and the depreciation of the Linn Wells and Citizen Wells and all personal property due to ordinary wear and tear, in each case, with respect to the Assets.

(b) If, after the Execution Date but prior to the Closing Date, any portion of the Linn Assets is destroyed by fire or other act of God or is taken in condemnation or under right of eminent domain (each, a “Linn Casualty Loss”) for which the loss resulting from such Casualty Loss exceeds $150,000, the Initial Linn Agreed Value shall be adjusted downward by the amount of such loss, unless, at Citizen’s sole election, Linn pays to the Company all sums paid to Linn by Third Parties by reason of such Linn Casualty Loss, and (y) assigns, transfers and sets over unto the Company all of the right, title and interest of Linn in and to any unpaid awards or other payments, including insurance payments, from Third Parties arising out of such Linn Casualty Loss.

(c) If, after the Execution Date but prior to the Closing Date, any portion of the Citizen Assets is destroyed by fire or other act of God or is taken in condemnation or under right of eminent domain (each, a “Citizen Casualty Loss”) for which the loss resulting from such Casualty Loss exceeds $150,000, the Initial Citizen Agreed Value shall be adjusted downward by the amount of such loss, unless, at Linn’s sole election, Citizen pays to the Company all sums paid to Citizen by Third Parties by reason of such Citizen Casualty Loss, and (y) assigns, transfers and sets over unto the Company all of the right, title and interest of Citizen in and to any unpaid awards or other payments, including insurance payments, from Third Parties arising out of such Citizen Casualty Loss.

ARTICLE 5

ENVIRONMENTAL MATTERS

Section 5.1 Notice of Linn Environmental Defects.

(a) Linn Environmental Defect Notices. On or prior to the last day of the Review Period, Citizen shall have the right to assert claims for Linn Environmental Defects against Linn in accordance with this Section 5.1(a). To assert a Linn Environmental Defect, Citizen shall give written notice prior to the end of the Review Period to Linn via email (with hardcopy sent for delivery the day after the end of the Review Period) meeting the requirements of this Section 5.1(a) (each, a “Linn Environmental Defect Notice” and collectively, the “Linn Environmental Defect Notices”). Without limiting any rights to indemnity pursuant to Article 15, any matters that may otherwise constitute Linn Environmental Defects but that are not alleged in any Linn Environmental Defect Notice prior to the expiration of the Review Period shall be deemed to have been waived by Citizen. To be effective, each Linn Environmental

Defect Notice shall be in writing, and shall include (i) a reasonable description of each alleged Linn Environmental Defect, (ii) the Linn Assets or portion thereof affected thereby (each, a “Linn Environmental Defect Property”), (iii) documentation, including any physical measurements or photographs, sufficient for Linn to verify the existence of the asserted Linn Environmental Defect(s), (iv) the Allocated Value of each Linn Environmental Defect Property, (v) the Remediation Amount (itemized in reasonable detail) that Citizen asserts is attributable to such Linn Environmental Defect and the computations and information upon which Citizen’s belief is based, and (vi) the specific Environmental Law that is applicable to the Environmental Defect. Citizen’s calculation of the Remediation Amount included in the Linn Environmental Defect Notice must describe in reasonable detail the Remediation proposed for the Environmental Condition that gives rise to the asserted Linn Environmental Defect and identify all assumptions used by Citizen in calculating the Remediation Amount, including the standards that Citizen asserts must be met to comply with Environmental Laws.

(b) Right to Cure; Right to Dispute.

(i) Linn shall have the option, but not the obligation, to attempt to cure, or cause to be cured, at its sole cost and expense, any Linn Environmental Defects prior to the Closing (the “Environmental Cure Period”).

(ii) Prior to the Scheduled Closing Date, Linn and Citizen shall attempt to agree on all disputes related to the existence of any Linn Environmental Defect the applicable Remediation Amount with respect thereto or the effect of any curative actions with respect to any Linn Environmental Defect. With regard to any Linn Asset that is subject to such an unresolved dispute as to Linn Environmental Defects as of the Closing, and the alleged Linn Remediation Amount is less than or equal to 90% of the Allocated Value of the affected Linn Asset or less than $100,000, then such Linn Asset shall nevertheless be conveyed at Closing without adjustment to the Initial Linn Agreed Value for such disputed Linn Environmental Defect. Upon resolution of such dispute under Section 5.3, appropriate adjustments shall be made to the Initial Linn Agreed Value in accordance with Section 3.2. With regard to any Linn Asset that is subject to such an unresolved dispute as to Linn Environmental Defects as of the Closing, and the alleged Remediation Amount is (A) greater than 90% of the Allocated Value of the affected Linn Asset and (B) greater than $100,000, then such Linn Asset shall be retained at Closing, and treated as a Linn Excluded Asset hereunder. If it is ultimately determined pursuant to Section 5.3 that the actual Remediation Amount burdening such Linn Asset is less than or equal to 90% of the Allocated Value of such Linn Asset or less than or equal to $100,000, within five (5) Business Days of such determination, Linn shall convey such Linn Asset to the Company pursuant to a Linn Assignment and the Initial Linn Agreed Value shall be adjusted in accordance with Section 3.2 to reflect the contribution of such Linn Asset to the Company.

(c) Remedies for Linn Environmental Defects.

(i) Subject to Section 5.1(c)(ii), upon the final determination of the existence of any uncured Linn Environmental Defect and Remediation Amount relating thereto (whether by written agreement between the Transacting Parties or under Section 5.3), the Initial Linn Agreed Value shall be reduced by such Remediation Amount in full satisfaction of such Linn Environmental Defect.

(ii) Notwithstanding anything to the contrary herein, with respect to Linn Environmental Defects for which the Linn Environmental Defect Amount exceeds (A) 90% of the Allocated Value of the affected Linn Environmental Defect Property and (B) $100,000, Linn shall have the right but not the obligation to exclude, and Citizen shall have the right to require Linn to retain, the entirety of any Linn Environmental Defect Property, together with all Linn Assets associated with such Linn Environmental Defect Property, in which event the Initial Linn Agreed Value shall be reduced by the Allocated Value of such Linn Environmental Defect Property in full satisfaction of such Linn Environmental Defect, and such Linn Environmental Defect Property, together with all Linn Assets associated with such Linn Environmental Defect Property, shall be deemed Linn Excluded Assets hereunder for all purposes. Any such election must be made by a Transacting Party by notice to the other Transacting Party on or before the Closing, and failure to so make such an election shall be deemed a waiver by such Transacting Party of its rights under this Section 5.1(c)(ii).

(iii) Notwithstanding anything to the contrary in Section 5.1(c)(i), (A) in no event shall there be any adjustments to the Initial Linn Agreed Value or Closing Linn Consideration Units under Section 5.1(c)(i) in respect of Linn Environmental Defects, Citizen shall not have the right to require Linn to retain any Linn Environmental Defect Property pursuant to Section 5.1(c)(i) and Linn shall not be responsible for any individual Linn Environmental Defect, for which the Remediation Amount does not exceed $100,000 (the “Individual Environmental Threshold”), provided, however, that the Remediation Amount shall be deemed to meet the Individual Environmental Threshold in any of the following cases: (1) if any Asset is affected by more than one Linn Environmental Defect, and the aggregate sum of the Remediation Amounts for all Linn Environmental Defects affecting such Asset exceeds the Individual Environmental Threshold, or (2) in the case of multiple violations of the same requirement of an Environmental Law, whether or not affecting the same Asset, the aggregate sum of the Remediation Amounts for all such common Linn Environmental Defects exceeds the Individual Environmental Threshold, and (B) in no event shall there be any adjustments to the Initial Linn Agreed Value or Closing Linn Consideration Units under Section 5.1(c)(i) in respect of Linn Environmental Defects, and Linn shall not be responsible for any Remediation Amount that exceeds the Individual Environmental Threshold unless the sum of (X) the aggregate Linn Title Defect Amounts of all Linn Title Defects after setting off all Linn Title Benefit Amounts, and excluding any Linn Title Defect Amounts attributable to Linn Title Defects cured by Linn pursuant to Section 4.2(c)(ii) or Section 4.2(e) or Linn Title Defect Properties retained by Linn pursuant to Section 4.2(d)(ii) (it being acknowledged and agreed that the Initial Linn Agreed Value shall be reduced at Closing for the Allocated Value of the retained or excluded Linn Title Defect Properties) and (Y) the aggregate Remediation Amounts of all Linn Environmental Defects that exceed the Individual Environmental Threshold (excluding (1) any Remediation Amounts attributable to Linn Environmental Defects cured by Linn pursuant to Section 5.1(b)(i) or (2) Linn Environmental Defect Properties retained by Linn pursuant to Section 5.1(c)(ii)) (it being acknowledged and agreed that the Initial Linn Agreed Value shall be reduced at Closing for the Allocated Value of the retained or excluded Linn Environmental Defect Properties), exceeds the Linn Aggregate Deductible, in which case, the adjustments to the Initial Linn Agreed Value or Closing Linn Consideration Units under Section 5.1(c)(i) shall only be for the amount by which such total exceeds the Linn Aggregate Deductible.

(d) Exclusive Remedy. Except as provided in Section 15.1 for a breach of Linn’s representations and warranties set forth in Section 7.14 (and the corresponding representations in the certificate to be delivered by Linn at the Closing pursuant to (i) Section 12.6 and (ii) Section 4.2(e)(i) with respect to Linn Additional Assets), and except with respect to Citizen’s and the Company’s right to indemnity under Section 15.1, and without prejudice to certain rights of Citizen to exclude certain Linn Assets under Section 6.1, the provisions set forth in Section 5.1(c) shall be the exclusive right and remedy of Citizen with respect to any Linn Environmental Defect with respect to any Linn Asset.

Section 5.2 Notice of Citizen Environmental Defects.

(a) Citizen Environmental Defect Notices. On or prior to the last day of the Review Period, Linn shall have the right to assert claims for Citizen Environmental Defects against Citizen in accordance with this Section 5.2(a). To assert a Citizen Environmental Defect, Linn shall give written notice prior to the end of the Review Period to Citizen via email (with hardcopy sent for delivery the day after the end of the Review Period) meeting the requirements of this Section 5.2(a) (each, a “Citizen Environmental Defect Notice” and collectively, the “Citizen Environmental Defect Notices”). Without limiting any rights to indemnity pursuant to Article 15, any matters that may otherwise constitute Citizen Environmental Defects but that are not alleged in any Citizen Environmental Defect Notice prior to the expiration of the Review Period shall be deemed to have been waived by Linn. To be effective, each Citizen Environmental Defect Notice shall be in writing, and shall include (i) a reasonable description of each alleged Citizen Environmental Defect, (ii) the Citizen Assets or portion thereof affected thereby (each, a “Citizen Environmental Defect Property”), (iii) documentation, including any physical measurements or photographs, sufficient for Citizen to verify the existence of the asserted Citizen Environmental Defect(s), (iv) the Allocated Value of each Citizen Environmental Defect Property, (v) the Remediation Amount (itemized in reasonable detail) that Linn asserts is attributable to such Citizen Environmental Defect and the computations and information upon which Linn’s belief is based, and (vi) the specific Environmental Law that is applicable to the Environmental Defect. Linn’s calculation of the Remediation Amount included in the Citizen Environmental Defect Notice must describe in reasonable detail the Remediation proposed for the Environmental Condition that gives rise to the asserted Citizen Environmental Defect and identify all assumptions used by Linn in calculating the Remediation Amount, including the standards that Linn asserts must be met to comply with Environmental Laws.

(b) Right to Cure; Right to Dispute.

(i) Citizen shall have the option, but not the obligation, to attempt to cure, or cause to be cured, at its sole cost and expense, any Citizen Environmental Defects prior to the expiration of the Environmental Cure Period.

(ii) Prior to the Scheduled Closing Date, Citizen and Linn shall attempt to agree on all disputes related to the existence of any Citizen Environmental Defect the applicable Remediation Amount with respect thereto or the effect of any curative actions with respect to any Citizen Environmental Defect. With regard to any Citizen Asset that is subject to such an unresolved dispute as to Citizen Environmental Defects as of the Closing, and the alleged Citizen Remediation Amount is less than or equal to 90% of the Allocated Value of the affected Citizen Asset or less than $100,000, then such Citizen Asset shall nevertheless be conveyed at Closing without adjustment to the Initial Citizen Agreed Value for such disputed Citizen Environmental Defect. Upon resolution of such dispute under Section 5.3, appropriate adjustments shall be made to the Initial Citizen Agreed Value in accordance with Section 3.3. With regard to any Citizen Asset that is subject to such an unresolved dispute as to Citizen Environmental Defects as of the Closing, and the alleged Remediation Amount is (A) greater than 90% of the Allocated Value of the affected Citizen Asset and (B) greater than $100,000, then such Citizen Asset shall be retained at Closing, and treated as a Citizen Excluded Asset hereunder. If it is ultimately determined pursuant to Section 5.3 that the actual Remediation Amount burdening such Citizen Asset is less than or equal to 90% of the Allocated Value of such Citizen Asset or less than or equal to $100,000, within five (5) Business Days of such determination, Citizen shall convey such Citizen Asset to the Company pursuant to a Citizen Assignment and the Initial Citizen Agreed Value shall be adjusted in accordance with Section 3.3 to reflect the contribution of such Citizen Asset to the Company.

(c) Remedies for Citizen Environmental Defects.

(i) Subject to Section 5.2(c)(ii), upon the final determination of the existence of any uncured Citizen Environmental Defect and Remediation Amount relating thereto (whether by written agreement between the Transacting Parties or under Section 5.3), the Initial Citizen Agreed Value shall be reduced by such Remediation Amount in full satisfaction of such Citizen Environmental Defect.

(ii) Notwithstanding anything to the contrary herein, with respect to Citizen Environmental Defects for which the Citizen Environmental Defect Amount exceeds (A) 90% of the Allocated Value of the affected Citizen Environmental Defect Property and (B) $100,000, Citizen shall have the right but not the obligation to exclude, and Linn shall have the right to require Citizen to retain, the entirety of any Citizen Environmental Defect Property, together with all Citizen Assets associated with such Citizen Environmental Defect Property, in which event the Initial Citizen Agreed Value shall be reduced by the Allocated Value of such Citizen Environmental Defect Property in full satisfaction of such Citizen Environmental Defect, and such Citizen Environmental Defect Property, together with all Citizen Assets associated with such Citizen Environmental Defect Property, shall be deemed Citizen Excluded Assets hereunder for all purposes. Any such election must be made by a Transacting Party by notice to the other Transacting Party on or before the Closing, and failure to so make such an election shall be deemed a waiver by such Transacting Party of its rights under this Section 5.2(c)(ii).

(iii) Notwithstanding anything to the contrary in Section 5.2(c)(i), (A) in no event shall there be any adjustments to the Initial Citizen Agreed Value or Closing Citizen Consideration Units under Section 5.2(c)(i) in respect of Citizen Environmental Defects, Linn shall not have the right to require Citizen to retain any Citizen Environmental Defect Property pursuant to Section 5.2(c)(i) and Citizen shall not be responsible for any individual Citizen Environmental Defect, for which the Remediation Amount does not exceed the Individual Environmental Threshold, provided, however, that the Remediation Amount shall be deemed to meet the Individual Environmental Threshold in any of the following cases: (1) if any Asset is affected by more than one Citizen Environmental Defect, and the aggregate sum of the Remediation Amounts for all Citizen Environmental Defects affecting such Asset exceeds the

Individual Environmental Threshold, or (2) in the case of multiple violations of the same requirement of an Environmental Law, whether or not affecting the same Asset, the aggregate sum of the Remediation Amounts for all such common Citizen Environmental Defects exceeds the Individual Environmental Threshold, and (B) in no event shall there be any adjustments to the Initial Citizen Agreed Value or Closing Citizen Consideration Units under Section 5.2(c)(i) in respect of Citizen Environmental Defects, and Citizen shall not be responsible for any Remediation Amount that exceeds the Individual Environmental Threshold unless the sum of (X) the aggregate Citizen Title Defect Amounts of all Citizen Title Defects after setting off all Citizen Title Benefit Amounts, and excluding any Citizen Title Defect Amounts attributable to Citizen Title Defects cured by Citizen pursuant to Section 4.3(c)(ii) or Section 4.3(e) or Citizen Title Defect Properties retained by Citizen pursuant to Section 4.3(d)(ii) (it being acknowledged and agreed that the Initial Citizen Agreed Value shall be reduced at Closing for the Allocated Value of the retained or excluded Citizen Title Defect Properties) and (Y) the aggregate Remediation Amounts of all Citizen Environmental Defects that exceed the Individual Environmental Threshold (excluding (1) any Remediation Amounts attributable to Citizen Environmental Defects cured by Citizen pursuant to Section 5.2(b)(i) or (2) Citizen Environmental Defect Properties retained by Citizen pursuant to Section 5.2(c)(ii)) (it being acknowledged and agreed that the Initial Citizen Agreed Value shall be reduced at Closing for the Allocated Value of the retained or excluded Citizen Environmental Defect Properties), exceeds the Citizen Aggregate Deductible, in which case, the adjustments to the Initial Citizen Agreed Value or Closing Citizen Consideration Units under Section 5.2(c)(i) shall only be for the amount by which such total exceeds the Citizen Aggregate Deductible.

(d) Exclusive Remedy. Except as provided in Section 15.1 for a breach of Citizen’s representations and warranties set forth in Section 8.14 (and the corresponding representations in the certificate to be delivered by Citizen at the Closing pursuant to (i) Section 11.6 and (ii) Section 4.3(e)(i) with respect to Citizen Additional Assets), and except with respect to Linn’s and the Company’s right to indemnity under Section 15.1, and without prejudice to certain rights of Linn to exclude certain Citizen Assets under Section 6.1, the provisions set forth in Section 5.2(c) shall be the exclusive right and remedy of Linn with respect to any Citizen Environmental Defect with respect to any Citizen Asset.

Section 5.3 Environmental Disputes. If Citizen and Linn fail to agree in writing on any dispute involving or relating to the existence of a Linn Environmental Defect or Citizen Environmental Defect or the Remediation Amount of a Linn Environmental Defect or a Citizen Environmental Defect (an “Environmental Dispute”), then such Environmental Dispute shall be exclusively and finally resolved pursuant to arbitration in accordance with this Section 5.3. Citizen and Linn agree to pursue any such arbitration in good faith and with reasonable diligence, with the goal of concluding the arbitration as soon as practicable. There shall be a single arbitrator, who shall be an environmental attorney with at least ten (10) years’ experience in the oil and gas industry involving properties in the State of Oklahoma, as selected by mutual agreement of Citizen and Linn within ten (10) days after either Citizen or Linn have provided the other with a notice of dispute invoking this Section 5.3, and absent such agreement, by the Dallas, Texas office of the American Arbitration Association (the “Environmental Arbitrator”). The arbitration proceeding shall be held in Oklahoma City, Oklahoma and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 5.3, except that each

Transacting Party shall make a proposal to the Environmental Arbitrator as to how to resolve each such Environmental Dispute, and the Environmental Arbitrator shall select the proposal of the Transacting Party that is more consistent with the terms of this Agreement than the proposal of the other Transacting Party. The Environmental Arbitrator’s determination shall be made within thirty (30) days after submission of an Environmental Dispute and shall be final and binding, without right of appeal. The Environmental Arbitrator shall act as an expert for the limited purpose of determining the specific Environmental Disputes presented to him or her pursuant to this Section 5.3, and shall not consider, hear or decide any matters except the specific Environmental Disputes presented. In making his or her determination, the Environmental Arbitrator shall be bound by the rules set forth in this Section 5.3 and, subject to the foregoing, may consider such other matters as in the opinion of the Environmental Arbitrator are necessary to make a proper determination. The Environmental Arbitrator may not award damages, interest or penalties to any Transacting Party or other Person with respect to any matter. The Transacting Parties shall each bear their own legal fees and other costs of presenting its case. The Transacting Party whose Environmental Dispute proposal is not selected by the Environmental Arbitrator shall bear all of the costs and expenses of the Environmental Arbitrator that relate to such Environmental Dispute.

Section 5.4 NORM; Wastes and other Substances. Each Party acknowledges that each Transacting Party’s Assets have been used for exploration, development, production, gathering and transportation of oil and gas and there may be petroleum, produced water, wastes or other substances or materials located in, on or under such Assets or associated with such Assets. Equipment and sites included in the Assets may contain asbestos, NORM or other Hazardous Substances. NORM may affix or attach itself to the inside of wells, pipelines, materials and equipment as scale, or in other forms. The wells, materials and equipment located on the Assets or included in the Assets may contain NORM and other wastes or Hazardous Substances. NORM containing material and/or other wastes or Hazardous Substances may have come in contact with various environmental media, including, water, soils or sediment. Special procedures may be required for the assessment, remediation, removal, transportation or disposal of environmental media, wastes, asbestos, NORM and other Hazardous Substances from the Assets. For the avoidance of doubt (a) NORM shall not constitute the basis of a breach of Linn’s representations and warranties set forth in Section 7.14 or Citizen’s representations and warranties set forth in Section 8.14, and (b) no Environmental Condition involving NORM shall constitute the basis of a Linn Environmental Defect or a Citizen Environmental Defect other than with respect to NORM on out-of-service equipment.

ARTICLE 6

ACCESS; CERTAIN DISCLAIMERS

Section 6.1 Access to Assets.

(a) From and after the Execution Date and up to and including the Closing Date (or earlier termination of this Agreement), but subject to the other provisions of this Section 6.1 and obtaining any required consents of Third Parties, including Third Party operators of the Assets, each Contributing Party shall afford to the Other Party and its Representatives reasonable access, during normal business hours, to (i) such Contributing Party’s and its Affiliates’ employees, (ii) such Contributing Party’s Assets and (iii) all Records in such Contributing

Party’s or any of its Affiliates’ possession. All investigations and due diligence conducted by the Other Party or its Representatives shall be conducted at such Other Party’s sole cost, risk and expense and any conclusions made from any examination done by such Other Party or such Other Party’s Representative shall result from such Other Party’s own independent review and judgment. To the extent that there are any consents of Third Parties, including Third Party operators of the Assets, which are required to be obtained in connection with the access described in this Section 6.1(a), each Contributing Party shall use commercially reasonable efforts to obtain such consents, provided that the Contributing Party shall not be obligated to pay any fee or provide any other consideration to obtain any such consent.

(b) Each Other Party shall be entitled to conduct a Phase I environmental property assessment and regulatory compliance review with respect to the Contributing Party’s Assets. Each Contributing Party or its designee shall have the right to accompany the Other Party and its Representatives whenever such Other Party and its Representatives are on site on such Contributing Party’s Assets. Notwithstanding anything herein to the contrary, neither an Other Party nor its Representatives shall have access to, and shall not be permitted to conduct, any environmental due diligence requiring physical inspection (including any Phase I environmental property assessments) with respect to any Assets owned by a Contributing Party where such Contributing Party does not have the authority to grant access for such due diligence. An Other Party shall not be entitled to conduct Phase II Environmental Site Assessments in accordance with the American Society for Testing and Materials (A.S.T.M.) Standard Practice Environmental Site Assessments: Phase II Environmental Site Assessment Process (Publication Designation: E1903-11) (“Phase II”), any sampling, boring, drilling or other invasive investigation activities on or with respect to any of the Assets of the Contributing Party without the prior written consent of such Contributing Party, which Contributing Party may withhold such consent in its sole discretion. In the event such Contributing Party withholds its consent for: (A) Phase II, if Other Party’s Phase I inspection revealed a Recognized Environmental Concern (as determined under A.S.T.M. Publication Designation: E1527-13), or (B) such other invasive activities described in the foregoing sentence, such Other Party shall be entitled to: (i) with respect to Assets operated by such Contributing Party only, exclude the affected Assets and reduce the applicable Initial Agreed Value by the Allocated Value of such Assets, or (ii) reserve its right to assert an Environmental Defect.

(c) Each Other Party shall coordinate its environmental property assessments and physical inspections of the Assets of the Contributing Party with such Contributing Party and all Third Party operators to minimize any inconvenience to or interruption of the conduct of business by such Contributing Party or such Third Party operators. Each Other Party shall abide by the Contributing Party’s, and any Third Party operator’s, safety rules, regulations and operating policies while conducting its due diligence evaluation of the Contributing Party’s Assets, including any environmental or other inspection or assessment of such Assets. Each Other Party hereby defends, indemnifies and holds harmless each of the operators of the Assets and the Group of the Contributing Party from and against any and all Liabilities arising out of, resulting from or relating to any field visit, environmental property assessment, or other due diligence activity conducted by such Other Party or any of its Representatives with respect to the Contributing Party’s Assets, even if such Liabilities arise out of or result from, SOLELY OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR

VIOLATION OF LAW OF OR BY A MEMBER OF THE CONTRIBUTING PARTY’S GROUP, EXCEPTING ONLY IN THE CASE OF THIS SECTION 6.1(C) (I) LIABILITIES TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A MEMBER OF THE CONTRIBUTING PARTY’S GROUP AND (II) LIABILITIES THAT WERE EXISTING PRIOR TO SUCH INSPECTIONS.

(d) Upon completion of an Other Party’s due diligence, such Other Party shall at its sole cost and expense and without any cost or expense to the Contributing Party or its Affiliates, (i) repair all damage done to the Contributing Party’s Assets in connection with such Other Party’s due diligence, (ii) restore the Contributing Party’s Assets to at least the approximate same or better condition than they were prior to commencement of such Other Party’s due diligence and (iii) remove all equipment, tools or other property brought onto the Contributing Party’s Assets in connection with such Other Party’s due diligence. Any disturbance to the Contributing Party’s Assets (including the leasehold associated therewith) resulting from the Other Party’s due diligence will be promptly corrected by such Other Party.

(e) During all periods that an Other Party and/or any of its Representatives are on a Contributing Party’s Assets, such Other Party shall maintain, at its sole expense and with insurers reasonably satisfactory to the Contributing Party, policies of insurance of the types and in the amounts specified on Schedule 6.1(e).

Section 6.2 Confidentiality. Each Party acknowledges that, pursuant to its right of access to the employees of the other Party or its Affiliates, the other Party’s Records and the other Party’s Assets, such Party will become privy to confidential and other information of the other Party, including the results of the due diligence conducted under this Agreement, and that such confidential information shall be held confidential by such Party and its Representatives in accordance with the terms of the Confidentiality Agreement. If Closing should occur, the foregoing confidentiality restriction on a Party, including the Confidentiality Agreement, shall terminate (except as to (a) such portion of the other Party’s Assets that are not conveyed to the Company pursuant to the provisions of this Agreement, (b) the other Party’s Excluded Assets and (c) information related to assets other than the other Party’s Assets).

Section 6.3 Certain Disclaimers.

(a) EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN, IN THE CASE OF LINN, ARTICLE 7, THE CERTIFICATE TO BE DELIVERED BY LINN AT THE CLOSING PURSUANT TO SECTION 12.6 OR WITH RESPECT TO THE LINN ADDITIONAL ASSETS PURSUANT TO SECTION 4.2(E)(I) AND THE SPECIAL WARRANTY OF TITLE IN THE LINN ASSIGNMENT, AND IN THE CASE OF CITIZEN, ARTICLE 8, THE CERTIFICATE TO BE DELIVERED BY CITIZEN AT THE CLOSING PURSUANT TO SECTION 11.6 OR WITH RESPECT TO THE CITIZEN ADDITIONAL ASSETS PURSUANT TO SECTION 4.3(E)(I) AND THE SPECIAL WARRANTY OF TITLE IN THE CITIZEN ASSIGNMENT, (i) EACH PARTY MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (ii) SUCH PARTY EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO THE OTHER PARTIES’ GROUPS (INCLUDING, ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF ANY SUCH PERSONS).

(b) EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN, IN THE CASE OF LINN, ARTICLE 7, THE CERTIFICATE TO BE DELIVERED BY LINN AT THE CLOSING PURSUANT TO SECTION 12.6 OR WITH RESPECT TO THE LINN ADDITIONAL ASSETS PURSUANT TO SECTION 4.2(E)(I) AND THE SPECIAL WARRANTY OF TITLE IN THE LINN ASSIGNMENT, AND IN THE CASE OF CITIZEN, ARTICLE 8, THE CERTIFICATE TO BE DELIVERED BY CITIZEN AT THE CLOSING PURSUANT TO SECTION 11.6 OR WITH RESPECT TO THE CITIZEN ADDITIONAL ASSETS PURSUANT TO SECTION 4.3(E)(I) AND THE SPECIAL WARRANTY OF TITLE IN THE CITIZEN ASSIGNMENT, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH TRANSACTING PARTY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (i) TITLE TO ANY OF ITS ASSETS, (ii) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO ITS ASSETS, (iii) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM ITS ASSETS, (iv) ANY ESTIMATES OF THE VALUE OF ITS ASSETS OR FUTURE REVENUES GENERATED BY ITS ASSETS, (v) THE PRODUCTION OF HYDROCARBONS FROM ITS ASSETS, (vi) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF ITS ASSETS, (vii) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY SUCH PARTY OR THIRD PARTIES WITH RESPECT TO ITS ASSETS, (viii) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO THE OTHER PARTIES’ GROUPS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO AND (ix) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT. EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN, IN THE CASE OF LINN, ARTICLE 7, THE CERTIFICATE TO BE DELIVERED BY LINN AT THE CLOSING PURSUANT TO SECTION 12.6 OR WITH RESPECT TO THE LINN ADDITIONAL ASSETS PURSUANT TO SECTION 4.2(E)(I) AND THE SPECIAL WARRANTY OF TITLE IN THE LINN ASSIGNMENT, AND IN THE CASE OF CITIZEN, ARTICLE 8, THE CERTIFICATE TO BE DELIVERED BY CITIZEN AT THE CLOSING PURSUANT TO SECTION 11.6 OR WITH RESPECT TO THE CITIZEN ADDITIONAL ASSETS PURSUANT TO SECTION 4.3(E)(I) AND THE SPECIAL WARRANTY OF TITLE IN THE CITIZEN ASSIGNMENT, EACH TRANSACTING PARTY FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY OF ITS ASSETS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE CONSIDERATION. IT IS EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN, IN THE CASE OF LINN,

ARTICLE 7, THE CERTIFICATE TO BE DELIVERED BY LINN AT THE CLOSING PURSUANT TO SECTION 12.6, AND ARTICLE 15 OR WITH RESPECT TO THE LINN ADDITIONAL ASSETS PURSUANT TO SECTION 4.2(E)(I) AND THE SPECIAL WARRANTY OF TITLE IN THE LINN ASSIGNMENT, AND IN THE CASE OF CITIZEN, ARTICLE 8, THE CERTIFICATE TO BE DELIVERED BY CITIZEN AT THE CLOSING PURSUANT TO SECTION 11.6, AND ARTICLE 15 OR WITH RESPECT TO THE CITIZEN ADDITIONAL ASSETS PURSUANT TO SECTION 4.3(E)(I) AND THE SPECIAL WARRANTY OF TITLE IN THE CITIZEN ASSIGNMENT, THE COMPANY SHALL BE DEEMED TO BE OBTAINING SUCH PARTY’S ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT THE OTHER PARTIES’ GROUPS HAVE MADE OR CAUSED TO BE MADE SUCH INSPECTIONS OF THE ASSETS AS SUCH PERSONS DEEM APPROPRIATE.

(c) EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN, IN THE CASE OF LINN, SECTION 7.14 AND THE CORRESPONDING REPRESENTATIONS IN THE CERTIFICATE TO BE DELIVERED BY LINN AT THE CLOSING PURSUANT TO SECTION 12.6 OR WITH RESPECT TO THE LINN ADDITIONAL ASSETS PURSUANT TO SECTION 4.2(E)(I), AND IN THE CASE OF CITIZEN, SECTION 8.14 AND THE CORRESPONDING REPRESENTATION IN THE CERTIFICATE TO BE DELIVERED BY CITIZEN AT THE CLOSING PURSUANT TO SECTION 11.6 OR WITH RESPECT TO THE CITIZEN ADDITIONAL ASSETS PURSUANT TO SECTION 4.3(E)(I), NO PARTY HAS AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF HAZARDOUS SUBSTANCES INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF ITS ASSETS, AND NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND SUBJECT TO THE OTHER PARTIES’ LIMITED RIGHTS AS EXPRESSLY SPECIFIED IN THIS AGREEMENT FOR A BREACH OF SUCH PARTY’S REPRESENTATION SET FORTH IN, IN THE CASE OF LINN, SECTION 7.14, IN THE CORRESPONDING REPRESENTATIONS IN THE CERTIFICATE TO BE DELIVERED BY LINN AT THE CLOSING PURSUANT TO SECTION 12.6, AND LINN’S RIGHT TO INDEMNIFICATION UNDER ARTICLE 15, OR WITH RESPECT TO THE LINN ADDITIONAL ASSETS PURSUANT TO SECTION 4.2(E)(I), AND IN THE CASE OF CITIZEN, SECTION 8.14 AND THE CORRESPONDING REPRESENTATION IN THE CERTIFICATE TO BE DELIVERED BY CITIZEN AT THE CLOSING PURSUANT TO SECTION 11.6, AND CITIZEN’S RIGHT TO INDEMNIFICATION UNDER ARTICLE 15, OR WITH RESPECT TO THE CITIZEN ADDITIONAL ASSETS PURSUANT TO SECTION 4.3(E)(I), THE COMPANY SHALL BE DEEMED TO BE OBTAINING EACH TRANSACTING PARTY’S ASSETS “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION AND THAT EACH PARTY HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS OF THE OTHER PARTY’S ASSETS AS SUCH PARTY DEEMS APPROPRIATE.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF LINN

On the Execution Date and on the Closing Date, Linn represents and warrants to Citizen and the Company as follows:

Section 7.1 Organization, Existence and Qualification. Each of LEH and LOI is a limited liability company, duly formed, validly existing and in good standing under the Laws of the State of Delaware and is duly qualified to do business in each jurisdiction in which the nature of its business as now conducted makes such qualification necessary.

Section 7.2 Authority, Approval and Enforceability. Linn has full power and authority to enter into and perform this Agreement, the Transaction Documents to which it is a party and the transactions contemplated herein and therein. The execution, delivery and performance by Linn of this Agreement and the Transaction Documents to which Linn is a party have been duly and validly authorized and approved by all necessary action on the part of Linn. This Agreement is, and the Transaction Documents to which Linn is a party, when executed and delivered by Linn, will be, the valid and binding obligations of Linn, and enforceable against it, in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 7.3 No Conflicts. Assuming the receipt of all applicable consents and approvals in connection with the transactions contemplated hereby and the waiver of, or compliance with, all Linn Preferential Purchase Rights applicable to the transactions contemplated hereby, the execution, delivery and performance by Linn of this Agreement, the Transaction Documents to which it is a party and the consummation of the transactions contemplated herein and therein will not (a) conflict with or result in a breach of any provisions of the organizational documents of Linn, (b) result in a default or the creation of any Encumbrance on the Linn Assets (other than a Linn Permitted Encumbrance) or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or Linn Contract, or (c) violate any Law applicable to Linn or any of the Linn Assets, except, in the case of clause (b), where such default, termination, cancellation, or acceleration would not have a material adverse effect upon the Linn Assets or the ability of Linn to consummate the transactions contemplated by this Agreement.

Section 7.4 Bankruptcy. Other than resolution of claims proceedings under the Linn Energy, LLC (the predecessor to Linn’s parent company), Chapter 11 case in the U.S. Bankruptcy Court in the Southern District of Texas (Linn Energy, LLC, et al., Case No. 16-60040), there are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to such Linn’s Knowledge, threatened in writing against Linn.

Section 7.5 Brokers’ Fees. Linn has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which the Company or Citizen shall have any responsibility.

Section 7.6 Litigation. Except as set forth on Schedule 7.6, as of the Execution Date, there is no suit, action or litigation by any Person by or before any Governmental Body, and no legal, administrative or arbitration proceeding (in each case) pending or, to Linn’s Knowledge, threatened in writing (a) against Linn or any Affiliate of Linn, (b) that relates to Linn’s ownership of the Linn Assets or otherwise relates to the Linn Assets, or (c) that would be reasonably likely to have a material adverse effect upon the ability of Linn to consummate the transactions contemplated by this Agreement.

Section 7.7 No Violation of Laws. As of the Execution Date and, subject to any changes acknowledged in the Linn Closing Certificate for matters occurring between the Execution Date and Closing only, as of the Closing, Linn is not in violation of any applicable material Laws with respect to its ownership and operation of the Linn Assets in any material respect. This Section 7.7 does not include any matters with respect to Tax Laws or Environmental Laws, Linn’s representations as to such matters being addressed exclusively in Section 7.8 and Section 7.14, respectively. For purposes of this Section 7.7, a Law is a “material Law” to the extent a breach of such Law would be likely to have material impact on Linn’s ability to own, operate or develop a Linn Asset affected by the breach of such Law.

Section 7.8 Taxes.

(a) All Asset Taxes that have become due and payable with respect to the Linn Assets have been duly paid, and all Tax Returns relating to Asset Taxes required to be filed with respect to the Linn Assets have been duly and timely filed. All such Tax Returns are true, correct and complete in all material respects.

(b) There are not currently in effect any extensions or waivers of any statute of limitations of any jurisdiction regarding the assessment or collection of any Asset Taxes of Linn and no request for such waiver or extension is pending.

(c) There are no claims, assessments, demands, actions, suits, proceedings or audits asserted or now in progress, or to Linn’s Knowledge, threatened, against Linn with respect to Asset Taxes relating to the Linn Assets.

(d) There are no liens on any of the Linn Assets attributable to Taxes except for liens for current period Taxes that are not yet due and payable.

(e) Other than as set forth in Schedule 7.8, none of the Linn Assets is subject to any tax partnership agreement or is otherwise treated, or required to be treated, as held in an arrangement requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code.

(f) All of the Linn Assets that are subject to property Tax have been properly listed and described on the property Tax rolls for all periods prior to and including the Closing Date and no portion of such assets constitutes omitted property for property Tax purposes.

(g) Linn is not a “foreign person” within the meaning of Section 1445 of the Code.

Section 7.9 Accredited Investor. Linn is an “accredited investor,” as such term is defined in Regulation D of the Securities Act of 1933, as amended, and will acquire its portion of the equity interests in the Company for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder, any applicable state blue sky Laws or any other applicable securities Laws.

Section 7.10 Independent Evaluation. Linn is sophisticated in the evaluation, purchase, ownership and operation of oil and gas properties and related facilities, including equity interests of Persons operating such businesses. In making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Linn has relied or shall rely solely on the representations, warranties and covenants set forth herein and in the Transaction Documents and its own independent investigation and evaluation of the Citizen Assets and Units in the Company and the advice of its own legal, Tax, economic, environmental, engineering, geological and geophysical advisors and the express provisions of this Agreement and not on any comments, statements, projections or other materials made or given by any representatives or consultants or advisors of Citizen.

Section 7.11 Linn Consents. Except (a) as set forth on Schedule 7.11, (b) for Customary Post-Closing Consents, and (c) for any Linn Preferential Purchase Rights, there are no prohibitions on assignment or requirements to obtain consents from Third Parties, in each case, that would be applicable in connection with the transfer of the Linn Assets to the Company or the consummation of the transactions contemplated by this Agreement by Linn.

Section 7.12 Linn Preferential Purchase Rights. Except as set forth on Schedule 7.12, there are no preferential purchase rights, rights of first refusal or other similar rights that are applicable to the transfer of the Linn Assets to the Company in connection with the transactions contemplated hereby (each, a “Linn Preferential Purchase Right”).

Section 7.13 Material Contracts.

(a) Schedule 7.13(a) describes the following Linn Contracts:

(i) all Linn Contracts that constitute farmout, farmin, development agreements, joint venture and exploration agreements, participation agreements or similar agreements where (A) the primary obligation thereunder has not been fully performed or expired (and for purposes hereof, the term “primary obligation” shall mean and include any commitment to pay amounts (other than standard indemnification obligations related to actions or operations taken or conducted during the term of such agreement), any remaining period for any party thereto to elect or exercise options relating to earning, acquiring, assigning, or forfeiting interests in properties, any remaining right to participate in proposed operations, or any remaining right to alternate, assume or otherwise transfer operatorship) or (B) there are any remaining drilling or development obligations on the part of Linn (or after the Closing, the Company) for which the failure to fulfill such obligations will result in a breach of such Linn Contract or the reversion of or the obligation to transfer an interest in or operatorship of a Linn Well or Linn Lease to a counterparty under such Linn Contract;

(ii) all Linn Contracts that include non-competition restrictions or area of mutual interest provisions or other similar restrictions on doing business, in each case, that remain in effect as of the Execution Date;

(iii) all Linn Contracts that are Hydrocarbon production sales or purchase, gathering, transportation, marketing, supply, exchange and processing agreements relating to the Linn Assets, other than such agreements that are terminable on upon not more than ninety (90) days’ notice without penalty;

(iv) all Linn Contracts with any Affiliate of Linn that will not be terminated as of Closing;

(v) all Linn Contracts burdening the Linn Assets that could reasonably be expected to obligate the Company to expend in excess of $500,000 in any calendar year;

(vi) all Linn Contracts burdening the Linn Assets that could reasonably be expected to result in aggregate revenues to the Company in excess of $500,000 in any calendar year;

(vii) all Linn Contracts providing for a call upon, option to purchase or similar right under any agreements with respect to the Hydrocarbons produced from the Linn Assets;

(viii) all Linn Contracts under which Linn (or, after Closing, the Company) is or may be obligated to transfer, assign or convey any right, title or interest in any Linn Asset;

(ix) any Linn Contract that is an indenture, mortgage, loan, credit or sale-leaseback or other similar Contract;

(x) all Linn Contracts that constitute seismic or geophysical Contracts or commitment to acquire, generate or develop seismic data;

(xi) all Linn Contracts for the sale of gas containing a take or pay, advance payments, prepayment or similar provision or requiring gas to be gathered, delivered, processed or transported without then or thereafter receiving full payment therefore;

(xii) all term assignments covering Linn Leases, unless such interest is held past its primary term (provided that the primary term provided in such term assignment pursuant to which Linn or its predecessor-in-interest acquired such Linn Lease shall be deemed to be the primary term for purposes of this item (xii)); and

(xiii) all Linn Contracts that are joint operating agreements or unit operating agreements applicable to the Linn Assets.

The Linn Contracts described in Sections 7.13(a)(i) through Section 7.13(a)(xiii) above are collectively referred to herein as the “Linn Material Contracts”.

(b) Except as disclosed in Schedule 7.13(b), (i) Linn is not in material breach or default under any of the Linn Material Contracts, (ii) to Linn’s Knowledge, no other party to any such Linn Material Contract is in material breach or default under any such Linn Material Contract, and (iii) each Linn Material Contract is in full force and effect, in accordance with their stated terms (as such terms have been amended, to the extent the amendments are reflected Schedule 7.13(a)).

(c) There are no Hedge Contracts of Linn in existence as of the Closing Date that will be binding on the Linn Assets after Closing.

(d) None of the joint operating agreements or unit operating agreements that are Linn Material Contracts: (i) cover more than 640 acres, (ii) contain or provide for any alternating operatorship or alternating designation of operator, (iii) provide for any drilling commitments or drilling obligations that have not been satisfied, other than those relating to an AFE identified on Schedule 7.18, or (iv) provide for any disproportionate sharing of costs, revenues or share of production (other than to the extent relating to default provisions or non-consent elections).

Section 7.14 Environmental Matters. Except as set forth on Schedule 7.14:

(a) As of the Execution Date: (i) there is no pending notice or lawsuit, administrative action or other proceeding by a Governmental Body with respect to the Linn Assets which alleges a violation of or liability under any Environmental Laws, in each case, for which corrective actions have yet to be completed and/or any asserted fine or monetary damage has not been paid or otherwise finally resolved, and to Linn’s Knowledge, no such notice or lawsuit, administrative action or other proceeding has been threatened in writing; and (ii) there is no pending notice or lawsuit, administrative action or other proceeding by a Governmental Body asserting the need for investigation or remediation of an Environmental Condition or of any spill or release of Hazardous Substances or Hydrocarbons with respect to any of the Linn Assets, in each case, for which corrective actions have yet to be completed and/or any asserted fine or monetary damage has not been paid or otherwise finally resolved, and to Linn’s Knowledge, no such notice or lawsuit, administrative action or other proceeding has been threatened in writing. During the period between the day that is 18 months prior to the Execution Date and the Execution Date: (I) there has been no notice or lawsuit, administrative action, notice of intent to file a citizen suit or other proceeding initiated by a Person that is not a Governmental Body with respect to the Linn Assets which alleges a violation of or liability under any Environmental Laws, in each case, for which corrective actions have yet to be completed and/or any asserted fine or monetary damage has not been paid or otherwise finally resolved, and to Linn’s Knowledge, no such notice or lawsuit, administrative action, notice of intent to file a citizen suit or other proceeding has been threatened in writing; and (II) there has been no notice or lawsuit, administrative action, notice of intent to file a citizen suit or other proceeding by a Person that is not a Governmental Body asserting the need for investigation or remediation of an Environmental Condition or of any spill or release of Hazardous Substances or Hydrocarbons with respect to any of the Linn Assets, in each case, for which corrective actions have yet to be completed and/or any asserted fine or monetary damage has not been paid or otherwise finally resolved, and to Linn’s Knowledge, no such notice or lawsuit, administrative action, notice of intent to file a citizen suit or other proceeding has been threatened in writing.

(b) Linn has made available to Citizen complete and correct copies of all final Third Party reports and studies prepared with respect to the environmental condition of the Linn Assets since January 1, 2012.

Section 7.15 Non-Consent Elections. As of the Execution Date, except as set forth on Schedule 7.15, Linn has not elected (and was not deemed to have elected) not to participate in any operation or activity proposed with respect to the Linn Assets. To Linn’s Knowledge, Schedule 7.15 contains a complete and accurate list of (i) the status of any “payout” balance, as of the Effective Time, for the Linn operated Linn Wells subject to a reversion or other adjustment at some level of cost recovery or payout (or passage of time or other event other than termination of a Linn Lease by its terms); and (ii) to the extent received by Linn from the applicable operator as of the Execution Date, the payout status of all Linn Wells which are not operated by Linn and are subject to a reversion or other adjustment at some level of cost recovery or payout.

Section 7.16 Royalties. Except for Burdens associated with Linn Suspense Funds, all Burdens with respect to the Linn Assets have been paid in all material respects, or if not paid, are being contested in good faith in the normal course of business. Schedule 7.16 sets forth all Burdens with respect to the Linn Assets that are being contested and all items that are being held in suspense as of the Effective Time.

Section 7.17 Imbalances. Schedule 7.17 sets forth all material Imbalances associated with the Linn Assets as of the dates set forth in such Schedule.

Section 7.18 Current Commitments. Schedule 7.18 sets forth, as of the date of this Agreement, all authorizations for expenditures (“AFEs”) in excess of $250,000 (net to Linn’s interest) relating to the Linn Assets to drill or rework wells or for other capital expenditures for which all of the activities anticipated in such AFEs or commitments have not been completed by the Closing Date.

Section 7.19 Wells. Except as set forth on Schedule 7.19:

(a) To Linn’s Knowledge, all of the Linn Wells have been drilled and completed in all material respects within the limits permitted by all applicable Linn Leases and Applicable Contracts.

(b) To Linn’s Knowledge, there are not any Linn Wells that (i) Linn is currently obligated by any Laws or contract to currently plug, dismantle and/or abandon; or (ii) have been plugged, dismantled or abandoned in a manner that does not comply in all material respects with applicable Laws.

Section 7.20 No Prepayments; No Calls on Production. Linn is not obligated by virtue of any take-or-pay payment, advance payment or other similar payment (other than gas balancing arrangements) to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to the Linn Assets at some future time without receiving payment therefor at or after the time of delivery. Except as expressly described on Schedule 7.20, (i) Linn has not granted to any Third Party any calls on Hydrocarbons allocable to the Linn Assets, nor any optional rights to purchase the same, and (ii) Linn has no Knowledge of any other calls on Hydrocarbons allocable to the Linn Assets, nor any optional rights to purchase the same.

Section 7.21 Compliance with Permits.

(a) Linn or an Affiliate of Linn has obtained and is maintaining all material Permits that are necessary or required for the ownership, development and operation of that portion of the Linn Assets that are operated by Linn or an Affiliate of Linn; and

(b) To Linn’s Knowledge, all Third Party operators of the Linn Assets have obtained and are maintaining all material Permits that are necessary or required for the ownership, development and operation of that portion of the Linn Assets that are operated by Third Parties.

Section 7.22 Condemnation. As of the Execution Date, there is no actual or, to Linn’s Knowledge, threatened in writing taking (whether permanent, temporary, whole or partial) of any part the Linn Assets by reason of condemnation.

Section 7.23 Certain Linn Employees. Linn represents and warrants that, with respect to the Linn Employees providing technical, engineering, geoscience or land services with respect to the Linn Assets, (a) there are no labor agreements, collective bargaining agreements, or other labor contracts applicable to any such Linn Employees to which Linn or its Affiliate is a party or is bound; (b) no such Linn Employees are represented by any labor organization, union, or group of employees, and no labor organization or union; (c) there are no current or, to Linn’s Knowledge, threatened representational campaigns or other organizing activities by any union seeking to become the collective bargaining representative of any such Linn Employees, and there is no union or labor organization representation question or certification petition against Linn or its Affiliate pending or threatened before the NLRB or any similar Governmental Body; (d) neither Linn nor its Affiliate is currently experiencing, and has not in the previous four (4) years experienced, a labor strike, material labor dispute, work stoppage, work slowdown, lockout, or similar matter involving any Linn Employees providing technical, engineering, geoscience or land services with respect to the Linn Assets; and (e) neither Linn nor its Affiliate is currently engaged in any unfair labor practices regarding any such Linn Employees and there are no pending or threatened proceeding involving any unfair labor practices regarding such Linn Employees before the NLRB or any similar Governmental Body.

Section 7.24 Equipment; No Related Assets. With respect to the Linn Equipment, Hydrocarbon production and other personal property included in the Linn Assets, Linn’s title as of the Execution Date is, and as of the Closing Date shall be transferred to the Company free and clear of Encumbrances other than Permitted Encumbrances. Other than with regard to the Linn Excluded Assets and the Linn Assets, neither Linn, nor any Affiliate of Linn, owns, leases or holds any other real, personal or mixed property interests that have been primarily used or held for use with the Linn Assets or would be necessary for the Company to have in order for the Company to own, operate, develop and maintain the Linn Assets immediately after Closing in a manner consistent with the ownership, operation, development and maintenance of the Linn Assets by Linn (and its Affiliate predecessors in interest) during the period immediately prior to Closing.

Section 7.25 Bonds. Schedule 7.25 is a complete and accurate list in all material respects of all cash deposits, guarantees, letters of credit, treasury securities, surety bonds and other forms of credit assurances or credit support provided by Linn or any Affiliate of Linn in support of the obligations of Linn or any Affiliate of Linn to any Governmental Body, contract counterparty or other Person by Linn or any Affiliate of Linn related to the ownership or operation of the Linn Assets.

Section 7.26 Midstream Dedications. Except as set forth in Schedule 7.26, none of the Linn Assets is subject to a contract containing a dedication of acreage or minimum volume requirements.

Section 7.27 Area of Mutual Interest and Other Agreements. Except as set forth in Schedule 7.27, no Linn Asset is subject to (or has related to it) any area of mutual interest agreements as of the Execution Date. Except as set forth in Schedule 7.27, no Linn Asset is subject to (or has related to it) any farm-out or farm-in agreement under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the Effective Time.

Section 7.28 Linn Casualty Loss. Except as set forth in Schedule 7.28, during the period commencing on the Effective Time and ending on the Execution Date, there has been no Linn Casualty Loss affecting any of the Linn Assets.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES OF CITIZEN

On the Execution Date and on the Closing Date, Citizen represents and warrants to Linn and the Company as follows:

Section 8.1 Organization, Existence and Qualification. Citizen is a limited liability company, duly formed, validly existing and in good standing under the Laws of the State of Oklahoma and is duly qualified to do business in each jurisdiction in which the nature of its business as now conducted makes such qualification necessary.

Section 8.2 Authority, Approval and Enforceability. Citizen has full power and authority to enter into and perform this Agreement, the Transaction Documents to which it is a party and the transactions contemplated herein and therein. The execution, delivery and performance by Citizen of this Agreement and the Transaction Documents to which Citizen is a party have been duly and validly authorized and approved by all necessary action on the part of Citizen. This Agreement is, and the Transaction Documents to which Citizen is a party, when executed and delivered by Citizen, will be, the valid and binding obligations of Citizen, and enforceable against it, in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 8.3 No Conflicts. Assuming the receipt of all applicable consents and approvals in connection with the transactions contemplated hereby and the waiver of, or compliance with, all Citizen Preferential Purchase Rights applicable to the transactions contemplated hereby, the execution, delivery and performance by Citizen of this Agreement, the Transaction Documents to which it is a party and the consummation of the transactions contemplated herein and therein will not (a) conflict with or result in a breach of any provisions of the organizational documents of Citizen, (b) result in a default or the creation of any Encumbrance on the Citizen Assets (other than a Citizen Permitted Encumbrance) or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or Citizen Contract, or (c) violate any Law applicable to Citizen or any of the Citizen Assets, except, in the case of clause (b), where such default, termination, cancellation, or acceleration would not have a material adverse effect upon the Citizen Assets or the ability of Citizen to consummate the transactions contemplated by this Agreement.

Section 8.4 Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to such Citizen’s Knowledge, threatened in writing against Citizen.

Section 8.5 Brokers’ Fees. Citizen has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which the Company or Linn shall have any responsibility.

Section 8.6 Litigation. Except as set forth on Schedule 8.6, as of the Execution Date, there is no suit, action or litigation by any Person by or before any Governmental Body, and no legal, administrative or arbitration proceeding (in each case) pending or, to Citizen’s Knowledge, threatened in writing (a) against Citizen or any Affiliate of Citizen, (b) that relates to Citizen’s ownership of the Citizen Assets or otherwise relates to the Citizen Assets, or (c) that would be reasonably likely to have a material adverse effect upon the ability of Citizen to consummate the transactions contemplated by this Agreement.

Section 8.7 No Violation of Laws. As of the Execution Date and, subject to any changes acknowledged in the Citizen Closing Certificate for matters occurring between the Execution Date and Closing only, as of the Closing, Citizen is not in violation of any applicable material Laws with respect to its ownership and operation of the Citizen Assets in any material respect. This Section 8.7 does not include any matters with respect to Tax Laws or Environmental Laws, Citizen’s representations as to such matters being addressed exclusively in Section 8.8 and Section 8.14, respectively. For purposes of this Section 8.7, a Law is a “material Law” to the extent a breach of such Law would be likely to have material impact on Citizen’s ability to own, operate or develop a Citizen Asset affected by the breach of such Law.

Section 8.8 Taxes.

(a) All Asset Taxes that have become due and payable with respect to the Citizen Assets have been duly paid, and all Tax Returns relating to Asset Taxes required to be filed with respect to the Citizen Assets have been duly and timely filed. All such Tax Returns are true, correct and complete in all material respects.

(b) There are not currently in effect any extensions or waivers of any statute of limitations of any jurisdiction regarding the assessment or collection of any Asset Taxes of Citizen and no request for such waiver or extension is pending.

(c) There are no claims, assessments, demands, actions, suits, proceedings or audits asserted or now in progress, or to Citizen’s Knowledge, threatened, against Citizen with respect to Asset Taxes relating to the Citizen Assets.

(d) There are no liens on any of the Citizen Assets attributable to Taxes except for liens for current period Taxes that are not yet due and payable.

(e) Other than as set forth in Schedule 8.8, none of the Citizen Assets is subject to any tax partnership agreement or is otherwise treated, or required to be treated, as held in an arrangement requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code.

(f) All of the Citizen Assets that are subject to property Tax have been properly listed and described on the property Tax rolls for all periods prior to and including the Closing Date and no portion of such assets constitutes omitted property for property Tax purposes.

(g) Citizen is not a “foreign person” within the meaning of Section 1445 of the Code.

Section 8.9 Accredited Investor. Citizen is an “accredited investor,” as such term is defined in Regulation D of the Securities Act of 1933, as amended, and will acquire its portion of the equity interests in the Company for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder, any applicable state blue sky Laws or any other applicable securities Laws.

Section 8.10 Independent Evaluation. Citizen is sophisticated in the evaluation, purchase, ownership and operation of oil and gas properties and related facilities, including equity interests of Persons operating such businesses. In making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Citizen has relied or shall rely solely on the representations, warranties and covenants set forth herein and in the Transaction Documents and its own independent investigation and evaluation of the Linn Assets and Units in the Company and the advice of its own legal, Tax, economic, environmental, engineering, geological and geophysical advisors and the express provisions of this Agreement and not on any comments, statements, projections or other materials made or given by any representatives or consultants or advisors of Linn.

Section 8.11 Citizen Consents. Except (a) as set forth on Schedule 8.11, (b) for Customary Post-Closing Consents, and (c) for any Citizen Preferential Purchase Rights, there are no prohibitions on assignment or requirements to obtain consents from Third Parties, in each case, that would be applicable in connection with the transfer of the Citizen Assets to the Company or the consummation of the transactions contemplated by this Agreement by Citizen.

Section 8.12 Citizen Preferential Purchase Rights. Except as set forth on Schedule 8.12, there are no preferential purchase rights, rights of first refusal or other similar rights that are applicable to the transfer of the Citizen Assets to the Company in connection with the transactions contemplated hereby (each, a “Citizen Preferential Purchase Right”).

Section 8.13 Material Contracts.

(a) Schedule 8.13(a) describes the following Citizen Contracts:

(i) all Citizen Contracts that constitute farmout, farmin, development agreements, joint venture and exploration agreements, participation agreements or similar agreements where (A) the primary obligation thereunder has not been fully performed or expired (and for purposes hereof, the term “primary obligation” shall mean and include any commitment to pay amounts (other than standard indemnification obligations related to actions or operations taken or conducted during the term of such agreement), any remaining period for any party thereto to elect or exercise options relating to earning, acquiring, assigning, or forfeiting interests in properties, any remaining right to participate in proposed operations, or any remaining right to alternate, assume or otherwise transfer operatorship) or (B) there are any remaining drilling or development obligations on the part of Citizen (or after the Closing, the Company) for which the failure to fulfill such obligations will result in a breach of such Citizen Contract or the reversion of or the obligation to transfer an interest in or operatorship of a Citizen Well or Citizen Lease to a counterparty under such Citizen Contract;

(ii) all Citizen Contracts that include non-competition restrictions or area of mutual interest provisions or other similar restrictions on doing business, in each case, that remain in effect as of the Execution Date;

(iii) all Citizen Contracts that are Hydrocarbon production sales or purchase, gathering, transportation, marketing, supply, exchange and processing agreements relating to the Citizen Assets, other than such agreements that are terminable on upon not more than ninety (90) days’ notice without penalty;

(iv) all Citizen Contracts with any Affiliate of Citizen that will not be terminated as of Closing;

(v) all Citizen Contracts burdening the Citizen Assets that could reasonably be expected to obligate the Company to expend in excess of $500,000 in any calendar year;

(vi) all Citizen Contracts burdening the Citizen Assets that could reasonably be expected to result in aggregate revenues to the Company in excess of $500,000 in any calendar year;

(vii) all Citizen Contracts providing for a call upon, option to purchase or similar right under any agreements with respect to the Hydrocarbons produced from the Citizen Assets;

(viii) all Citizen Contracts under which Citizen (or, after Closing, the Company) is or may be obligated to transfer, assign or convey any right, title or interest in any Citizen Asset;

(ix) any Citizen Contract that is an indenture, mortgage, loan, credit or sale-leaseback or other similar Contract;

(x) all Citizen Contracts that constitute seismic or geophysical Contracts or commitment to acquire, generate or develop seismic data;

(xi) all Citizen Contracts for the sale of gas containing a take or pay, advance payments, prepayment or similar provision or requiring gas to be gathered, delivered, processed or transported without then or thereafter receiving full payment therefore;

(xii) all term assignments covering Citizen Leases, unless such interest is held past its primary term (provided that the primary term provided in such term assignment pursuant to which Citizen or its predecessor-in-interest acquired such Citizen Lease shall be deemed to be the primary term for purposes of this item (xii)); and

(xiii) all Citizen Contracts that are joint operating agreements or unit operating agreements applicable to the Citizen Assets.

The Citizen Contracts described in Sections 8.13(a)(i) through Section 8.13(a)(xiii) above are collectively referred to herein as the “Citizen Material Contracts”.

(b) Except as disclosed in Schedule 8.13(b), (i) Citizen is not in material breach or default under any of the Citizen Material Contracts, (ii) to Citizen’s Knowledge, no other party to any such Citizen Material Contract is in material breach or default under any such Citizen Material Contract, and (iii) each Citizen Material Contract is in full force and effect, in accordance with their stated terms (as such terms have been amended, to the extent the amendments are reflected Schedule 7.13(a)).

(c) There are no Hedge Contracts of Citizen in existence as of the Closing Date that will be binding on the Citizen Assets after Closing.

(d) None of the joint operating agreements or unit operating agreements that are Citizen Material Contracts: (i) cover more than 640 acres, (ii) contain or provide for any alternating operatorship or alternating designation of operator, (iii) provide for any drilling commitments or drilling obligations that have not been satisfied, other than those relating to an AFE identified on Schedule 8.18, or (iv) provide for any disproportionate sharing of costs, revenues or share of production (other than to the extent relating to default provisions or non-consent elections).

Section 8.14 Environmental Matters. Except as set forth on Schedule 8.14:

(a) As of the Execution Date: (i) there is no pending notice or lawsuit, administrative action or other proceeding by a Governmental Body with respect to the Citizen Assets which alleges a violation of or liability under any Environmental Laws, in each case, for which corrective actions have yet to be completed and/or any asserted fine or monetary damage has not been paid or otherwise finally resolved, and to Citizen’s Knowledge, no such notice or lawsuit, administrative action or other proceeding has been threatened in writing; and (ii) there is no pending notice or lawsuit, administrative action or other proceeding by a Governmental Body asserting the need for investigation or remediation of an Environmental Condition or of any spill or release of Hazardous Substances or Hydrocarbons with respect to any of the Citizen Assets, in each case, for which corrective actions have yet to be completed and/or any asserted fine or monetary damage has not been paid or otherwise finally resolved, and to Citizen’s Knowledge, no such notice or lawsuit, administrative action or other proceeding has been threatened in writing. During the period between the day that is 18 months prior to the Execution Date and the Execution Date: (I) there has been no notice or lawsuit, administrative action, notice of intent to file a citizen suit or other proceeding initiated by a Person that is not a Governmental Body with respect to the Citizen Assets which alleges a violation of or liability under any Environmental Laws, in each case, for which corrective actions have yet to be completed and/or any asserted fine or monetary damage has not been paid or otherwise finally resolved, and to Citizen’s Knowledge, no such notice or lawsuit, administrative action, notice of intent to file a citizen suit or other proceeding has been threatened in writing; and (II) there has been no notice or lawsuit, administrative action, notice of intent to file a citizen suit or other proceeding by a Person that is not a Governmental Body asserting the need for investigation or remediation of an Environmental Condition or of any spill or release of Hazardous Substances or Hydrocarbons with respect to any of the Citizen Assets, in each case, for which corrective actions have yet to be completed and/or any asserted fine or monetary damage has not been paid or otherwise finally resolved, and to Citizen’s Knowledge, no such notice or lawsuit, administrative action, notice of intent to file a citizen suit or other proceeding has been threatened in writing.

(b) Citizen has made available to Linn complete and correct copies of all final Third Party reports and studies prepared with respect to the environmental condition of the Citizen Assets since January 1, 2012.

Section 8.15 Non-Consent Elections. As of the Execution Date, except as set forth on Schedule 8.15, Citizen has not elected (and was not deemed to have elected) not to participate in any operation or activity proposed with respect to the Citizen Assets. To Citizen’s Knowledge, Schedule 8.15 contains a complete and accurate list of (i) the status of any “payout” balance, as of the Effective Time, for the Citizen operated Citizen Wells subject to a reversion or other adjustment at some level of cost recovery or payout (or passage of time or other event other than termination of a Citizen Lease by its terms); and (ii) to the extent received by Citizen from the applicable operator as of the Execution Date, the payout status of all Citizen Wells which are not operated by Citizen and are subject to a reversion or other adjustment at some level of cost recovery or payout.

Section 8.16 Royalties. Except for Burdens associated with Citizen Suspense Funds, all Burdens with respect to the Citizen Assets have been paid in all material respects, or if not paid, are being contested in good faith in the normal course of business. Schedule 8.16 sets forth all Burdens with respect to the Citizen Assets that are being contested and all items that are being held in suspense as of the Effective Time.

Section 8.17 Imbalances. Schedule 8.17 sets forth all material Imbalances associated with the Citizen Assets as of the dates set forth in such Schedule.

Section 8.18 Current Commitments. Schedule 8.18 sets forth, as of the date of this Agreement, all AFEs in excess of $250,000 (net to Citizen’s interest) relating to the Citizen Assets to drill or rework wells or for other capital expenditures for which all of the activities anticipated in such AFEs or commitments have not been completed by the Closing Date.

Section 8.19 Wells. Except as set forth on Schedule 8.19:

(a) To Citizen’s Knowledge, all of the Citizen Wells have been drilled and completed in all material respects within the limits permitted by all applicable Citizen Leases and Applicable Contracts.

(b) To Citizen’s Knowledge, there are not any Citizen Wells that (i) Citizen is currently obligated by any Laws or contract to currently plug, dismantle and/or abandon; or (ii) have been plugged, dismantled or abandoned in a manner that does not comply in all material respects with applicable Laws.

Section 8.20 No Prepayments; No Calls on Production. Citizen is not obligated by virtue of any take-or-pay payment, advance payment or other similar payment (other than gas balancing arrangements) to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to the Citizen Assets at some future time without receiving payment therefor at or after the time of delivery. Except as expressly described on Schedule 8.20, (i) Citizen has not granted to any Third Party any calls on Hydrocarbons allocable to the Citizen Assets, nor any optional rights to purchase the same, and (ii) Citizen has no Knowledge of any other calls on Hydrocarbons allocable to the Citizen Assets, nor any optional rights to purchase the same.

Section 8.21 Compliance with Permits.

(a) Citizen or an Affiliate of Citizen has obtained and is maintaining all material Permits that are necessary or required for the ownership, development and operation of that portion of the Citizen Assets that are operated by Citizen or an Affiliate of Citizen; and

(b) To Citizen’s Knowledge, all Third Party operators of the Citizen Assets have obtained and are maintaining all material Permits that are necessary or required for the ownership, development and operation of that portion of the Citizen Assets that are operated by Third Parties.

Section 8.22 Condemnation. As of the Execution Date, there is no actual or, to Citizen’s Knowledge, threatened in writing taking (whether permanent, temporary, whole or partial) of any part the Citizen Assets by reason of condemnation.

Section 8.23 Certain Citizen Employees. Citizen represents and warrants that, with respect to the Citizen Employees providing technical, engineering, geoscience or land services with respect to the Citizen Assets, (a) there are no labor agreements, collective bargaining agreements, or other labor contracts applicable to any such Citizen Employees to which Citizen or its Affiliate is a party or is bound; (b) no such Citizen Employees are represented by any labor organization, union, or group of employees, and no labor organization or union; (c) there are no current or, to Citizen’s Knowledge, threatened representational campaigns or other organizing activities by any union seeking to become the collective bargaining representative of any such Citizen Employees, and there is no union or labor organization representation question or certification petition against Citizen or its Affiliate pending or threatened before the NLRB or any similar Governmental Body; (d) neither Citizen nor its Affiliate is currently experiencing, and has not in the previous four (4) years experienced, a labor strike, material labor dispute, work stoppage, work slowdown, lockout, or similar matter involving any Citizen Employees providing technical, engineering, geoscience or land services with respect to the Citizen Assets; and (e) neither Citizen nor its Affiliate is currently engaged in any unfair labor practices regarding any such Citizen Employees and there are no pending or threatened proceeding involving any unfair labor practices regarding such Citizen Employees before the NLRB or any similar Governmental Body.

Section 8.24 Equipment; No Related Assets. With respect to the Citizen Equipment, Hydrocarbon production and other personal property included in the Citizen Assets, Citizen’s title as of the Execution Date is, and as of the Closing Date shall be transferred to the Company free and clear of Encumbrances other than Permitted Encumbrances. Other than with regard to the Citizen Excluded Assets and the Citizen Assets, neither Citizen, nor any Affiliate of Citizen, owns, leases or holds any other real, personal or mixed property interests that have been primarily used or held for use with the Citizen Assets or would be necessary for the Company to have in order for the Company to own, operate, develop and maintain the Citizen Assets immediately after Closing in a manner consistent with the ownership, operation, development and maintenance of the Citizen Assets by Citizen (and its Affiliate predecessors in interest) during the period immediately prior to Closing.

Section 8.25 Bonds. Schedule 8.25 is a complete and accurate list in all material respects of all cash deposits, guarantees, letters of credit, treasury securities, surety bonds and other forms of credit assurances or credit support provided by Citizen or any Affiliate of Citizen in support of the obligations of Citizen or any Affiliate of Citizen to any Governmental Body, contract counterparty or other Person by Citizen or any Affiliate of Citizen related to the ownership or operation of the Citizen Assets.

Section 8.26 Midstream Dedications. Except as set forth in Schedule 8.26, none of the Citizen Assets is subject to a contract containing a dedication of acreage or minimum volume requirements.

Section 8.27 Area of Mutual Interest and Other Agreements. Except as set forth in Schedule 8.27, no Citizen Asset is subject to (or has related to it) any area of mutual interest agreements as of the Execution Date. Except as set forth in Schedule 8.27, no Citizen Asset is subject to (or has related to it) any farm-out or farm-in agreement under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the Effective Time.

Section 8.28 Citizen Casualty Loss. Except as set forth in Schedule 8.28, during the period commencing on the Effective Time and ending on the Execution Date, there has been no Citizen Casualty Loss affecting any of the Citizen Assets.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES OF Company

On the Execution Date and on the Closing Date, the Company represents and warrants to Linn and Citizen as follows:

Section 9.1 Organization, Existence and Qualification. The Company is a limited liability company, duly formed, validly existing and in good standing under the Laws of the State of Delaware and at Closing will be duly qualified to do business in each jurisdiction in which the nature of its business makes such qualification necessary.

Section 9.2 Authority, Approval and Enforceability. The Company has full power and authority to enter into and perform this Agreement, the Transaction Documents to which it is a party and the transactions contemplated herein and therein. The execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which the Company is a party have been duly and validly authorized and approved by all necessary action on the part of the Company. This Agreement is, and the Transaction Documents to which the Company is a party, when executed and delivered by the Company, will be, the valid and binding obligations of the Company, and enforceable against it, in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 9.3 No Conflicts. Assuming the receipt of all applicable consents and approvals in connection with the transactions contemplated hereby, the execution, delivery and performance by the Company of this Agreement, the Transaction Documents to which it is a party and the consummation of the transactions contemplated herein and therein will not (a) conflict with or result in a breach of any provisions of the organizational documents of the Company, (b) result in a default or the creation of any Encumbrance on the Units (other than as specified herein or in the LLC Agreement), or (c) violate any Law applicable to the Company or the Units.

Section 9.4 Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to the Company’s knowledge, threatened in writing against the Company.

Section 9.5 Brokers’ Fees. The Company has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Citizen or Linn shall have any responsibility.

Section 9.6 Litigation. As of the Execution Date, there is no suit, action or litigation by any Person by or before any Governmental Body, and no legal, administrative or arbitration proceeding (in each case) pending or, to the Company’s knowledge, threatened in writing (a) against the Company or (b) that would be reasonably likely to have a material adverse effect upon the ability of the Company to consummate the transactions contemplated by this Agreement.

Section 9.7 Independent Evaluation. The Company is sophisticated in the evaluation, purchase, ownership and operation of oil and gas properties and related facilities. In making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Company has relied or shall rely solely on the representations, warranties and covenants set forth herein and in the Transaction Documents to which it is a party and its own independent investigation and evaluation of the Assets and the advice of its own legal, Tax, economic, environmental, engineering, geological and geophysical advisors and the express provisions of this Agreement and not on any comments, statements, projections or other materials made or given by any representatives or consultants or advisors of Citizen or Linn.

ARTICLE 10

COVENANTS OF THE PARTIES

Section 10.1 Linn Conduct of Business.

(a) Except (w) as set forth in Schedule 10.1(a), (x) for the operations covered by the AFEs described in Schedule 7.18 or such operations required pursuant to any applicable Law, (y) as required in the event of an emergency to protect life, property or the environment, and (z) as expressly contemplated by this Agreement or as expressly consented to in writing by Citizen (which consent shall not be unreasonably delayed, withheld or conditioned), Linn shall, during the Interim Period:

(i) subject to interruptions resulting from force majeure, mechanical breakdown and planned maintenance, in each case, operate or, in the case of those Linn Assets not operated by Linn, use its commercially reasonable efforts to cause to be operated, the Linn Assets in the usual, regular and ordinary manner consistent with past practice and as a reasonably prudent operator;

(ii) maintain, or cause to be maintained, the books of account and Linn Records relating to the Linn Assets in the usual, regular and ordinary manner and in accordance with generally accepted accounting principles; and

(iii) promptly notify Citizen in writing of any operations proposed after the Execution Date which would reasonably be estimated to require expenditures in excess of $250,000, as well as any amendments or supplements to any previously proposed operations which could reasonably be estimated to require expenditures in excess of $250,000, to the extent such operations could require the approval the co-interest owners of the Linn Assets or would result in any elections to participate or be deemed a non-consenting interest owner regarding the Linn Assets, and Linn shall consult with Citizen prior to (A) providing any such approval or consent, (B) allowing the election period to pass or (C) otherwise being deemed to be a non-consenting co-interest owner with regard to such proposed operation;

Except (w) as set forth in Schedule 10.1(a), (x) for the operations covered by the AFEs described in Schedule 7.18 or such operations required pursuant to any applicable Law, (y) as required in the event of an emergency to protect life, property or the environment, and (z) as expressly contemplated by this Agreement or as expressly consented to in writing by Citizen (which consent shall not be unreasonably delayed, withheld or conditioned), Linn shall not, during the Interim Period:

(iv) (A) enter into a Linn Contract that, if entered into on or prior to the Execution Date, would have been required to be listed on Schedule 7.13(a), or (B) terminate (unless the term thereof expires pursuant to the provisions existing therein) or materially amend the terms of any Material Linn Contract;

(v) enter into any Linn Contract that contains an area of mutual interest, a non-competition obligation, right of first refusal, a right of first offer, or any similar options or restrictions;

(vi) terminate (unless the term thereof expires pursuant to the provisions existing therein), materially amend, extend or surrender any rights under any Linn Lease or Linn Right-of-Way;

(vii) without limitation of Section 10.1(a)(iii) and subject to Section 10.1(e), propose or approve any individual AFE or similar request under any Linn Contract which would reasonably be estimated to require expenditures in excess of $250,000.

(viii) transfer, sell, mortgage, pledge or dispose of any material portion of the Linn Assets other than the (A) sale and/or disposal of Hydrocarbons in the ordinary course of business, (B) sales of equipment that is no longer necessary in the operation of the Linn Assets or for which replacement equipment has been obtained and (C) transfer of Linn Assets between LEH and LOI;

(ix) (A) make, change or revoke any Tax election; (B) adopt or change any accounting method with respect to Asset Taxes; (C) file any amended Tax Return with respect to Asset Taxes that the Company is responsible for hereunder after Closing; (D) enter into any closing agreement with respect to Asset Taxes; (E) settle or compromise any Asset Tax claim or assessment that Company is responsible for hereunder after Closing; or (F) consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to Taxes related to or attributable to the Linn Assets that the Company will be responsible for after Closing; or

(x) commit to do any of the foregoing.

(b) Without expanding any obligations which Linn may have to Citizen or the Company, it is expressly agreed that Linn shall never have any liability to Citizen or the Company with respect to any breach or failure of Section 10.1(a)(i) greater than that which it might have as the operator to a non-operator under the applicable operating agreement (or, in the absence of such an agreement, under the AAPL 610 (1989 Revision) form Operating Agreement), IT BEING RECOGNIZED THAT, UNDER SUCH AGREEMENTS AND SUCH FORM, THE OPERATOR IS NOT RESPONSIBLE FOR ITS OWN NEGLIGENCE, AND HAS NO RESPONSIBILITY OTHER THAN FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Notwithstanding anything to the contrary herein, nothing in this Section 10.1(b) shall be construed to limit Linn’s liability for breaches of Section 10.1(a)(i) to the extent such breaches are not related to the physical operation of the Linn Assets, nor shall anything in this Section 10.1(b) be construed to limit Linn’s liability for breaches of any of the other provisions of Section 10.1(a) (other than as described above with regard to Section 10.1(a)(i)).

(c) Citizen acknowledges that Linn owns undivided interests in certain of the properties comprising the Linn Assets that it is not the operator thereof, and Citizen agrees that the acts or omissions of the other Working Interest owners (including the operators) who are not Linn or any of its Affiliates shall not constitute a breach of the provisions of this Section 10.1, nor shall any action required by a vote of Working Interest owners constitute such a breach so long as Linn (or its Affiliate, as applicable) has voted its interest in a manner that complies with the provisions of this Section 10.1 and has provided Citizen notice of any actions or omissions of a Third Party operator which do not conform to any elections of Citizen under this Section 10.1.

(d) With respect to any AFE received by Linn that is estimated to cost in excess of $250,000 and for which the relevant activity is not described in Schedule 10.1(a), Linn shall forward such AFE to Citizen as soon as is reasonably practicable and thereafter the Transacting Parties shall consult with each other regarding whether or not Linn should elect to participate in such operation. Citizen agrees that it will (i) respond as soon as is reasonably practicable to any written request for consent pursuant to this Section 10.1(d) and Section 10.1(a)(iii), and (ii) consent to any written request for approval of any AFE or similar request unless Citizen reasonably considers such request not to be economically prudent. In the event the Transacting Parties are unable to agree within ten (10) Business Days (unless a shorter time, not to be less than 48 hours, is reasonably required by the circumstances and the applicable joint operating agreement and such shorter time is specified in Linn’s request for consent) of Citizen’s receipt of any consent request as to whether or not Linn should elect to participate in such operation, Linn’s decision shall control and such operation shall be deemed to have been consented to by Citizen.

Section 10.2 Citizen Conduct of Business.

(a) Except (w) as set forth in Schedule 10.2(a), (x) for the operations covered by the AFEs described in Schedule 8.18 or such operations required pursuant to any applicable Law, (y) as required in the event of an emergency to protect life, property or the environment, and (z) as expressly contemplated by this Agreement or as expressly consented to in writing by Linn (which consent shall not be unreasonably delayed, withheld or conditioned), Citizen shall, during the Interim Period:

(i) subject to interruptions resulting from force majeure, mechanical breakdown and planned maintenance, in each case, operate or, in the case of those Citizen Assets not operated by Citizen, use its commercially reasonable efforts to cause to be operated, the Citizen Assets in the usual, regular and ordinary manner consistent with past practice and as a reasonably prudent operator;

(ii) maintain, or cause to be maintained, the books of account and Citizen Records relating to the Citizen Assets in the usual, regular and ordinary manner and in accordance with generally accepted accounting principles; and

(iii) promptly notify Linn in writing of any operations proposed after the Execution Date which would reasonably be estimated to require expenditures in excess of $250,000, as well as any amendments or supplements to any previously proposed operations which could reasonably be estimated to require expenditures in excess of $250,000, to the extent such operations could require the approval the co-interest owners of the Citizen Assets or would result in any elections to participate or be deemed a non-consenting interest owner regarding the Citizen Assets, and Citizen shall consult with Linn prior to (A) providing any such approval or consent, (B) allowing the election period to pass or (C) otherwise being deemed to be a non-consenting co-interest owner with regard to such proposed operation;

Except (w) as set forth in Schedule 10.2(a), (x) for the operations covered by the AFEs described in Schedule 8.18 or such operations required pursuant to any applicable Law, (y) as required in the event of an emergency to protect life, property or the environment, and (z) as expressly contemplated by this Agreement or as expressly consented to in writing by Linn (which consent shall not be unreasonably delayed, withheld or conditioned), Citizen shall not, during the Interim Period:

(iv) (A) enter into a Citizen Contract that, if entered into on or prior to the Execution Date, would have been required to be listed on Schedule 8.13(a), or (B) terminate (unless the term thereof expires pursuant to the provisions existing therein) or materially amend the terms of any Material Citizen Contract;

(v) enter into any Citizen Contract that contains an area of mutual interest, a non-competition obligation, right of first refusal, a right of first offer, or any similar options or restrictions;

(vi) terminate (unless the term thereof expires pursuant to the provisions existing therein), materially amend, extend or surrender any rights under any Citizen Lease or Citizen Right-of-Way;

(vii) without limitation of Section 10.2(a)(iii) and subject to Section 10.2(e), propose or approve any individual AFE or similar request under any Citizen Contract which would reasonably be estimated to require expenditures in excess of $250,000.

(viii) transfer, sell, mortgage, pledge or dispose of any material portion of the Citizen Assets other than the (A) sale and/or disposal of Hydrocarbons in the ordinary course of business, and (B) sales of equipment that is no longer necessary in the operation of the Citizen Assets or for which replacement equipment has been obtained;

(ix) (A) make, change or revoke any Tax election; (B) adopt or change any accounting method with respect to Asset Taxes; (C) file any amended Tax Return with respect to Asset Taxes that the Company is responsible for hereunder after Closing; (D) enter into any closing agreement with respect to Asset Taxes; (E) settle or compromise any Asset Tax claim or assessment that Company is responsible for hereunder after Closing; or (F) consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to Taxes related to or attributable to the Citizen Assets that the Company will be responsible for after Closing; or

(x) commit to do any of the foregoing.

(b) Without expanding any obligations which Citizen may have to Linn or the Company, it is expressly agreed that Citizen shall never have any liability to Linn or the Company with respect to any breach or failure of Section 10.2(a)(i) greater than that which it might have as the operator to a non-operator under the applicable operating agreement (or, in the absence of such an agreement, under the AAPL 610 (1989 Revision) form Operating Agreement), IT BEING RECOGNIZED THAT, UNDER SUCH AGREEMENTS AND SUCH FORM, THE OPERATOR IS NOT RESPONSIBLE FOR ITS OWN NEGLIGENCE, AND HAS NO RESPONSIBILITY OTHER THAN FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Notwithstanding anything to the contrary herein, nothing in this Section 10.2(b) shall be construed to limit Citizen’s liability for breaches of Section 10.2(a)(i) to the extent such breaches are not related to the physical operation of the Citizen Assets, nor shall anything in this Section 10.2(b) be construed to limit Citizen’s liability for breaches of any of the other provisions of Section 10.2(a) (other than as described above with regard to Section 10.2(a)(i)).

(c) Linn acknowledges that Citizen owns undivided interests in certain of the properties comprising the Citizen Assets that it is not the operator thereof, and Linn agrees that the acts or omissions of the other Working Interest owners (including the operators) who are not Citizen or any of its Affiliates shall not constitute a breach of the provisions of this Section 10.2, nor shall any action required by a vote of Working Interest owners constitute such a breach so long as Citizen (or its Affiliate, as applicable) has voted its interest in a manner that complies with the provisions of this Section 10.2 and has provided Linn notice of any actions or omissions of a Third Party operator which do not conform to any elections of Linn under this Section 10.2.

(d) With respect to any AFE received by Citizen that is estimated to cost in excess of $250,000 and for which the relevant activity is not described in Schedule 10.2(a), Citizen shall forward such AFE to Linn as soon as is reasonably practicable and thereafter the Transacting Parties shall consult with each other regarding whether or not Citizen should elect to participate in such operation. Linn agrees that it will (i) respond as soon as is reasonably practicable to any written request for consent pursuant to this Section 10.2(d) and Section 10.2(a)(iii), and (ii) consent to any written request for approval of any AFE or similar request unless Linn reasonably considers such request not to be economically prudent. In the event the Transacting Parties are unable to agree within ten (10) Business Days (unless a shorter time, not to be less than 48 hours, is reasonably required by the circumstances and the applicable joint operating agreement and such shorter time is specified in Citizen’s request for consent) of Linn’s receipt of any consent request as to whether or not Citizen should elect to participate in such operation, Citizen’s decision shall control and such operation shall be deemed to have been consented to by Linn.

Section 10.3 Public Announcements; Confidentiality. During the Interim Period, no Party shall make any press release or other public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby without the prior written consent of the other Parties (collectively, the “Public Announcement Restrictions”). The Public Announcement Restrictions shall not restrict disclosures to the extent (a) necessary for a Party to perform this Agreement (including disclosures to Governmental Bodies or Third Parties holding rights of consent, Linn Preferential Purchase Rights, Citizen Preferential Purchase Rights or other rights that may be applicable to the transaction contemplated by this Agreement, as reasonably necessary to provide notices, seek waivers, amendments or termination of such rights, or seek such consents) or (b) required (upon advice of counsel) by applicable securities or other Laws or regulations or the applicable rules of any stock exchange having jurisdiction over the Parties or their respective Affiliates. In the case of the disclosures described under clause (b) of this Section 10.3, each Party shall provide the other Parties not less than one (1) Business Day to review and comment on the contents of any such release or announcement prior to making such release or announcement. Following the Interim Period, any restrictions on press releases or other public announcements shall be governed by the LLC Agreement.

Section 10.4 Further Assurances. After the Closing, each Party agrees to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other Party for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

Section 10.5 Linn and Citizen Bonds. The Parties acknowledge and agree that each of Linn and Citizen has the right to terminate any bonds, letters of credit and guarantees provided by it or its Affiliates for the benefit of Linn or Citizen, and the Company shall be responsible, at the Company’s sole cost and expense, to cause the same to be released and, if applicable, replaced, promptly after the Closing.

Section 10.6 Amendment to Schedules.

(a) Linn shall have the continuing right until the Closing Date to add, supplement or amend the schedules to its representations and warranties attached hereto with respect to any matter hereafter arising or discovered which, if existing or known on the Execution Date or thereafter, would have been required to be set forth or described in such schedules. Notwithstanding the foregoing, for all purposes of this Agreement, including for purposes of determining whether the conditions set forth in Article 12 have been fulfilled and whether Linn owes Citizen any indemnity under Section 15.1, the schedules to Linn’s representations and warranties contained in this Agreement shall be deemed to include only that information contained therein on the Execution Date and shall be deemed to exclude all information contained in any addition, supplement or amendment thereto; provided, however, that if Closing shall occur, then all matters disclosed pursuant to any such addition, supplement or amendment at or prior to the Closing Date that: (i) arose in the ordinary course of business and (ii) do not exceed $2,000,000 in aggregate value or liability shall be waived and Citizen shall not be entitled to make a claim with respect thereto pursuant to the terms of this Agreement or otherwise.

Citizen shall have the continuing right until the Closing Date to add, supplement or amend the schedules to its representations and warranties attached hereto with respect to any matter hereafter arising or discovered which, if existing or known on the Execution Date or thereafter, would have been required to be set forth or described in such schedules. Notwithstanding the foregoing, for all purposes of this Agreement, including for purposes of determining whether the conditions set forth in Article 11 have been fulfilled and whether Citizen owes Linn any indemnity under Section 15.2, the schedules to Citizen’s representations and warranties contained in this Agreement shall be deemed to include only that information contained therein on the Execution Date and shall be deemed to exclude all information contained in any addition, supplement or amendment thereto; provided, however, that if Closing shall occur, then all matters disclosed pursuant to any such addition, supplement or amendment at or prior to the Closing Date that: (i) arose in the ordinary course of business and (ii) do not exceed $2,000,000 in aggregate value or liability shall be waived and Linn shall not be entitled to make a claim with respect thereto pursuant to the terms of this Agreement or otherwise.

Section 10.7 Letters-in-Lieu; Change of Operator; Qualification of Company. Upon the earlier of the termination or expiration of the Master Services Agreement or earlier if so provided in the Master Services Agreement, Linn and Citizen shall execute and deliver to the Company: (i) such letter-in-lieu of division or transfer orders, directing purchasers of production attributable to the Linn Assets and Citizen Assets to pay the Company for the same, in such form as are reasonably satisfactory to Company; (ii) change of operator forms as required to transfer operatorship of any Linn Assets and Citizen Assets to the Company or to Company’s designated operator, and (iii) all books, records, contracts, receipts for deposits and all other papers, documents, electronic data or files created and maintained by Linn or its Affiliate (or by Citizen or its Affiliate) after the Closing and prior to the termination of the Master Services Agreement (other than any such items subject to attorney-client privilege) in connection with performing the Services under the applicable Master Services Agreement. In addition, the Parties shall use their commercially reasonable efforts to cause the Company, as of the Closing (or as soon thereafter as is reasonably practicable), to be qualified as an operator with, and have the bonding and insurance in place that may be required from, the applicable Governmental Bodies sufficient to assume operations of the Linn Assets and the Citizen Assets upon the termination of the Master Service Agreement.

Section 10.8 Rights Associated with Linn Waterflood Assets. By written notice from Citizen to Linn at any time prior to the day that is ten Business Days after the Execution Date, Citizen may elect to cause all depths subject to those Linn Leases that include interests in the Linn Waterflood Assets that are not included in the Target Formations in such Linn Leases to be Linn Excluded Assets hereunder. Failure of Citizen to make such an election in accordance with the terms of the preceding sentence shall be deemed a waiver of the right to make such an election. In the event of such an election, the Parties shall amend the definition of “Linn Excluded Assets” and the Linn Assignment to effect such election.

Section 10.9 Reserve-Based Loan. In order to finance the operating and capital budgets of the Company, the Transacting Parties shall use their respective commercially reasonable efforts to cause the Company to secure, at or prior to the Closing, a reserve-based loan from a mutually-agreed lender on such terms and conditions as the Transacting Parties mutually agree. For the avoidance of doubt, securing such a reserve-based loan is not a condition to Closing.

Section 10.10 Certain Citizen Excluded Assets. Notwithstanding anything to the contrary herein, to the extent any oil and gas leases expressly identified on Exhibit E (Part II) are within the AMI, such oil and gas leases (but only to extent within the AMI) shall be deemed to be Citizen Leases, and shall not be Citizen Excluded Assets for any purpose hereunder.

ARTICLE 11

LINN CONDITIONS TO CLOSING

The obligations of Linn to consummate the transactions provided for herein are subject, at the option of Linn, to the fulfillment by Citizen or waiver by Linn, on or prior to Closing, of each of the following conditions:

Section 11.1 Citizen Representations. The representations and warranties of Citizen set forth in Article 8 shall be true and correct on and as of the Closing Date, with the same force and without giving effect to any qualifiers as to materiality, as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except for those breaches, if any, of such representations and warranties as would not have a Material Adverse Effect.

Section 11.2 Citizen Covenants. Citizen shall have performed or complied in all material respects with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Citizen is required prior to or at the Closing Date.

Section 11.3 No Legal Proceedings. No material suit, action or other proceeding by any Third Party shall be pending before any Governmental Body (a) seeking to restrain, prohibit, enjoin or declare illegal, or (b) seeking substantial damages in connection with, the transactions contemplated by this Agreement.

Section 11.4 Citizen Title Defects and Citizen Environmental Defects. The sum of (a) all Citizen Title Defect Amounts, less the sum (i) of all Citizen Title Benefit Amounts and (ii) all Citizen Title Defect Amounts associated with Citizen Title Defects that Citizen has elected to cure, (b) all Citizen Remediation Amounts for Citizen Environmental Defects, (c) the alleged Citizen Title Defect Amounts of all Title Disputes regarding Citizen Assets and the alleged Remediation Amounts of all Environmental Disputes regarding Citizen Assets, (d) the Allocated Values of all Citizen Assets excluded from Closing in accordance with Article 4 and Article 5, and (e) the amount of Liabilities associated with Citizen Casualty Losses, in each case, for which the Initial Citizen Agreed Value is adjusted downward pursuant to Section 3.3(a) shall be less than 20% of the Initial Citizen Agreed Value.

Section 11.5 Linn Title Defects and Linn Environmental Defects. The sum of (a) all Linn Title Defect Amounts, less the sum (i) of all Linn Title Benefit Amounts and (ii) all Linn Title Defect Amounts associated with Linn Title Defects that Linn has elected to cure, (b) all Remediation Amounts for Linn Environmental Defects, (c) the alleged Linn Title Defect Amounts of all Title Disputes regarding Linn Assets and the alleged Remediation Amounts of all Environmental Disputes regarding Linn Assets, (d) the Allocated Values of all Linn Assets excluded from Closing in accordance with Article 4 and Article 5, and (e) the amount of Liabilities associated with Linn Casualty Losses, in each case, for which the Initial Linn Agreed Value is adjusted downward pursuant to Section 3.2(a) shall be less than 20% of the Initial Linn Agreed Value.

Section 11.6 Citizen Closing Certificate. Citizen shall have executed and delivered to Linn an officer’s certificate, dated as of the Closing Date and substantially in the form of Exhibit B (Part II), certifying that the conditions set forth in Section 11.1 and Section 11.2 have been fulfilled and, if applicable, any exceptions to such conditions that have been waived by Linn.

Section 11.7 Citizen Closing Deliverables. Citizen shall be ready, willing and able to deliver to Linn at the Closing the documents and items required to be delivered by Citizen under Section 13.3.

Section 11.8 Company Representations. The representations and warranties of the Company set forth in Article 9 shall be true and correct on and as of the Closing Date, with the same force and without giving effect to any qualifiers as to materiality, as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except for those breaches, if any, of such representations and warranties as would not have a Material Adverse Effect.

Section 11.9 Company Covenants. The Company shall have performed or complied in all material respects with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by the Company is required prior to or at the Closing Date.

Section 11.10 Company Closing Certificate. The Company shall have executed and delivered to Linn an officer’s certificate, dated as of the Closing Date and substantially in the form of Exhibit B (Part III), certifying that the conditions set forth in Section 11.8 and Section 11.9 have been fulfilled and, if applicable, any exceptions to such conditions that have been waived by Linn.

Section 11.11 Company Closing Deliverables. The Company shall be ready, willing and able to deliver to Linn at the Closing the documents and items required to be delivered by the Company under Section 13.4.

ARTICLE 12

CITIZEN CONDITIONS TO CLOSING

The obligations of Citizen to consummate the transactions provided for herein are subject, at the option of Citizen, to the fulfillment by Linn or waiver by Citizen, on or prior to Closing, of each of the following conditions:

Section 12.1 Linn Representations. The representations and warranties of Linn set forth in Article 7 shall be true and correct on and as of the Closing Date, with the same force and without giving effect to any qualifiers as to materiality, as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except for those breaches, if any, of such representations and warranties as would not have a Material Adverse Effect.

Section 12.2 Linn Covenants. Linn shall have performed or complied in all material respects with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Linn is required prior to or at the Closing Date.

Section 12.3 No Legal Proceedings. No material suit, action or other proceeding by any Third Party shall be pending before any Governmental Body (a) seeking to restrain, prohibit, enjoin or declare illegal, or (b) seeking substantial damages in connection with, the transactions contemplated by this Agreement.

Section 12.4 Linn Title Defects and Linn Environmental Defects. The sum of (a) all Linn Title Defect Amounts, less the sum (i) of all Linn Title Benefit Amounts and (ii) all Linn Title Defect Amounts associated with Linn Title Defects that Linn has elected to cure, (b) all Linn Remediation Amounts for Linn Environmental Defects, (c) the alleged Linn Title Defect Amounts of all Title Disputes regarding Linn Assets and the alleged Remediation Amounts of all Environmental Disputes regarding Linn Assets, (d) the Allocated Values of all Linn Assets excluded from Closing in accordance with Article 4 and Article 5, and (e) the amount of Liabilities associated with Linn Casualty Losses, in each case, for which the Initial Linn Agreed Value is adjusted downward pursuant to Section 3.2(a) shall be less than 20% of the Initial Linn Agreed Value.

Section 12.5 Citizen Title Defects and Citizen Environmental Defects. The sum of (a) all Citizen Title Defect Amounts, less the sum (i) of all Citizen Title Benefit Amounts and (ii) all Citizen Title Defect Amounts associated with Citizen Title Defects that Citizen has elected to cure, (b) all Remediation Amounts for Citizen Environmental Defects, (c) the alleged Citizen Title Defect Amounts of all Title Disputes regarding Citizen Assets and the alleged Remediation Amounts of all Environmental Disputes regarding Citizen Assets, (d) the Allocated Values of all Citizen Assets excluded from Closing in accordance with Article 4 and Article 5, and (e) the amount of Liabilities associated with Citizen Casualty Losses, in each case, for which the Initial Citizen Agreed Value is adjusted downward pursuant to Section 3.3(a) shall be less than 20% of the Initial Citizen Agreed Value.

Section 12.6 Linn Closing Certificate. Linn shall have executed and delivered to Citizen an officer’s certificate, dated as of the Closing Date and substantially in the form of Exhibit B (Part I), certifying that the conditions set forth in Section 12.1 and Section 12.2 have been fulfilled and, if applicable, any exceptions to such conditions that have been waived by Citizen.

Section 12.7 Linn Closing Deliverables. Linn shall be ready, willing and able to deliver to Citizen at the Closing the documents and items required to be delivered by Linn under Section 13.2.

Section 12.8 Company Representations. The representations and warranties of the Company set forth in Article 9 shall be true and correct on and as of the Closing Date, with the same force and without giving effect to any qualifiers as to materiality, as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except for those breaches, if any, of such representations and warranties as would not have a Material Adverse Effect.

Section 12.9 Company Covenants. The Company shall have performed or complied in all material respects with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by the Company is required prior to or at the Closing Date.

Section 12.10 Company Closing Certificate. The Company shall have executed and delivered to Citizen an officer’s certificate, dated as of the Closing Date and substantially in the form of Exhibit B (Part III), certifying that the conditions set forth in Section 12.8 and Section 12.9 have been fulfilled and, if applicable, any exceptions to such conditions that have been waived by Citizen.

Section 12.11 Company Closing Deliverables. The Company shall be ready, willing and able to deliver to Citizen at the Closing the documents and items required to be delivered by the Company under Section 13.4.

ARTICLE 13

CLOSING

Section 13.1 Time and Place of Closing. Subject to the conditions set forth in this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall occur at the offices of Latham & Watkins LLP located at 811 Main Street, Suite 3700, Houston, Texas 77002, on or before 9:00 a.m. (Central Prevailing Time) on August 31, 2017 (the “Scheduled Closing Date”), or such other date as the Transacting Parties may agree upon in writing; provided that if the conditions to Closing in Article 11 and Article 12 have not yet been satisfied or waived by the Scheduled Closing Date, then Closing shall occur five (5) Business Days after such conditions have been satisfied or waived. The date Closing actually occurs shall be the “Closing Date”.

Section 13.2 Obligations of Linn at Closing. At the Closing, subject to the terms and conditions of this Agreement, and subject to the simultaneous performance by Citizen of its obligations pursuant to Section 13.3 and the Company of its obligations in Section 13.4, Linn shall deliver or cause to be delivered to Citizen and the Company the following:

(a) counterparts of the Linn Assignment, duly executed by Linn;

(b) counterparts of the LLC Agreement, duly executed by Linn;

(c) counterparts of the Master Services Agreement, duly executed by Linn;

(d) full releases of all liens granted by any member of the Linn Group that burden the Linn Assets (other than Linn Permitted Encumbrances) in form reasonably satisfactory to Citizen;

(e) assignments in the forms required by Governmental Bodies for the assignment of any federal, state or tribal Linn Assets, duly executed by Linn, in sufficient duplicate originals to allow recording in all appropriate offices; and

(f) an executed statement described in Treasury Regulation Section 1.1445-2(b)(2) from Linn certifying that Linn is not a foreign person within the meaning of the Code.

Section 13.3 Obligations of Citizen at Closing. At the Closing, subject to the terms and conditions of this Agreement, and subject to the simultaneous performance by Linn of its obligations pursuant to Section 13.2 and the Company of its obligations in Section 13.4, Citizen shall deliver or cause to be delivered to Linn and the Company the following:

(a) evidence reasonably satisfactory to Linn that the Company has been formed by the filing of the Company Certificate and a certificate of name change changing the name of the Company to “Roan Resources LLC”;

(b) counterparts of the Citizen Assignment, duly executed by Citizen;

(c) counterparts of the LLC Agreement, duly executed by Citizen;

(d) counterparts of the Master Services Agreement, duly executed by Citizen;

(e) full releases of all liens granted by any member of the Citizen Group that burden the Citizen Assets (other than Citizen Permitted Encumbrances) in form reasonably satisfactory to Linn;

(f) assignments in the forms required by Governmental Bodies for the assignment of any federal, state or tribal Citizen Assets, duly executed by Citizen, in sufficient duplicate originals to allow recording in all appropriate offices; and

(g) an executed statement described in Treasury Regulation Section 1.1445-2(b)(2) from Citizen certifying that Citizen is not a foreign person within the meaning of the Code.

Section 13.4 Obligations of the Company at Closing. At the Closing, subject to the terms and conditions of this Agreement, and subject to the simultaneous performance by Linn of its obligations pursuant to Section 13.2 and Citizen of its obligations pursuant to Section 13.3, the Company shall deliver or cause to be delivered to the Transacting Parties the following:

(a) counterparts of the Linn Assignment, duly executed by the Company;

(b) counterparts of the Citizen Assignment, duly executed by the Company;

(c) counterparts of the LLC Agreement, duly executed by the Company; and

(d) counterparts of the Master Services Agreement, duly executed by Company.

ARTICLE 14

TERMINATION; DEFAULT AND REMEDIES

Section 14.1 Right of Termination. This Agreement and the transactions contemplated herein may be terminated at any time prior to Closing:

(a) by the mutual written agreement of the Transacting Parties;

(b) by delivery of written notice from Linn to Citizen if any of the conditions set forth in Article 11 (other than the conditions set forth in Section 11.3, Section 11.4 or Section 11.5) have not been satisfied by Citizen or the Company, as applicable (or waived by Linn), by the Outside Date;

(c) by delivery of written notice from Linn to Citizen if any of the conditions set forth in Section 11.4 or Section 11.5 have not been satisfied (or waived by Linn) by the Outside Date;

(d) by delivery of written notice from Citizen to Linn if any of the conditions set forth in Article 12 (other than the conditions set forth in Section 12.3, Section 12.4 or Section 12.5) have not been satisfied by Linn (or waived by Citizen) by the Outside Date;

(e) by delivery of written notice from Citizen to Linn if any of the conditions set forth in Section 12.4 or Section 12.5 have not been satisfied (or waived by Citizen) by the Outside Date;

(f) by either Transacting Party delivering written notice to the other Transacting Party if any of the conditions set forth in Section 11.3 or Section 12.3 are not satisfied or waived by the applicable Party on or before the Outside Date; or

(g) by either Transacting Party delivering written notice to the other Transacting Party if Closing has not occurred on or before the Outside Date;

provided, however, that no Transacting Party shall have the right to terminate this Agreement pursuant to clause (b), (d) or (f) above if such Transacting Party or its Affiliates are at such time in material breach of any provision of this Agreement.

Section 14.2 Effect of Termination. If this Agreement is terminated pursuant to any provision of Section 14.1, then, except as provided in this Section 14.2 and except for the provisions of Article 1, Sections 6.1 (other than the access rights granted under Sections 6.1(a) and 6.1(b)), 6.2, 6.3, 7.5, 8.5, 9.5, 10.3, 14.3 and Article 17, this Agreement shall forthwith become void and of no further force or effect and the Parties shall have no liability or obligation hereunder.

(a) If Linn has the right to terminate this Agreement pursuant to Section 14.1(b) because of the failure of Citizen to close the transactions contemplated by this Agreement in the instance where, as of the Outside Date, (i) all of the conditions in Article 12 (excluding conditions that, by their terms, cannot be satisfied until Closing) have been satisfied (or waived by Citizen), (ii) Linn is ready, willing and able to perform its obligations under

Section 13.2, and (iii) Citizen nevertheless elects not to close the transactions contemplated by this Agreement, then Linn, as Linn’s sole and exclusive remedy, shall be entitled to either: (A) terminate this Agreement pursuant to Section 14.1(b), and within two (2) Business Days after such termination, Citizen shall deliver by wire transfer of immediately available funds to an account designated in writing by Linn an amount equal to 10% of the Initial Linn Agreed Value, or (B) seek the specific performance of Citizen hereunder. If Linn is entitled to make an election pursuant to the preceding sentence, Linn shall select the remedy in clause (A) or (B) above within five (5) Business Days after the Outside Date by written notice to Citizen and the Company. Failure to make such an election within such period shall be deemed to be an election by Linn to select clause (A). Nothing herein shall be construed to preclude Linn from first seeking specific performance hereunder, and thereafter terminating this Agreement (and being entitled to the remedy described in clause (A) above).

(b) If Citizen has the right to terminate this Agreement pursuant to Section 14.1(d) because of the failure of Linn to close the transactions contemplated by this Agreement in the instance where, as of the Outside Date, (i) all of the conditions in Article 11 (excluding conditions that, by their terms, cannot be satisfied until Closing) have been satisfied (or waived by Linn), (ii) Citizen is ready, willing and able to perform its obligations under Section 13.3, and (iii) Linn nevertheless elects not to close the transactions contemplated by this Agreement, then Citizen, as Citizen’s sole and exclusive remedy, shall be entitled to either: (A) terminate this Agreement pursuant to Section 14.1(d), and within two (2) Business Days after such termination, Linn shall deliver by wire transfer of immediately available funds to an account designated in writing by Citizen an amount equal to 10% of the Initial Citizen Agreed Value, or (B) seek the specific performance of Linn hereunder. If Citizen is entitled to make an election pursuant to the preceding sentence, Citizen shall select the remedy in clause (A) or (B) above within five (5) Business Days after the Outside Date by written notice to Linn and the Company. Failure to make such an election within such period shall be deemed to be an election to select clause (A). Nothing herein shall be construed to preclude Citizen from first seeking specific performance hereunder, and thereafter terminating this Agreement (and being entitled to the remedy described in clause (A) above).

Section 14.3 Return of Documentation and Confidentiality. In addition to any obligations under the Confidentiality Agreement, upon termination of this Agreement, each Transacting Party shall promptly return to the other Transacting Party or destroy (and provide written certification of such destruction) all title, engineering, geological and geophysical data, environmental assessments and/or reports, maps, documents and other information furnished by such other Transacting Party to such Transacting Party or prepared by or on behalf of such Transacting Party in connection with its due diligence investigation of the other Transacting Party’s Assets and such Transacting Party shall not retain any copies, extracts or other reproductions in whole or in part of such documents and information; provided, however, any of the foregoing (a) found in drafts, notes, studies and other documents prepared by or for such Transacting Party, (b) found in presentation materials that are included in materials presented to the executive committee or board of directors of such Transacting Party (or its Affiliate) in connection with this Agreement, together with any notes or minutes from any such presentations, or (c) found in electronic format as part of such Transacting Party or its Affiliate’s off-site or on-site data storage/archival process system, will be held by such Transacting Party and kept confidential subject to the terms of the Confidentiality Agreement or destroyed at the retaining Transacting Party’s option.

ARTICLE 15

INDEMNIFICATION; ASSUMPTION OF LIABILITIES

Section 15.1 Indemnification by Linn. From and after Closing, Linn shall indemnify, defend and hold harmless the Citizen Group and the Company Group (and any member of either such Group) from and against all Liabilities suffered or incurred by the Citizen Group and/or the Company Group (and any member of either such Group) that are caused by or arise out of or result from:

(a) the Linn Retained Liabilities;

(b) any breach of any of Linn’s covenants or agreements under this Agreement; or

(c) any breach of any representation or warranty made by Linn contained in this Agreement or any certification delivered in connection herewith; or

(d) the Linn Indemnity Liabilities,

EVEN IF SUCH LIABILITIES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF A MEMBER OF THE LINN GROUP, OR THE CITIZEN GROUP, BUT NOT TO THE EXTENT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE CITIZEN GROUP.

Section 15.2 Indemnification by Citizen. From and after Closing, Citizen shall indemnify, defend and hold harmless the Linn Group and the Company Group (and any member of either such Group) from and against all Liabilities suffered or incurred by the Linn Group and/or the Company Group (and any member of either such Group) that are caused by or arise out of or result from:

(a) the Citizen Retained Liabilities;

(b) any breach of any of Citizen’s covenants or agreements under this Agreement;

(c) any breach of any representation or warranty made by Citizen contained in this Agreement or any certification delivered in connection herewith; or

(d) the Citizen Indemnity Liabilities,

EVEN IF SUCH LIABILITIES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF A MEMBER OF THE CITIZEN GROUP, OR THE LINN GROUP, BUT NOT TO THE EXTENT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE LINN GROUP.

Section 15.3 Indemnification by the Company. From and after Closing, the Company shall indemnify, defend and hold harmless the Linn Group and the Citizen Group (and any member of either such Group) from and against all Liabilities suffered or incurred by the Linn Group and/or the Citizen Group (and any member of either such Group) that are caused by or arise out of or result from:

(a) the Company Assumed Obligations;

(b) any breach of the Company’s covenants or agreements under this Agreement; or

(c) any breach of any representation or warranty made by the Company contained in this Agreement or any certification delivered in connection herewith,

EVEN IF SUCH LIABILITIES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF A PERSON ENTITLED TO INDEMNITY HEREUNDER, BUT NOT TO THE EXTENT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH INDEMNIFIED PERSON.

Section 15.4 Exclusive Remedy. Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 3.5, Article 6 and with respect to Fraud (or, for the avoidance of doubt, any special warranty of title in the Linn Assignment or the Citizen Assignment), this Article 15 contains the exclusive remedies of the Group of each Party against the other Parties after the Closing with respect to breaches of the representations, warranties, covenants and agreements of the Parties contained in this Agreement.

Section 15.5 Indemnification Rights. The indemnity of each Party provided in this Article 15 shall be for the benefit of and extend to each Person included in each of the Linn Group, the Citizen Group or the Company Group as applicable; provided, however, that any claim for indemnity under this Article 15 by any such Person must be brought and administered by a Party to this Agreement. No Indemnified Person (including any Person within the Linn Group, the Citizen Group or the Company Group) other than the Parties shall have any rights against another Party under the terms of this Article 15 except as may be exercised on its behalf by a Party pursuant to this Section 15.4. Each Party may elect to exercise or not exercise indemnification rights under this Article 15 on behalf of the other Indemnified Persons affiliated with it in its sole discretion and shall have no liability to any such other Indemnified Person for any action or inaction under this Article 15.

Section 15.6 Assumption of Liabilities. Without limiting the Company Group’s rights to indemnity under this Article 15 and except with respect to (1) the Linn Retained Liabilities or Citizen Retained Liabilities (it being acknowledged that no Linn Retained Liabilities or Citizen Retained Liabilities shall ever be deemed to be Company Assumed Obligations), or (2) the Linn Indemnity Liabilities that arise prior to the second anniversary of Closing and Citizen Indemnity Liabilities that arise prior to the second anniversary of Closing (it being acknowledged that no

Linn Indemnity Liabilities that arise prior to the second anniversary of Closing or Citizen Indemnity Liabilities that arise prior to the second anniversary of Closing shall be deemed to be Company Assumed Obligations, provided, however, that if a Company Break-Up occurs prior to the second anniversary of Closing, then the Linn Indemnity Liabilities and Citizen Indemnity Liabilities shall remain with the respective Parties indefinitely, regardless of when they arise and shall never become Company Assumed Obligations), from and after Closing, the Company assumes and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid and discharged) all obligations and Liabilities, known or unknown, with respect to the Assets, regardless of whether such obligations or Liabilities arose prior to, on or after the Effective Time, including obligations and Liabilities relating in any manner to the use, ownership or operation of the Assets, including obligations and Liabilities (a) to furnish makeup gas and/or settle Imbalances according to the terms of applicable gas sales, processing, gathering or transportation Contracts included in the Assets, (b) to pay Working Interests, royalties, overriding royalties and other interests, owners’ revenues or proceeds attributable to sales of Hydrocarbons, including those held in suspense (including the Linn Suspense Funds and Citizen Suspense Funds) to the extent attributable to the Assets, (c) to properly plug and abandon any and all wells and pipelines, including future wells, inactive wells or temporarily abandoned wells, drilled on the Assets, (d) to re-plug any well, wellbore or previously plugged well on the Assets to the extent required or necessary under applicable Laws or under Contracts, (e) to dismantle or decommission and remove any personal property and other property of whatever kind located on the Assets related to or associated with operations and activities conducted by whomever on the Assets, (f) to clean up and/or remediate the Assets in accordance with any applicable Contracts and applicable Laws, including all Environmental Laws, (g) relating to assumption and defense of those matters identified on part II of Schedule 7.6, and matters identified on part II of Schedule 8.6, (h) to perform all obligations applicable to or imposed on the lessee, owner, or operator under the Leases and all applicable Contracts, or as required by applicable Laws, and (i) assuming no Company Break-Up has occurred prior to the second anniversary of the Closing, those relating to the Linn Indemnity Liabilities arising at and/or after the second anniversary of the Closing or the Citizen Indemnity Liabilities arising at and/or after the second anniversary of the Closing (all of said obligations and Liabilities herein being referred to as the “Company Assumed Obligations”); and for the sake of clarity, when used in this Section 15.6 in connection with the Linn Indemnity Liabilities or Citizen Indemnity Liabilities, the phrases “that arise” or “arising at and/or after” shall mean that such Liabilities have been asserted, alleged, or otherwise made the subject of a written notice, claim, action, judgment or charge directed at a Party, whether liquidated or unliquidated.

Section 15.7 Indemnification Actions. All claims for indemnification under Article 15 shall be asserted and resolved as follows:

(a) For purposes hereof, (i) the term “Indemnifying Person” when used in connection with particular Liabilities shall mean the Party having an obligation to indemnify another Person or Persons with respect to such Liabilities pursuant to this Article 15 and (ii) the term “Indemnified Person” when used in connection with particular Liabilities shall mean the Person or Persons having the right to be indemnified with respect to such Liabilities by another Person or Persons pursuant to this Article 15.

(b) To make a claim for indemnification under Article 15, an Indemnified Person shall notify in writing the Indemnifying Person of its claim, including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”). In the event that the claim for indemnification is based upon a claim by a Third Party against the Indemnified Person (a “Third Person Claim”), the Party that is an Indemnified Person shall provide its Claim Notice promptly after such Indemnified Person has actual knowledge of the Third Person Claim and shall enclose a copy of all papers (if any) served with respect to the Third Person Claim; provided that the failure of any Party to give notice of a Third Person Claim as provided in this Section 15.7 shall not relieve the Indemnifying Person of its obligations under this Article 15 except to the extent such failure results in insufficient time being available to permit the Indemnifying Person to effectively defend against the Third Person Claim or otherwise materially prejudices the Indemnifying Person’s ability to defend against the Third Person Claim. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement which was inaccurate or breached.

(c) In the case of a claim for indemnification based upon a Third Person Claim, the putative Indemnifying Person shall have thirty (30) days from its receipt of the Claim Notice to notify the Party that is an Indemnified Person whether it admits or denies its obligation to defend such Indemnified Person against such Third Person Claim under this Article 15. If the Indemnifying Person does not notify such Indemnified Person within such thirty (30)-day period whether the Indemnifying Person admits or denies its obligation to defend such Indemnified Person, it shall be conclusively deemed to have denied such indemnification obligation hereunder. The Indemnified Person (or its designee) is authorized, prior to and during such thirty (30)-day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Person and that is not materially prejudicial to the Indemnifying Person.

(d) If the Indemnifying Person admits its obligation, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Third Person Claim. Subject to the remainder of this Section 15.7(d) the Indemnifying Person shall have full control of such defense and proceedings, including any compromise or settlement thereof. If requested by the Indemnifying Person, the Indemnified Person agrees to cooperate in contesting any Third Person Claim which the Indemnifying Person elects to contest (provided, however, that the Indemnified Person shall not be required to bring any counterclaim or cross-complaint against any Person). The Indemnified Person may at its own expense participate in, but not control, any defense or settlement of any Third Person Claim controlled by the Indemnifying Person pursuant to this Section 15.5. An Indemnifying Person shall not, without the written consent of the Indemnified Person, settle any Third Person Claim or consent to the entry of any judgment with respect thereto unless such settlement or judgment (i) provides for the payment by the Indemnifying Person of money as sole relief for the claimant, (ii) involves no finding or admission of any violation of Law or breach of contract or the rights of any Indemnified Person, (iii) does not encumber any of the assets of any Indemnified Person or agree to any restriction or condition that would apply to or adversely affect any Indemnified Person or the conduct of any Indemnified Person’s business and (iv) includes a complete and unconditional release of each Indemnified Person subject thereto from any and all liabilities in respect of such Third Person Claim. Notwithstanding anything to the contrary herein, if the Third Person Claim (I) seeks injunctive or equitable relief as the primary remedy for such Third Person Claim, (II) arises in connection with a criminal proceeding, or (III) is reasonably anticipated by, in the case of Third Person Claims for which Linn is the Indemnifying Party, to cause aggregate Liabilities subject to the Linn Indemnity Cap (whether pursuant to the current Third Party Claim and/or other previous Third Party Claims) for which Linn has provided indemnity hereunder to be exceeded, or, in the case of Third Person Claims for which Citizen is the Indemnifying Party, to cause aggregate Liabilities subject to the Citizen Indemnity Cap (whether pursuant to the current Third Party Claim and/or other previous Third Party Claims) for which Citizen has provided indemnity hereunder to be exceeded, then, at the Indemnified Person’s election, such Indemnified Person shall have full control of such defense and proceedings, including any compromise or settlement thereof.

(e) If the Indemnifying Person does not admit its obligation or admits its obligation but fails to diligently defend or settle the Third Person Claim, then the Indemnified Person shall have the right to defend against the Third Person Claim (at the sole cost and expense of the Indemnifying Person, if the Indemnified Person is entitled to indemnification hereunder), with counsel of the Indemnified Person’s choosing, subject to the right of the Indemnifying Person to admit its obligation and assume the defense of the Third Person Claim at any time prior to settlement or final determination thereof. If the Indemnifying Person has not yet admitted its obligation to provide indemnification with respect to a Third Person Claim, the Indemnified Person shall send written notice to the Indemnifying Person of any proposed settlement and the Indemnifying Person shall have the option for ten (10) Business Days following receipt of such notice to (i) admit in writing its obligation to provide indemnification with respect to the Third Person Claim and (ii) if its obligation is so admitted, reject, in its reasonable judgment, the proposed settlement. If the Indemnified Person settles any Third Person Claim over the objection of the Indemnifying Person after the Indemnifying Person has timely admitted its obligation in writing and assumed the defense of a Third Person Claim, the Indemnified Person shall be deemed to have waived any right to indemnity therefor.

(f) In the case of a claim for indemnification not based upon a Third Person Claim, the Indemnifying Person shall have twenty (20) days from its receipt of the Claim Notice to (i) cure the Liabilities complained of, (ii) admit its obligation to provide indemnification with respect to such Liabilities, or (iii) dispute the claim for such indemnification. If the Indemnifying Person does not notify the Indemnified Person within such ten (10) day period that it has cured the Liabilities or that it disputes the claim for such indemnification, the Indemnifying Person shall be conclusively deemed to have denied its indemnification obligation hereunder.

Section 15.8 Limitation on Actions.

(a) Subject to Section 15.8(c) the representations and warranties of the Transacting Parties in this Agreement and the covenants set forth in this Agreement that by their nature are to be performed at or prior to the Closing shall survive the Closing until the first anniversary of the Closing, except that:

(i) the representations and warranties in Section 7.1 through Section 7.5, Section 7.9, Section 7.10, Section 8.1 through Section 8.5, Section 8.9, and Section 8.10 (such representations and warranties collectively, the “Fundamental Representations”) shall survive indefinitely; and

(ii) the representation and warranties in Section 7.8 and Section 8.8 shall survive Closing until ninety (90) days after the expiration the applicable statute of limitations closes the taxable period to which the subject Taxes relate.

All of the remainder of this Agreement shall survive the Closing indefinitely, except (A) as may otherwise be expressly provided in this Agreement or (B) for the provisions of Article 16, which shall survive Closing until ninety (90) days after the expiration of the applicable statute of limitations to which the subject Taxes relate. Representations, warranties, covenants and other agreements shall be of no further force and effect after the date of their expiration (if any), after which time no claim may be made thereunder, provided that there shall be no termination of any bona fide claim asserted in writing pursuant to this Agreement with respect to such a representation, warranty, covenant or other agreement prior to its expiration date.

(b) The indemnity obligations in Section 15.1(b), Section 15.1(c), Section 15.2(b) and Section 15.2(c) shall terminate as of the termination date of each respective covenant, agreement, representation or warranty that is subject to indemnification thereunder, except in each case as to matters for which a specific written claim for indemnity has been delivered in good faith to the Indemnifying Person on or before such termination date. The indemnity obligations in Section 15.1(a) and Section 15.2(a) shall survive the Closing indefinitely. The indemnity obligations in Section 15.1(d) and Section 15.2(d) shall survive the Closing until the second (2nd) anniversary of the Closing Date. Notwithstanding anything stated in this Agreement to the contrary, any indemnifiable claims or Liabilities asserted prior to the expiration of any stated survival period shall remain (and the indemnity therefor shall continue to survive) until such claims and Liabilities are fully resolved.

(c) Notwithstanding anything to the contrary in this Agreement (including the foregoing provisions of this Section 15.8), all indemnity obligations under Sections 15.1 and 15.2 of this Agreement shall terminate for all purposes (including in respect of indemnity obligations that have been previously asserted but not finally determined or satisfied) upon the occurrence of an IPO (as defined in the LLC Agreement); provided, however that this Section 15.8(c) shall not apply to indemnity obligations under (i) Section 15.1(a) or Section 15.2(a) or (ii) Section 15.1(b) and 15.2(b), or (iii) Section 15.1(c) or 15.2(c) of this Agreement for breach of either Transacting Party’s Fundamental Representations or the representations in Section 7.8 and Section 8.8, respectively, or (iv) Section 15.1(d) or 15.2(d).

(d)

(i) Linn shall not be required to indemnify Citizen and/or any other Person under Section 15.1(c) for Liabilities arising from a single event or series of related events unless the amount of such Liabilities exceeds $500,000 (the “Individual Indemnity Threshold”) and until and unless the aggregate amount of all such Liabilities exceeding the Linn Individual Indemnity Threshold exceeds 2.0% of the Initial Linn Agreed Value prior to any adjustments to the Initial Linn Agreed Value under this Agreement (the “Linn Indemnity Deductible”), and then only to the extent such Liabilities exceed the Linn Indemnity Deductible; provided that the

Individual Indemnity Threshold and the Linn Indemnity Deductible shall not apply with respect to any Liabilities relating to or arising from breaches of the Fundamental Representations of Linn, Section 7.8, breaches of Linn’s covenants, Linn’s indemnification obligations under Section 15.1(a), Section 15.1(b), or Section 15.1(c) (arising from breaches of the Fundamental Representations of Linn or for breaches of Section 7.8), or with respect to any Tax Claims, nor for Linn’s indemnification obligations under Section 15.1(d).

(ii) Citizen shall not be required to indemnify Linn or any other Person under Section 15.2(c) for Liabilities arising from a single event or series of related events unless the amount of such Liabilities exceeds the Individual Indemnity Threshold and until and unless the aggregate amount of all such Liabilities exceeding the Citizen Individual Indemnity Threshold exceeds 2.0% of the Initial Citizen Agreed Value prior to any adjustments to the Initial Citizen Agreed Value under this Agreement (the “Citizen Indemnity Deductible”), and then only to the extent such Liabilities exceed the Citizen Indemnity Deductible; provided that the Individual Indemnity Threshold and the Citizen Indemnity Deductible shall not apply with respect to any Liabilities relating to or arising from breaches of Fundamental Representations of Citizen, Section 8.8, breaches of Citizen’s covenants, Citizen’s indemnification obligations under Section 15.2(a), Section 15.2(b), or Section 15.2(c) (arising from breaches of the Fundamental Representations of Citizen or for breaches of Section 8.8) or with respect to any Tax Claims, nor for Citizen’s indemnification obligations under Section 15.2(d).

(e)

(i) Linn shall not be required to indemnify Citizen or any other Person under Section 15.1(c) for Liabilities in excess of $250,000,000 (the “Linn Indemnity Cap”) in the aggregate; provided that the Linn Indemnity Cap shall not apply with respect to any Liabilities relating to or arising from breaches of the Fundamental Representations of Linn or with respect to any Tax Claims. Notwithstanding anything to the contrary, in no event shall Linn’s maximum aggregate liability arising out of or relating to this Agreement other than its liability under Section 15.1(a) (and it is agreed that this Section does not limit the indemnity obligations or Liabilities under Section 15.1(a)) exceed the Initial Linn Agreed Value prior to any adjustments to the Initial Linn Agreed Value under this Agreement.

(ii) Citizen shall not be required to indemnify Linn and/or any other Person under Section 15.2(c) for Liabilities in excess of $250,000,000 (the “Citizen Indemnity Cap”) in the aggregate; provided that the Citizen Indemnity Cap shall not apply with respect to any Liabilities relating to or arising from breaches of the Fundamental Representations of Citizen or with respect to any Tax Claims. Notwithstanding anything to the contrary, in no event shall Citizen’s maximum aggregate liability arising out of or relating to this Agreement other than its liability under Section 15.2(a) (and it is agreed that this Section does not limit the indemnity obligations or Liabilities under Section 15.2(a)) exceed the Initial Citizen Agreed Value prior to any adjustments to the Initial Citizen Agreed Value under this Agreement.

(f) In no event shall any Indemnified Person be entitled to duplicate compensation with respect to the same Liabilities under more than one provision of this Agreement (and no Indemnified Person shall have the right to recover under this Article 15 with respect to any matter to the extent such Indemnified Person received appropriate adjustments to the Initial Linn Agreed Value under Section 3.2 or the Initial Citizen Agreed Value under Section 3.3, as applicable, in satisfaction of such indemnifiable matter) and the various documents delivered in connection with the Closing.

ARTICLE 16

TAX MATTERS

Section 16.1 Allocation of Asset Taxes. Each of Linn and Citizen shall retain responsibility for all Asset Taxes assessed with respect to the ownership and operation of the Linn Assets or the Citizen Assets, as applicable, for (i) any period ending prior to the Effective Time, and (ii) the portion of any Straddle Period ending immediately prior to the Effective Time. All Asset Taxes with respect to the ownership or operation of the Assets arising on or after the Effective Time (including all Asset Taxes for any Straddle Period not apportioned to Linn or Citizen) shall be allocated to and borne by the Company. For purposes of determining whether and to what extent a liability for Asset Taxes for a Straddle Period is allocable to a taxable period (or portion thereof) ending before the Effective Time or from and after the Effective Time: (a) Asset Taxes imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) shall be allocated to the taxable period or portion thereof based on an interim closing of the books, (b) Asset Taxes that are attributable to the severance or production of Hydrocarbons shall be allocated to the period in which the severance or production giving rise to such Taxes occurred, and (c) Asset Taxes imposed on a periodic basis shall be allocated based on the number of days in the relevant taxable period that occur before the Effective Time, on the one hand, and the number of days in such taxable period that occur from and after the Effective Time, on the other hand.

Section 16.2 Tax Returns. Each of Linn or Citizen, as applicable, shall timely file any Tax Return with respect to Asset Taxes due on or before the Closing Date or that otherwise relates solely to periods before the Closing Date and shall pay any Asset Taxes shown due and owing on such Tax Return, subject to the Contributors’ right to adjustment of the Linn Consideration Units or the Citizen Consideration Units, as applicable, for any Asset Taxes for which the Company is responsible under Section 16.1. From and after the Closing Date, the Company shall timely file any Tax Returns with respect to Asset Taxes required to be filed after the Closing Date, including such Tax Returns for any Straddle Period that are due after the Closing Date, and shall pay any Asset Taxes shown due and owing on such Tax Return, subject to the Company’s right to adjustment of the Linn Consideration Units or the Citizen Consideration Units, as applicable, for any Asset Taxes for which Linn or Citizen, as applicable, is responsible under Section 16.1. To the extent the actual amount of an Asset Tax is not known at the time an adjustment is to be made with respect to such Asset Tax pursuant to Section 3.2 or Section 3.3, as applicable, the Parties shall utilize the most recent information available in estimating the amount of such Asset Tax for purposes of such adjustment. To the extent the actual amount of an Asset Tax (or the amount thereof paid or economically borne by a Transacting Party) is ultimately determined to be different than the amount (if any) that was taken into account in determining the Final Linn Adjustment Amount or the Final Citizen Adjustment Amount, as applicable, the Linn Consideration Units or the Citizen Consideration Units, as applicable, shall be adjusted to the extent necessary to cause each Transacting Party to bear the amount of such Asset Tax that is allocable to such Transacting Party under Section 16.1.

Section 16.3 Tax Cooperation. Each of the Company, Linn and Citizen agrees to furnish to each other, upon request, as promptly as practicable, such information and assistance relating to the Linn Assets and the Linn Additional Assets or the Citizen Assets and the Citizen Additional Assets, as applicable, as is reasonably necessary for the filing of all Tax Returns, and making of any election related to Taxes, the preparation for any audit by any Governmental Body, and the prosecution or defense of any action, suit or proceeding related to Taxes involving the Linn Assets and the Linn Additional Assets or the Citizen Assets and the Citizen Additional Assets, as applicable, and each shall execute and deliver such documents as are reasonably necessary to carry out the intent of this Section 16.3. Linn and Citizen agree to retain all books and records with respect to Tax matters pertinent to the Linn Assets and the Linn Additional Assets or the Citizen Assets and the Citizen Additional Assets, as applicable, relating to any taxable period beginning on or before the Effective Time until the expiration of the statute of limitations of the respective taxable periods and to abide by all record retention agreements entered into with any Governmental Body.

Section 16.4 Transfer Taxes. In the event any Transfer Taxes are due as a result of the transfer by Linn of the Linn Assets and the Linn Additional Assets to the Company or by Citizen of the Citizen Assets and the Citizen Additional Assets to the Company, the Company shall be responsible for timely filing any Tax Return relating to such Transfer Taxes and paying such Transfer Taxes. The Parties shall reasonably cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

Section 16.5 Tax Refunds. The amount of any refunds of Asset Taxes of Linn or Citizen, as applicable, for any period prior to the Effective Time shall be for the account of Linn or Citizen, respectively. The amount of any refunds of Asset Taxes of Linn or Citizen, as applicable, for any Tax period beginning after the Effective Time shall be for the account of the Company. The amount of any refund of Asset Taxes for any Straddle Period shall be equitably apportioned between the Company and Linn or Citizen, respectively, in accordance with the principles set forth in Section 16.1. Each Party shall forward, and shall cause its Affiliates to forward, to the Party entitled to receive a refund of Tax pursuant to this Section 16.5 the amount of such refund within thirty (30) days after such refund is received, net of any costs or expenses incurred by such Party or its Affiliates in procuring such refund.

ARTICLE 17

MISCELLANEOUS

Section 17.1 Governing Law. THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE LAW OF A STATE IN WHICH THE ASSETS ARE LOCATED NECESSARILY GOVERNS, IN WHICH EVENT OKLAHOMA LAW SHALL GOVERN. SUBJECT TO SECTION 17.3, IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY FEDERAL OR STATE COURT LOCATED WITHIN HARRIS COUNTY, TEXAS, AND WAIVES ANY OBJECTION TO JURISDICTION OR VENUE OF, AND WAIVES ANY MOTION TO TRANSFER VENUE FROM, ANY OF THE AFORESAID COURTS. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE.

Section 17.2 Conspicuous Language. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY LAW TO BE EFFECTIVE, THE PROVISIONS IN THIS AGREEMENT IN ALL CAPS ARE “CONSPICUOUS” FOR THE PURPOSE OF ANY LAW.

Section 17.3 Dispute Resolution. Except as provided in Articles 3, 4 and 5, all disputes and controversies, in each case, arising out of or relating to this Agreement, shall be determined and resolved in accordance with the following procedures:

(a) Covered Disputes. Any Claim among the Parties or their respective Affiliates arising out of or relating to this Agreement, including the meaning of its provisions, or the proper performance of any of its terms, its breach, termination or invalidity (each, a “Dispute”) shall be resolved in accordance with the procedures specified in this Section 17.3, which shall be the sole and exclusive procedure for the resolution of any such Dispute, except that any Party, without prejudice to the following procedures, may file a complaint to seek preliminary injunctive or other provisional judicial relief, if in its sole judgment, that action is necessary to avoid irreparable damage or to preserve the status quo. Despite that action the Parties will continue to participate in good faith in the procedures specified in this Section 17.3.

(b) Initial Mediation. In the event of a Dispute, and prior to proceeding to arbitration pursuant to Section 17.3, the Parties must submit the Dispute to any mutually agreed mediation service for mediation by providing to the mediation service a joint, written request for mediation, setting forth the subject of the Dispute and the relief requested. The Dispute shall be mediated in Oklahoma City, Oklahoma within thirty (30) days from the date that a written request for mediation is made by any Party, and the mediation shall be conducted before a single mediator to be agreed upon by the Parties. If the Parties cannot agree on the mediator, each Party shall select a mediator and the mediators so selected shall together unanimously select a neutral mediator who will conduct the mediation. The Parties shall cooperate with the mediation service and with one another in scheduling the mediation proceedings. The Parties covenant that they will use commercially reasonable efforts in participating in the mediation. The Parties agree that the mediator’s fees and expenses and the costs incidental to the mediation will be shared equally by the Parties. The Parties further agree that all offers, promises, conduct, and statements, whether oral or written, made in the course of the mediation by any of the Parties, their agents, employees, experts, and attorneys, and by the mediator and any employees of the mediation service, are confidential, privileged, and inadmissible for any purpose, including impeachment, in any litigation, arbitration or other proceeding involving the Parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. The decision of the mediator shall be non-binding on the Parties.

(c) Arbitration as a Final Resort. Any Dispute that is not resolved by mediation pursuant to Section 17.3 must be resolved through the use of binding arbitration in accordance with the AAA Rules, as supplemented to the extent necessary to determine any procedural appeal question by the Federal Arbitration Act (Title IX of the United States Code). If there is any inconsistency between this Section 17.3 and the Commercial Arbitration Rules of the Federal Arbitration Act, the terms of this Section 17.3 shall control the rights and obligations of the Parties. Such arbitration shall be conducted as follows:

(i) If there is more than one Dispute that involves the same facts and parties as the facts and parties with respect to which arbitration has been initiated pursuant to this Agreement, such Disputes shall be consolidated into the first arbitration initiated pursuant to this Agreement.

(ii) Arbitration may be initiated by a Party (“Claimant”) serving written notice on another Party (“Respondent”) that the Claimant has referred the Dispute to binding arbitration pursuant to this Section 17.3(c). Claimant’s notice initiating binding arbitration must describe in reasonable detail the nature of the Dispute and the facts and circumstances relating thereto and identify the arbitrator Claimant has appointed. Respondent shall respond to Claimant within thirty (30) days after receipt of Claimant’s notice, identifying the arbitrator Respondent has appointed. All arbitrators must be neutral parties who have never been officers, directors or employees of or performed material work for the Parties or any of their Affiliates within the preceding five (5) year period and must agree in writing to keep strictly confidential the specifics and existence of the dispute as well as all proprietary records of the Parties reviewed by the arbitrators in the process of resolving such dispute. Arbitrators must have a formal education or training in the area of dispute resolution and must have not less than seven (7) years of experience as a lawyer in the energy industry with experience in upstream or transactional issues. The two (2) arbitrators so chosen by the parties to the Dispute shall select a third arbitrator within thirty (30) days after the second arbitrator has been appointed. If either (A) the Respondent fails to name its party-appointed arbitrator within the time permitted, or (B) the two (2) arbitrators are unable to agree on a third arbitrator within thirty (30) days from the date the second arbitrator has been appointed, then, in either case, the missing arbitrator(s) shall be selected by the AAA with due regard given to the selection criteria above and input from the parties to the Dispute and other arbitrators. The AAA shall select the missing arbitrator(s) not later than ninety (90) days from initiation of arbitration. In the event the AAA should fail to select the third arbitrator within ninety (90) days from initiation of arbitration, then either party to the Dispute may petition the Chief United States District Judge for the Northern District of Oklahoma to select the third arbitrator. Due regard shall be given to the selection criteria above and input from the parties to the arbitrable Dispute and other arbitrators.

(iii) Claimant and Respondent shall each pay one-half of the compensation and expenses of the AAA and the arbitrator(s).

(iv) The hearing shall be conducted in Oklahoma City, Oklahoma and commence within sixty (60) days after the selection of the third arbitrator, unless delayed by order of the arbitrators. The hearing shall be based upon written position papers submitted by Claimant and Respondent within thirty (30) days after the selection of the third arbitrator, stating such Person’s proposed resolution of the dispute. The parties to the Dispute and the arbitrators shall proceed diligently and in good faith in order that the award may be made as promptly as possible. The arbitrators shall determine the Disputes and render a final award on or before thirty (30) days following the completion of the hearing. The arbitrators’ decision shall be in writing and set forth the reasons for the award. In rendering the award, the arbitrators shall abide by (A) the terms and conditions of this Agreement including, without limitation, any and all restrictions, prohibitions or limitations on damages or remedies set forth in this Agreement and (B) the Law of the State of Delaware. The arbitrators shall not have jurisdiction or authority to add to, detract from or alter in any way the provisions of this Agreement.

(v) Notwithstanding any other provision of this Agreement, any party to the Dispute may, prior to the appointment of the third arbitrator, seek temporary injunctive relief from any court of competent jurisdiction; provided that the party seeking such relief shall (if arbitration has not already been commenced) simultaneously commence arbitration. Such court-ordered relief shall not continue more than ten (10) days after the appointment of the arbitrators and in no event for longer than ninety (90) days. In order to prevent irreparable harm, the arbitrators shall have the power to grant temporary or permanent injunctive or other equitable relief. Except as provided in the Federal Arbitration Act, the decision of the arbitrators shall be final, binding on and non-appealable by the parties to the Dispute. Each party to the Dispute agrees that any arbitration award against it may be enforced in any court of competent jurisdiction and that either party to the Dispute may authorize any such court to enter judgment on the arbitrators’ decisions. The arbitrators may not grant or award indirect, consequential, punitive or exemplary damages or damages for lost profits.

(vi) In any Dispute under this Agreement, the prevailing party to the Dispute shall be entitled to recover arbitration and court costs and attorneys’ fees in addition to any other relief to which such Person is entitled.

(d) Tolling and Performance. All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in Section 17.3(c) are pending. The Parties shall take any action required to effectuate that tolling. Each Party is required to continue to perform its obligations under this Agreement pending completion of the procedures set forth in Section 17.3(c), unless to do so would be impossible or impracticable under the circumstances.

Section 17.4 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile or other electronic transmission shall be deemed an original signature hereto.

Section 17.5 Notices. All notices and communications required or permitted to be given hereunder, but excluding service of process shall be sufficient in all respects (a) if given in writing and delivered personally, (b) if sent by overnight courier, (c) if mailed by U.S. Express Mail or by certified or registered U.S. Mail with all postage fully prepaid, (d) sent by facsimile transmission (provided any such facsimile transmission is confirmed either orally or by written confirmation), or (e) sent by electronic mail transmission (provided any such electronic mail transmission is supplemented by a written notice delivered pursuant to one of the methods specified in items (a) through (d) above within two (2) Business Days after delivery of such electronic mail transmission; provided that electronic mail transmitted on or before any deadline regardless of whether such supplemental written notice is delivered prior to such deadline shall be deemed adequate notice hereunder) and, in each case, addressed to the appropriate Party at the address for such party shown below:

If to Linn:
Linn Operating, LLC 600 Travis Street, Suite 1400 Houston, Texas 77002
Attention: David Rottino, Chief Financial Officer
Email: DRottino@linnenergy.com

with a copy (which shall not constitute notice) to:

Linn Operating, LLC 600 Travis Street, Suite 1400 Houston, Texas 77002
Attention: Candice Wells, General Counsel

Email: CWells@linnenergy.com

and
Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002
Attention: Michael Dillard
Email: michael.dillard@lw.com

If to Citizen:

Citizen Energy II, LLC 320 S. Boston Ave., Suite 1300 Tulsa, OK 74103 Attn: James Woods Email: james@ce2ok.com

JVL Advisors, LLC SPQR Energy, LP Lobo Baya LLC 10000 Memorial Dr., Suite 550 Houston, TX 77024 Attn: John V. Lovoi; Paul Loyd Email: jlovoi@jvladvisors.com and pbl@loydhouse.com with a copy (which shall not constitute notice) to:

Thompson & Knight LLP 333 Clay Street, Suite 3300
Houston, Texas 77002
Attention: Timothy L. Samson; Hunter White

Email: tim.samson@tklaw.com; hunter.white@tklaw.com

If to the Company:

Linn Operating, LLC 600 Travis Street, Suite 1400 Houston, Texas 77002
Attention: David Rottino, Chief Financial Officer
Email: DRottino@linnenergy.com

Citizen Energy II, LLC 320 S. Boston Ave., Suite 1300 Tulsa, OK 74103 Attn: James Woods Email: james@ce2ok.com

JVL Advisors, LLC SPQR Energy, LP Lobo Baya LLC 10000 Memorial Dr., Suite 550 Houston, TX 77024 Attn: John V. Lovoi and Paul Loyd Email: jlovoi@jvladvisors.com and pbl@loydhouse.com with a copy (which shall not constitute notice) to:

Linn Operating, LLC 600 Travis Street, Suite 1400 Houston, Texas 77002
Attention: Candice Wells, General Counsel
Email: CWells@linnenergy.com

Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002
Attention: Michael Dillard
Email: michael.dillard@lw.com

and

Thompson & Knight LLP 333 Clay Street, Suite 3300 Houston, Texas 77002 Attention: Timothy T. Samson and Hunter White Email: tim.samson@tklaw.com; hunter.white@tklaw.com

Any notice given in accordance herewith shall be deemed to have been given (i) when delivered to the addressee in person, or by courier, during normal business hours, or on the next Business Day if delivered after business hours, (ii) when received by the addressee via facsimile or electronic mail transmission during normal business hours, or on the next Business Day if received after business hours, or (iii) upon actual receipt by the addressee after such notice has either been delivered to an overnight courier or deposited in the U.S. Mail, as the case may be. The Parties may change the address, telephone number, facsimile number, electronic mail address and individuals to which such communications to be addressed by giving written notice to the other Parties in the manner provided in this Section 17.5. Notwithstanding anything in this Section 17.5 to the contrary, documents and other information to be delivered to the Parties hereunder may be transmitted to such Parties by electronic means other than electronic mail transmission; provided confirmation of the delivery of such documents and other information is confirmed orally or by written confirmation (including by automated electronic means).

Section 17.6 Expenses. Except as otherwise specifically provided, all fees, costs and expenses incurred by the Parties in negotiating this Agreement shall be paid by the Party incurring the same, including legal and accounting fees, costs and expenses.

Section 17.7 Waiver; Rights Cumulative. Any of the terms, covenants, or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party or Parties waiving compliance. No course of dealing on the part of any Party, or its respective officers, employees, agents, accountants, attorneys, investment bankers, consultants or other authorized representatives, nor any failure by a Party to exercise any of its rights under this Agreement shall operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by any Party of any condition, or any breach of any term or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term or covenant. The rights of the Parties under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

Section 17.8 Entire Agreement; Conflicts. THIS AGREEMENT AND EACH OTHER AGREEMENT EXECUTED BY THE PARTIES OR THEIR RESPECTIVE AFFILIATES IN CONNECTION HEREWITH (INCLUDING THE LLC AGREEMENT, THE CONFIDENTIALITY AGREEMENT AND THE MASTER SERVICES AGREEMENT), AND THE EXHIBITS AND APPENDICES HERETO AND THERETO, COLLECTIVELY CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS AND DISCUSSIONS, WHETHER ORAL OR

WRITTEN, OF SUCH PARTIES AND THEIR RESPECTIVE AFFILIATES PERTAINING TO THE SUBJECT MATTER OF THIS AGREEMENT. THERE ARE NO WARRANTIES, REPRESENTATIONS OR OTHER AGREEMENTS AMONG THE PARTIES OR THEIR RESPECTIVE AFFILIATES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT or THE TRANSACTION DOCUMENTS, AND NO PARTY OR SUCH PARTY’S AFFILIATES SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT OR STATEMENTS OF INTENTION NOT SO SET FORTH. IN THE EVENT OF A CONFLICT BETWEEN (A) THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF ANY EXHIBIT OR APPENDIX HERETO, OR (B) THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF ANY OTHER AGREEMENT EXECUTED IN CONNECTION HEREWITH, IN EACH CASE, THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL GOVERN AND CONTROL; PROVIDED, HOWEVER, THAT THE INCLUSION IN ANY OF THE EXHIBITS OR APPENDICES HERETO OR THE AGREEMENTS SET FORTH IN CLAUSE (B) ABOVE OF TERMS AND PROVISIONS NOT ADDRESSED IN THIS AGREEMENT SHALL NOT BE DEEMED A CONFLICT, AND ALL SUCH ADDITIONAL PROVISIONS SHALL BE GIVEN FULL FORCE AND EFFECT, SUBJECT TO THE PROVISIONS OF THIS SECTION 17.8 AND pROVIDED FURTHER THAT IN THE EVENT OF A CONFLICT BETWEEN THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF THE LLC AGREEMENT, THE TERMS AND PROVISIONS OF THE LLC AGREEMENT SHALL GOVERN AND CONTROL.

Section 17.9 Amendment. This Agreement may be amended only by an instrument in writing executed by Linn and Citizen and expressly identified as an amendment or modification.

Section 17.10 Parties in Interest. Except as provided in Section 6.1(c) and Article 15 nothing in this Agreement, express or implied, shall entitle any Person other than the Parties or their respective successors and permitted assigns to any Claim, remedy or right of any kind.

Section 17.11 Binding Effect. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.

Section 17.12 Preparation of Agreement. Each of the Parties and their respective counsels participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the draftsman of this Agreement.

Section 17.13 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not materially affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 17.14 Limitation on Damages. NONE OF THE PARTIES SHALL BE ENTITLED TO RECOVER FROM ANY OTHER PARTY, OR ANY OTHER PARTY’S RESPECTIVE AFFILIATES, ANY INDIRECT, CONSEQUENTIAL, PUNITIVE, SPECIAL OR EXEMPLARY DAMAGES OR DAMAGES FOR LOST PROFITS OF ANY KIND, IN EACH CASE, ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, EXCEPT TO THE EXTENT ANY SUCH PARTY SUFFERS SUCH DAMAGES TO A THIRD PARTY, WHICH DAMAGES (INCLUDING COSTS OF DEFENSE AND REASONABLE ATTORNEYS’ FEES INCURRED IN CONNECTION WITH DEFENDING AGAINST SUCH DAMAGES) SHALL NOT BE EXCLUDED BY THIS PROVISION AS TO RECOVERY HEREUNDER. SUBJECT TO THE PRECEDING SENTENCE, EACH PARTY, ON BEHALF OF ITSELF AND EACH OF ITS AFFILIATES, WAIVES ANY RIGHT TO RECOVER ANY INDIRECT, CONSEQUENTIAL, PUNITIVE, SPECIAL OR EXEMPLARY DAMAGES OR DAMAGES FOR LOST PROFITS OF ANY KIND, IN EACH CASE, ARISING IN CONNECTION WITH OR WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.15 Assignment. No Party shall assign all or any part of this Agreement, nor shall any Party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other Parties (which consent may be withheld for any reason) and any assignment or delegation made without such consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 17.16 Time is of the Essence. This Agreement contains a number of dates and times by which performance or the exercise of rights is due, and the Parties intend that each and every such date and time be the firm and final date and time, as agreed. For this reason, each Party hereby waives and relinquishes any right it might otherwise have to challenge its failure to meet any performance or rights election date applicable to it on the basis that its late action constitutes substantial performance, to require the other Parties to show prejudice, or on any equitable grounds. Without limiting the foregoing, time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

Section 17.17 Employee Issues.

(a) From and after Closing, each of Linn and Citizen shall use commercially reasonable efforts to cooperate with the Company to determine mutually acceptable methods of Linn and Citizen making available certain of their employees and their Affiliates’ employees for hire by the Company.

(b) Subject to Section 17.17(a), from and after the Execution Date until the nine month anniversary of Closing, unless Linn otherwise consents in writing, none of Citizen and its Affiliates and the Company and its Affiliates shall solicit, induce, or recruit any employee of Linn or its Affiliates (“Linn Employees”). The foregoing provision shall not prohibit the Company and its Affiliates from making offers of employment to the personnel made available by Linn for hire by the Company pursuant to Section 17.17(a) or who contact Citizen or its Affiliates or the Company or its Affiliates directly without solicitation, inducement or recruitment by the hiring party or its Affiliates, nor shall it prohibit solicitations by Citizen and its Affiliates and the Company and its Affiliates by general advertisement in periodicals or other advertisement media or through the use of search firms that are not directed specifically at Linn Employees.

(c) Subject to Section 17.17(a), from and after the Execution Date until the nine month anniversary of Closing, unless Citizen otherwise consents in writing, none of Linn and its Affiliates and the Company and its Affiliates shall solicit, induce, or recruit any employee of Citizen or its Affiliates (“Citizen Employees”). The foregoing provision shall not prohibit the Company and its Affiliates from making offers of employment to the personnel made available by Citizen for hire by the Company pursuant to Section 17.17(a) or who contact Linn or its Affiliates or the Company or its Affiliates directly without solicitation, inducement or recruitment by the hiring party or its Affiliates, nor shall it prohibit solicitations by Linn and its Affiliates and the Company and its Affiliates by general advertisement in periodicals or other advertisement media or through the use of search firms that are not directed specifically at Citizen Employees.

Section 17.18 Retained Litigation.

(a) With regard to the matters set forth described in Part I of Schedule 7.6, or any related royalty lawsuits regarding the Linn Assets, Linn may not settle or compromise such claims or lawsuit without the written consent of Company if any settlement or compromise (a) requires Company to admit (or is a deemed admission by Company of) fault or wrongdoing, or (b) or requires Company to part with any property right or interest, assume any obligation or make any payment for which Linn is not providing the Company indemnity hereunder.

(b) With regard to the matters set forth described in Part I of Schedule 8.6, or any related royalty lawsuits regarding the Citizen Assets, Citizen may not settle or compromise such claims or lawsuit without the written consent of Company if any settlement or compromise (a) requires Company to admit (or is a deemed admission by Company of) fault or wrongdoing, or (b) or requires Company to part with any property right or interest, assume any obligation or make any payment for which Citizen is not providing the Company indemnity hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties on the Execution Date.

PARTIES:

LINN ENERGY HOLDINGS, LLC

By:	/s/ Mark E. Ellis
Name:	Mark E. Ellis
Title:	President & CEO

LINN OPERATING, LLC

By:	/s/ Mark E. Ellis
Name:	Mark E. Ellis
Title:	President & CEO

CITIZEN ENERGY II, LLC

By:
Name:
Title:

ROAN RESOURCES LLC

By: CITIZEN ENERGY II, LLC Its sole member

By:
Name:
Title:

[Signature Page to Contribution Agreement]

CITIZEN ENERGY II, LLC

By:	/s/ Robbie Woodard
Name:	Robbie Woodard
Title:	Chief Operating Officer

SIGNATURE PAGE TO CONTRIBUTION AGREEMENT

ROAN RESOURCES LLC

By: Citizen Energy II, LLC, Its sole member

By:	/s/ James R. Woods
Name:	James R. Woods
Title:	Manager

SIGNATURE PAGE TO CONTRIBUTION AGREEMENT

APPENDIX A

DEFINITIONS

“AAA” means the American Arbitration Association.

“AAA Rules” means the Commercial Arbitration Rules of the AAA.

“AFE” has the meaning set forth in Section 7.18.

“Affiliate” means with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, such Person; provided, however, after the Closing, the Company and its subsidiaries shall not, for purposes of this Agreement, constitute a current or former Affiliate of either Transacting Party or any of its Affiliates; and provided further, that Citizen’s “Affiliates” shall not include (a) JVL Advisors, L.L.C. (“JVL”), (b) any investment vehicles or investment funds for which JVL serves as adviser or manager, or (c) the portfolio investments of any such investment vehicle or investment fund (other than Citizen and its subsidiaries).

“Agreement” has the meaning set forth in Preamble of this Agreement.

“Allocated Values” has the meaning set forth in Section 3.4(a).

“Allocation Schedule” has the meaning set forth in Section 3.4(b).

“Amended and Restated Linn Midstream Agreement” means the Amended and Restated Gas Gathering and Processing Agreement by and between LEH and Linn Midstream, LLC, dated effective April 1, 2017.

“Asset Taxes” shall mean ad valorem, property, excise, severance, production, sales, use, or similar Taxes based upon or measured by the ownership or operation of the Assets or the production of Hydrocarbons or the receipt of proceeds therefrom, but excluding, for the avoidance of doubt, Income Taxes and Transfer Taxes.

“Assets” means, when used in reference to Linn, the Linn Assets and the Linn Additional Assets, and when used in reference to Citizen, the Citizen Assets and the Citizen Additional Assets.

“Assignment” means any Linn Assignment or Citizen Assignment executed pursuant to this Agreement, as applicable.

“Burdens” means any royalty, overriding royalty, production payment, carried interest, net profits interest, reversionary interest or other burden upon, measured by or payable out of production.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks in Oklahoma, Texas and New York are generally open for business.

“Citizen” has the meaning set forth in the Preamble.

“Citizen Actual Section Value” means, in the case of any Target Formation in any Governmental Section, the product of (a) the actual aggregate Citizen Section Net Acres subject to the Citizen Section Leases in such Target Formation in such Governmental Section, and (b) the sum of (i) the Zone Price for such Target Formation in such Governmental Section and (ii) the product of (A) the Zone NRI Value for such Target Formation in such Governmental Section, (B) the amount (whether positive, negative or zero) obtained by subtracting the Zone Average NRI for such Target Formation in such Governmental Section from the actual Citizen Section Weighted Average NRI associated with the Citizen Section Leases in such Target Formation in such Governmental Section; and (C) 100.

“Citizen Additional Assets” means the Citizen Additional Leases and any other items acquired by Citizen with the Citizen Additional Leases that would constitute “Citizen Assets” to the extent the Citizen Additional Leases were Citizen Leases.

“Citizen Additional Leases” means all oil and gas leases, oil, gas and mineral leases, subleases and other leaseholds, mineral interests, mineral fee interests, royalty interests, overriding royalty interests, net profit interests, payments out of production, carried interests, reversionary rights, contractual rights to production or other interests in Hydrocarbons acquired by Citizen either (i) after April 1, 2017 and prior to Closing, (ii) after April 1, 2017 and prior to the expiration of thirty (30) days after Closing as long as Citizen has entered into a definitive agreement to acquire such interest prior to the Closing (for which written notice of such definitive agreement and a list of the oil and gas leases covered thereby has been provided to Linn prior to Closing), (iii) prior to April 1, 2017 (and are still owned by Citizen as of the Execution Date) but which are not listed on Exhibit A-1 (Part II) and are listed on Exhibit A-5-2 (Part II), or (iv) that are acquired by Citizen after Closing and prior to the expiration of the Title Cure Period, insofar and only insofar as such acquisitions under this subpart (iii) are made via acreage trades, pursuant to which Citizen has traded acreage that is outside of the areas identified in Exhibit H for such interests) and with regard to all acquisitions described in subparts (i)-(iv) above, insofar and only insofar that such acquired interests: (a) are within the areas identified in Exhibit H, (b) with respect to each oil and gas lease and oil, gas and mineral lease, subleases and other leaseholds, to the extent the same is not held beyond its primary term by production, the same has a remaining primary term that expires no less than two (2) years after the Effective Time (other than those described in Exhibit A-5-2 (Part II), which to the extent the same is not held beyond its primary term by production or operations, the same has a primary term (whether such primary term relates to the primary term under such Citizen Lease or, if applicable and the Citizen Lease is subject to a term assignment, the primary term provided in such term assignment pursuant to which Citizen or its predecessor-in-interest acquired such Citizen Lease and such primary term identified in such term assignment shall be deemed to be the primary term of such Citizen Lease for purposes of this provision) that is not earlier than the primary term expiration date identified for such Citizen Lease in Exhibit A-5-2 (Part II)), (c) includes Qualifying Depths of one or more of the applicable Section Target Formations, and (d) entitles Citizen (and following the assignment of such Citizen Additional Lease, the Company) to receive not less than a 75% Net Revenue Interest therein with respect to the applicable Target Formation(s). Notwithstanding anything to the contrary herein, any Hydrocarbon interest identified on Exhibit A-1 (Part II) as a Citizen Lease shall not be a Citizen Additional Lease for any purpose hereunder.

Appendix A-2

“Citizen Adjustment Notice” has the meaning set forth in Section 3.3(b)(ii).

“Citizen Aggregate Deductible” has the meaning set forth in Section 4.3(d)(iii).

“Citizen Assets” means all of Citizen’s right, title and interest in and to the following, less and except the Citizen Excluded Assets:

(a) all oil and gas leases, oil, gas and mineral leases, subleases and other leaseholds,, overriding royalty interests, net profit interests, payments out of production, carried interests, reversionary rights, contractual rights to production or other interests in Hydrocarbons, in each case, described in Exhibit A-1 (Part II), together with any and all other right, title and interest of Citizen in and to the leasehold estates or other rights and interests created by any of the foregoing, subject to the terms, conditions, covenants and obligations set forth in such interests and/or Exhibit A-1 (Part II) (all such interests, the “Citizen Leases”);

(b) all oil and gas wells, water wells, carbon dioxide wells, salt water disposal wells, injection wells, observation wells, and other wells and wellbores located on or allocable to the Citizen Leases and Citizen Units, including those described on Exhibit A-2 (Part II), whether producing, shut in, or abandoned (all such interests, the “Citizen Wells”);

(c) all rights and interests in, under or derived from all unitization, communitization, and pooling agreements or compulsory pooling orders in effect with respect to any of the Citizen Leases, or Citizen Wells and the units created thereby (all such interests, the “Citizen Units”);

(d) to the extent transferable after the exercise of commercially reasonable efforts (which shall not require the payment of a fee or the provision of any other consideration), all Contracts (i) to which Citizen is a party (or is a successor or assign of a party), (ii) that pertain primarily to any of the Citizen Assets and (iii) that will be binding on the Company after Closing, but exclusive of any master service agreements, blanket agreements or similar Contracts (all such contracts, “Citizen Contracts”);

(e) all Rights-of-Way to the extent used in connection with the ownership or operation of any of the Citizen Leases, Citizen Wells, Citizen Units or other Citizen Assets, including the Rights-of-Way set forth in Exhibit A-3 (Part II) (all such interests, collectively, the “Citizen Rights-of-Way”);

(f) all flowlines, pipelines and appurtenances thereto that are located on the Citizen Leases or Citizen Units or used, or held for use, in connection with the operation of the Citizen Wells, but excluding all Citizen Excluded Midstream Assets (all such interests (subject to such exclusions), the “Citizen Gathering Systems”, and together with the Citizen Leases, Citizen Units, and Citizen Wells, collectively, the “Citizen Oil and Gas Properties”);

(g) all personal property, equipment, machinery, tools, compressors, meters, tanks, pumps, platforms, pulling machines, boilers, buildings, pipe yards, salt water disposal facilities, utility lines, computer and automation equipment, telecommunications equipment, field radio telemetry, and associated frequencies and licenses, pressure transmitters, central processing equipment, fixtures, improvements, facilities and other tangible personal property located on the Citizen Oil and Gas Properties, including such equipment described on Exhibit A-4 (Part II) (all such interests, the “Citizen Equipment”);

Appendix A-3

(h) all of the files, records, information and data, whether written or electronically stored, primarily relating to the Citizen Assets and in the possession of Citizen or its Affiliates, including: (i) land and title records (including abstracts of title, title opinions and title curative documents); (ii) Citizen Contract files; (iii) correspondence; (iv) operations, environmental (including environmental assessments and studies), production and accounting records; (v) facility and well records; and (vi) to the extent transferable, seismic, geologic and technical data including logs and maps (all such interests, the “Citizen Records”);

(i) all Hydrocarbons (or the proceeds from the sale of Hydrocarbons) (i) produced from or attributable to the Citizen Leases, Citizen Units, and Citizen Wells at and after the Effective Time, (ii) located in pipelines or in tanks above the pipeline sales connection attributable to the Citizen Leases, Citizen Units, and Citizen Wells at and after the Effective Time, or (iii) in storage or existing in stock tanks, pipelines and/or plants (including inventory) as of the Effective Time;

(j) all claims and causes of action to the extent attributable to the Company Assumed Obligations;

(k) to the extent that they may be assigned, all Permits that are primarily used in connection with the ownership or operation of the Citizen Assets;

(l) all Imbalances relating to the other Citizen Assets;

(m) to the extent transferable, all Seismic Contracts and Seismic Data and any related interpretive geophysical and geological data relating to the Citizen Oil and Gas Properties, but only to the extent such Seismic Contracts and Seismic Data may be assigned without payment of fees or other penalties to a Third Party;

(n) any refunds, claims for refunds or rights to receive refunds from any Governmental Body with respect to Taxes attributable to the Citizen Assets and periods of time from and after the Effective Time; and

(o) all radio equipment, SCADA and measurement technology, and other production related mobility devices (such as SCADA controllers), well communication devices, and any other information technology systems and licenses associated with the foregoing, in each case only to the extent such assets and licenses are (i) used or held for use solely in connection with the operation of the Citizen Oil and Gas Properties, and (ii) to the extent assignable (with consent, if applicable, but without the payment of any fee or the provision of any other consideration; provided Citizen shall use commercially reasonable efforts to cause the transfer of all such rights and interests to Company) (the “Citizen Production-Related IT Equipment”).

“Citizen Assignment” means an assignment to be executed and delivered by Citizen at the Closing in substantially the form of Exhibit C (Part II) attached hereto.

Appendix A-4

“Citizen Casualty Loss” has the meaning set forth in Section 4.7(c).

“Citizen Closing Settlement Statement” has the meaning set forth in Section 3.3(a)(iii).

“Citizen Consideration Units” has the meaning set forth in Section 3.1(b).

“Citizen Cost Credited Asset Acquisition Costs” means, in the case of any Citizen Cost Credited Lease and associated Citizen Additional Assets, the consideration payable in connection with the acquisition of such Citizen Cost Credited Lease and associated Citizen Additional Assets, together with any reasonable Third Party expenses, including reasonable attorneys’ fees, lease bonuses, broker fees, abstract costs, title opinion costs, title curative costs, and other reasonable Third Party costs of due diligence incurred by Citizen in acquiring such Citizen Cost Credited Lease and associated Citizen Additional Assets, provided that the Citizen Cost Credited Asset Acquisition Costs for any Citizen Cost Credited Lease and associated Citizen Additional Assets shall never exceed $7,000 per Net Acre subject to such Citizen Cost Credited Lease, provided, further, that any Citizen Cost Credited Leases that are acquired pursuant to a permitted acreage trade or similar transaction shall be deemed to have a Citizen Cost Credited Asset Acquisition Cost of $7,000 per Raw Net Acre.

“Citizen Cost Credited Lease” has the meaning set forth in Section 4.3(e)(iv).

“Citizen Contracts” has the meaning set forth in the definition of “Citizen Assets”.

“Citizen Delta Value” has the meaning set forth in Section 3.3(b)(vi)(C).

“Citizen Defensible Title” shall mean such title of Citizen Assets, as of the Effective Time and immediately prior to the expiration of the Review Period (but for purposes of the Citizen Assignment, it shall mean as of the Closing Date, and for purposes of the Citizen Assignment covering any Citizen Additional Assets as of the date that such Citizen Additional Assets are conveyed to the Company as permitted by this Agreement), subject to Citizen Permitted Encumbrances, that:

(a) for each Citizen Well, entitles Citizen to receive during the entirety of the productive life of each Citizen Well (as applicable) not less than the Net Revenue Interest for such Citizen Well as set forth in Exhibit A-2 (Part II) and Schedule 3.4B (Part II), except, in each case, (subject always to Section 10.2) for: (i) decreases in connection with those operations in which Citizen or its successors or assigns may from and after the Execution Date be a non-consenting co-owner, (ii) decreases resulting from the establishment or amendment from and after the Execution Date of pools or units to the extent such establishment or amendment is not restricted under Section 10.2, (iii) decreases required to allow other Working Interest owners to make up past underproduction or pipelines to make up past under deliveries, and (iv) as otherwise expressly set forth in Exhibit A-2 (Part II) and/or Schedule 3.4B (Part II), as applicable;

(b) for each Citizen Section, entitles Citizen, to receive not less than the Citizen Section Weighted Average NRI for such Citizen Section for each Target Formation as set forth in Schedule 3.4A (free and clear of any reversionary interest or back-in interest, for the entirety of the productive life of each applicable Citizen Section Lease with regard to the applicable Net

Appendix A-5

Revenue Interest for such Citizen Section Lease necessary for Citizen to retain not less than this Citizen Section Weighted Average NRI for such Citizen Section for each Target Formation as set forth in Schedule 3.4A), except, in each case, for (subject always to Section 10.2): (i) decreases in connection with those operations in which Citizen or its successors or assigns may from and after the Execution Date be a non-consenting party, (ii) decreases resulting from the establishment or amendment from and after the Execution Date of pools or units to the extent such establishment or amendment is not restricted under Section 10.2, (iii) decreases required to allow other Working Interests owners to make up past underproduction or pipelines to make us past underdeliveries, (iv) reversionary interests triggered by Citizen Lease expiration or termination occurring after Closing (and subject to the provisions of subpart (e) below, defaults occurring after Closing under the term of a Citizen Lease which results in a termination thereof, Pugh clauses that are triggered and implemented after Closing, continuous drilling clauses effective as of the expiration of a primary term or the drilling of a well which are triggered after Closing as a result of Company’s failure to continue such drilling operations), and (v) as otherwise expressly set forth in Exhibit A-1 (Part II) and/or Schedule 3.4A;

(c) for each Citizen Section, entitles Citizen to not less than the Citizen Section Net Acres for each Target Formation in such Governmental Section as set forth on Schedule 3.4A (free and clear of any reversionary interest or back-in interest, for the entirety of the productive life of each applicable Citizen Section Lease with regard to the applicable Net Acres allocable to such Citizen Section Lease necessary for Citizen to retain not less than the Citizen Section Net Acres for such Citizen Section for each Target Formation as set forth in Schedule 3.4A), except for (subject always to Section 10.1): (i) decreases in connection with those operations in which Citizen or its successors or assigns may from and after the Execution Date be a non-consenting co-owner, (ii) decreases resulting from the establishment or amendment from and after the Execution Date of pools or units to the extent such establishment or amendment is not restricted under Section 10.2, (iii) reversionary interests triggered by Citizen Lease expiration or termination occurring after Closing (and subject to the provisions of subpart (e) below, defaults occurring after Closing under the term of a Citizen Lease which results in a termination thereof, Pugh clauses that are triggered and implemented after Closing, continuous drilling clauses effective as of the expiration of a primary term or the drilling of a well which are triggered after Closing as a result of Company’s failure to continue such drilling operations), and (iv) as otherwise expressly set forth in Schedule 3.4A;

(d) obligates Citizen to bear during the entirety of the productive life of such Citizen Well not more than the Working Interest for such Citizen Well as set forth in Exhibit A-2 (Part II) and Schedule 3.4B (Part II), except (subject always to Section 10.2) for: (i) increases resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements, (ii) increases to the extent that they are accompanied by a proportionate increase in Citizen’s Net Revenue Interest in such Citizen Well, (iii) increases resulting from the establishment or amendment from and after the Execution Date of pools or units to the extent such establishment or amendment is not restricted under Section 10.2, and (iv) as otherwise expressly set forth in Exhibit A-2 (Part II) and/or Schedule 3.4B (Part II);

Appendix A-6

(e) for each Citizen Lease, is either held by continuous production in paying quantities (as designated on Exhibit A-1 (Part II) by “HBP” or “hbp” (a “Citizen HBP Lease”) or has a primary term expiration date (whether such primary term relates to the primary term under such Citizen Lease or, if applicable and the Citizen Lease is subject to a term assignment, the primary term provided in such term assignment pursuant to which Citizen or its predecessor-in-interest acquired such Citizen Lease and such primary term identified in such term assignment shall be deemed to be the primary term of such Citizen Lease for purposes of this provision unless the primary term in such Citizen Lease is earlier than the primary term provided in such term assignment, in which case the primary term will be the primary term provided in such Citizen Lease) that is not earlier than the primary term expiration date identified for such Citizen Lease on Exhibit A-1 (Part II), provided that if no primary term expiration date is provided for such Citizen Lease, such Citizen Lease will be deemed to be designated “HBP” on Exhibit A-1 (Part II) for all purposes hereof; and if the Citizen Lease is not a Citizen HBP Lease and the primary term expiration date thereof is a date that has expired prior to the Execution Date, then, for purposes hereof, such Citizen Lease shall be deemed to have terminated and Citizen shall be deemed to not have Citizen Defensible Title with regard thereto;

(f) For Citizen Additional Leases acquired by Citizen in accordance with the terms of this Agreement, such Citizen Additional Leases meets all of the geographic location, minimum remaining primary term, inclusion of Qualifying Depths of the Target Formation, and minimum Net Revenue Interests requirements described in the definition for “Citizen Additional Leases”, and with regard to such Citizen Additional Leases that are designated as Citizen Substitute Leases or Citizen True-Up Leases, also entitles Citizen to not less than the Net Acres and Citizen Section Weighted Average NRIs for the applicable Governmental Sections and Target Formations set forth on Exhibit A-5-2 (Part I) and Exhibit A-5-2 (Part II), as amended and supplemented in accordance with the terms hereof and any Citizen Lease Designation Notice; and

(g) is free and clear of all Encumbrances.

“Citizen Employees” has the meaning set forth in Section 17.17(c).

“Citizen Environmental Defect” shall mean any Environmental Condition with respect to a Citizen Asset or Citizen Additional Asset that is not set forth in Schedule 8.14.

“Citizen Environmental Defect Notice” has the meaning set forth in Section 5.2(a).

“Citizen Environmental Defect Property” has the meaning set forth in Section 5.2(a).

“Citizen Equipment” has the meaning set forth in the definition of “Citizen Assets”.

“Citizen Excluded Assets” means:

(d) all of Citizen’s corporate minute books, financial and Tax records and other business records that relate to Citizen’s and its Affiliates’ businesses generally (including the ownership and operation of the Citizen Assets);

(e) all trade credits, all accounts, receivables and all other proceeds, income or revenues attributable to the Citizen Assets with respect to any period of time prior to the Effective Time;

Appendix A-7

(f) all claims and causes of action of Citizen arising under or with respect to any Citizen Contracts that are attributable to periods of time prior to the Effective Time (including claims for adjustments or refunds);

(g) all rights and interests relating to the Citizen Assets (i) under any existing policy or agreement of insurance, (ii) under any bond or (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events, or damage to or destruction of property;

(h) all Hydrocarbons produced and sold from the Citizen Assets with respect to all periods prior to the Effective Time, other than Hydrocarbons in storage or existing in stock tanks, pipelines and/or plants (including inventory) as of the Effective Time;

(i) all claims of Citizen or its Affiliates for refunds of or loss carry forwards with respect to (i) Asset Taxes or any other Taxes paid by Citizen or its Affiliates attributable to any period prior to the Effective Time, (ii) income Taxes paid by Citizen or its Affiliates or (iii) any Taxes attributable to the Citizen Excluded Assets;

(j) all information technology assets, other than the Citizen Production-Related IT Equipment, including all desktop computers, laptop computers, servers, networking equipment and any associated peripherals and other computer hardware, or computer software and telephone equipment;

(k) all of Citizen’s proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property;

(l) all documents and instruments of Citizen that are reasonably believed to be protected by an attorney-client privilege (other than title opinions);

(m) all data that cannot be disclosed to Citizen or the Company as a result of confidentiality arrangements under agreements with Third Parties which cannot be waived after the exercise of commercially reasonable efforts, provided that Citizen shall have no obligation to pay any fee or provide any other consideration to obtain any such required consent;

(n) all audit rights arising under any of the (i) Citizen Contracts or otherwise with respect to any period prior to the Effective Time or (ii) Citizen Excluded Assets, except for any Imbalances;

(o) all geophysical and other seismic and related technical data and information relating to the Citizen Assets to the extent that such geophysical and other seismic and related technical data and information is not transferable without payment of a fee or other penalty to any Third Party under any Citizen Contract (unless Linn or the Company has separately agreed in writing to pay such fee or other penalty);

(p) documents prepared or received by Citizen or its Affiliates or their representatives with respect to (i) lists of prospective purchasers for the Citizen Assets, (ii) bids submitted by other prospective purchasers of the Citizen Assets, (iii) analyses by Citizen or its Affiliates of any bids submitted by any prospective purchaser, (iv) correspondence between or among Citizen, its representatives, and/or any prospective purchaser other than Linn, and (v) correspondence between Citizen and/or any of its respective representatives with respect to any of the bids, the prospective purchasers or the transactions contemplated by this Agreement;

Appendix A-8

(q) any offices and office leases, office furniture or office supplies located in or on such offices excluded and/or office leases belonging to Citizen;

(r) all vehicles and rolling stock;

(s) any assets that are excluded pursuant to the provisions of Sections 4.6(b) and 4.6(e);

(t) any master service agreements, blanket agreements or similar Contracts to which Citizen is a party;

(u) any Hedge Contracts related to the Citizen Assets to which Citizen or any of its Affiliates is a party;

(v) any loan agreement, credit agreement, promissory note, or other similar instrument for borrowed money, and any mortgage, deed of trust, pledge, security agreement, guaranty or similar instrument securing such obligations;

(w) all overhead costs and expenses paid by Third Party non-operators to Citizen or any of its Affiliates pursuant to any applicable joint operating agreement regarding operations occurring prior to Closing;

(x) [RESERVED]

(y) [RESERVED]

(z) the assets set forth on Exhibit E (Part II);

(aa) any mineral fee interests and lessor royalty interests (and other rights and interests as a lessor) under oil, gas and mineral leases; and

(bb) the litigation matters identified on part I of Schedule 8.6, and all claims and causes of action of Citizen with respect thereto.

“Citizen Gross Acquisition Cost” has the meaning set forth in Section 4.3(e)(vi)(B).

“Citizen Group” means Citizen, its Affiliates, and each of its and their respective officers, directors, members, managers, employees, agents, advisors, other representatives and current and former direct and indirect owners, and the permitted successors and assigns of all of the foregoing persons.

“Citizen Hard Consent” has the meaning set forth in Section 4.6(e).

Appendix A-9

“Citizen HBP Lease” has the meaning set forth in the definition of “Citizen Defensible Title”.

“Citizen Indemnity Cap” has the meaning set forth in Section 15.8(e)(ii).

“Citizen Indemnity Deductible” has the meaning set forth in Section 15.8(d)(ii).

“Citizen Indemnity Liabilities” means Liabilities, known or unknown, caused by, arising out of or resulting from: (a) the failure to pay, or the underpayment of, any Burdens owed with respect to production from the Citizen Leases or Citizen Wells prior to the Effective Time (other than with respect to the Citizen Suspense Funds, unless such Citizen Suspense Funds were unlawfully suspended; or (b) any Hazardous Substances related to or arising out of the ownership or operation of the Citizen Assets that, prior to the Closing Date, were transported and/or disposed of at off-site disposal facilities.

“Citizen Lease Dedication Notice” has the meaning set forth in Section 4.3(e)(ii).

“Citizen Leases” has the meaning set forth in the definition of “Citizen Assets”.

“Citizen Material Contracts” has the meaning set forth in Section 8.13(a).

“Citizen Oil and Gas Properties” has the meaning set forth in the definition of “Citizen Assets”.

“Citizen Permitted Encumbrances” means:

(d) all Burdens upon, measured by or payable out of production if the net cumulative effect of such Burdens (i) does not operate to reduce the Net Revenue Interest of Citizen with respect to Citizen Well to an amount less than the Net Revenue Interest for such Citizen Well as set forth in Schedule 3.4B (Part II), (ii) does not operate to reduce the Citizen Section Weighted Average NRI of Citizen with respect to the applicable Citizen Section and Target Formation to an amount less than the Citizen Section Weighted Average NRI for such Citizen Section and Target Formation as set forth in Schedule 3.4A, (iii) does not operate to reduce the Citizen Section Net Acres of Citizen in any Citizen Section and Target Formation to an amount less than the Citizen Section Net Acres for such Citizen Section and Target Formation as set forth in Schedule 3.4A, and (iii) does not obligate Citizen to bear a Working Interest in any Citizen Well (to the extent the same covers the Target Formation(s)) in any amount greater than the Working Interest for such Citizen Well as set forth in Schedule 3.4B (Part II), as the case may be (unless, in the case of a Citizen Well, the Net Revenue Interest for such Citizen Well is greater than the Net Revenue Interest for such Citizen Well as set forth in Schedule 3.4B (Part II) in the same proportion as any increase in such Working Interest);

(e) the terms and conditions of the Citizen Rights-of-Way included in the Citizen Assets to the extent they do not materially affect the development and operations of the Citizen Assets as the same are currently operated and being developed;

Appendix A-10

(f) preferential rights to purchase, consents to assignment and other similar restrictions to the extent same have been complied with both in connection with the prior sale, assignment or transfer of such Citizen Asset;

(g) liens for Taxes or assessments not yet due or delinquent or, if delinquent, which are being contested in good faith;

(h) Customary Post-Closing Consents and any required notices to, or filings with, Governmental Bodies in connection with the consummation of the transactions contemplated by this Agreement;

(i) conventional rights of reassignment upon final intention to abandon or release any of the Citizen Assets;

(j) such Citizen Title Defects as Linn may have waived (whether in writing or pursuant to Section 4.2(a));

(k) all applicable Citizen Permits and Laws and all rights reserved to or vested in any Governmental Body: (i) to control or regulate any Citizen Asset in any manner; (ii) by the terms of any right, power, franchise, grant, license or permit, or by any provision of Law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Citizen Assets; (iii) to use such property in a manner which would not reasonably be expected to materially impair the use of such property for the purposes for which it is currently owned and operated; or (iv) to enforce any obligations or duties affecting the Citizen Assets to any Governmental Body with respect to any franchise, grant, license or permit;

(l) easements, conditions, covenants, restrictions, servitudes, permits, rights-of-way, surface leases and other rights in the Citizen Assets for the purpose of operations, facilities, pipelines, transmission lines, transportation lines, distribution lines and other like purposes, or for the joint or common use of rights-of-way, facilities and equipment, to the extent, individually or in the aggregate, such rights would not reasonably be expected to materially impair the operation, development, value or use of any of the Citizen Assets as currently operated and used;

(m) vendors, carriers, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction or other like Encumbrances arising by operation of Law in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations which are not yet due or delinquent or, if delinquent, which are being contested in good faith;

(n) any calls on production under existing Citizen Contracts, insofar as they provide for the payment of the then current applicable index-based market price for such production, and only insofar as they are described on Schedule 8.20;

(o) Liens created under Citizen Leases, Citizen Units or Citizen Rights-of-Way included in the Citizen Assets and/or operating agreements or production sales contracts or by operation of Law in respect of obligations that are not yet due or delinquent or, if delinquent, which (i) are being contested in good faith and (ii) have been disclosed to Linn in the schedules attached to this Agreement;

Appendix A-11

(p) any Encumbrance affecting the Citizen Assets that is discharged by Citizen at or prior to Closing;

(q) any matters referenced in Exhibit A-1 (Part II), Exhibit A-2 (Part II), Schedule 3.4A or Schedule 3.4B (Part II);

(r) failure of Citizen Leases to contain pooling provisions, unless a Citizen Well has been drilled thereon (and the unit for the same includes any pooled acreage), or a pooled unit has been formed for a Citizen Well which includes a portion of such Citizen Leases, and in either case, the consent of the lessor to permit pooling has not been obtained;

(s) the litigation, suits and proceedings for all items of Part II of Schedule 8.6;

(t) any liens, obligations, defects, irregularities or other Encumbrances affecting the Citizen Assets that would be customarily waived or accepted by an reasonable and prudent title examiner experienced in the review of title to oil and gas properties in Oklahoma;

(u) the terms and conditions of the Citizen Material Contracts if the net cumulative effect of such Citizen Material Contracts (i) does not operate to reduce the Net Revenue Interest of Citizen with respect to Citizen Well to an amount less than the Net Revenue Interest for such Citizen Well as set forth in Schedule 3.4B (Part II), (ii) does not operate to reduce the Citizen Section Weighted Average NRI of Citizen with respect to the applicable Citizen Section and Target Formation to an amount less than the Citizen Section Weighted Average NRI for such Citizen Section and Target Formation as set forth in Schedule 3.4A, (iii) does not operate to reduce the Citizen Section Net Acres of Citizen in any Citizen Section and Target Formation to an amount less than the Citizen Section Net Acres for such Citizen Section and Target Formation as set forth in Schedule 3.4A, and (iv) does not obligate Citizen to bear a Working Interest in any Citizen Well (to the extent the same covers the Target Formation(s)) in any amount greater than the Working Interest for such Citizen Well as set forth in Schedule 3.4B (Part II), as the case may be (unless, in the case of a Citizen Well, the Net Revenue Interest for such Citizen Well is greater than the Net Revenue Interest for such Citizen Well as set forth in Schedule 3.4B (Part II) in the same proportion as any increase in such Working Interest); (v) does not operate to cause the primary term expiration date for a Citizen Lease to be earlier than the primary term expiration date identified for such Citizen Lease on Exhibit A-1 (Part II); (vi) does not grant or impose a lien or other Encumbrance (other than a Citizen Permitted Encumbrance) on any Citizen Assets, (vii) does not provide for any disproportionate sharing of costs, revenues or share of production (other than to the extent relating to default provisions or un-triggered non-consent elections or triggered non-consent elections for which the adjusted interests are identified on Schedule 3.4B (Part II)), and (viii) does not contain or provide for any alternating operatorship or alternating designation of operator; and

(v) the terms and conditions of this Agreement.

“Citizen Preferential Purchase Right” has the meaning set forth in Section 8.12.

Appendix A-12

“Citizen Production-Related IT Equipment” has the meaning set forth in the definition of “Citizen Assets”.

“Citizen Records” has the meaning set forth in the definition of “Citizen Assets”.

“Citizen Retained Liabilities” means Liabilities, known or unknown, caused by, arising out of or resulting from: (a) Citizen’s expenses related to the transactions contemplated by this Agreement; (b) any and all Citizen Taxes; (c) the matters set forth on Part I of Schedule 8.6,; (d) the employment relationship between Citizen or any of its Affiliates and any of Citizen’s or any of Citizen’s Affiliates’ present or former employees or the termination of any such employment relationship; (e) any Citizen Excluded Assets; (f) personal injury or death relating to the use, ownership or operation of the Linn Assets prior to the Closing; (g) any acts or omissions that arise to gross negligence or willful misconduct of any member of the Citizen Group related to or arising out of the ownership or operation of the Citizen Assets; (h) any fines or penalties imposed or assessed by a Governmental Body related to or arising out of the ownership or operation of the Citizen Assets prior to the Closing Date, and (i) Citizen’s obligations or Liabilities owed to an Affiliate of Citizen.

“Citizen Rights-of-Way” has the meaning set forth in the definition of “Citizen Assets”.

“Citizen Section” means each Governmental Section set forth on Schedule 3.4A.

“Citizen Section Leases” means, with respect to a Governmental Section, those (or that portion of those) Citizen Leases covering lands that are located within the boundaries of such Governmental Section, but only to the extent such Citizen Leases (a) are included within the boundaries such Governmental Section, and (b) includes Qualifying Depths for at least one of the Target Formations.

“Citizen Section Net Acres” means, with regard to a Governmental Section, the aggregate Net Acres attributable to the Citizen Section Leases for such Governmental Section, such calculation being made separately as to each Target Formation. Notwithstanding the above, to the extent the term Citizen Section Net Acres is used in connection with a Citizen Additional Lease, this term shall mean the Net Acres for the relevant Citizen Additional Lease only, instead of the Citizen Section Leases.

“Citizen Section Weighted Average NRI” means, as to a Governmental Section, and calculated separately as to each Target Formation: (i) first, take Citizen’s Net Revenue Interest in and to each Citizen Section Lease for such Governmental Section, and then multiply the same by the Citizen Section Net Acres covered by such Citizen Section Lease for such Target Formation (again, limited solely to those Net Acres thereof that are both included within the applicable Governmental Section, and which includes Qualifying Depths of the Target Formation for such Target Formation), and not counting any Net Acres covered by such Citizen Section Lease that are located outside the boundaries of such Governmental Section, nor counting any Net Acres covering depths outside of a Target Formation for which Citizen’s Leases includes Qualifying Depths of the Target Formation; and (ii) then, the calculated product obtained for each Citizen Section Lease under subpart (i) above shall then be added together, and the sum thereof shall then be divided by the sum of the Citizen Section Net Acres covered by ALL of the Citizen

Appendix A-13

Section Leases included within such Governmental Section, solely to the extent such Net Acres are included within the boundaries of such Governmental Section and include Qualifying Depths of the Target Formation for such Target Formation (the result of the calculation in this subpart (ii) shall be referred to as the “Citizen Section Weighted Average NRI” for such Governmental Section and Target Formation), and such calculation shall be made with regard to each Target Formation for the applicable Governmental Section. Notwithstanding the above, to the extent the term Citizen Section Weighted Average NRI is used in connection with a Citizen Additional Lease, this term shall mean the Net Revenue Interest for the relevant Citizen Additional Lease only, instead of the Citizen Section Leases.

“Citizen Substitute Leases” has the meaning set forth in Section 4.3(e)(ii).

“Citizen Suspense Funds” means funds held in suspense (including funds held in suspense for unleased interests and penalties and interest) that are attributable to the Citizen Assets or Citizen Additional Assets or any interests pooled, unitized or communitized therewith.

“Citizen Taxes” means any Liability of Citizen, or otherwise imposed on the Citizen Assets or Citizen Additional Assets, in respect of any Tax, including without limitation any Liability of Citizen for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, but excluding any Asset Taxes to the extent specifically allocated to the Company pursuant to Section 16.1.

“Citizen Title Benefit” means with respect to the Target Formation(s) for the Citizen Section Leases, Citizen Section Net Acres or Citizen Wells, any right, circumstance or condition existing as of the Effective Time and also immediately prior to the end of the Review Period that operates to (a) increase the Citizen Section Weighted Average NRI of Citizen with respect to a Citizen Section and Target Formation or the Net Revenue Interest of Citizen with respect to a Citizen Well above that shown for such Citizen Section or Citizen Well in Schedule 3.4A or Schedule 3.4B (Part II), as applicable, to the extent the same does not, with respect to Citizen’s interest in any Citizen Well, cause an equal or greater than proportionate increase in Citizen’s Working Interest with respect to the Target Formation(s) in such Citizen Well above that shown in Schedule 3.4B (Part II), as applicable, or (b) increase the Citizen Section Net Acres with respect to a Section and the Target Formation(s) in any Citizen Section and Target Formation above the Citizen Section Net Acres for such Citizen Section and Target Formation as shown in Schedule 3.4A.

“Citizen Title Benefit Amount” means, with respect to a Citizen Title Benefit:

(d) if the Transacting Parties agree on the Citizen Title Benefit Amount, then that amount shall be the Title Benefit Amount;

(e) if the Citizen Title Benefit represents a discrepancy between either or both:

(i) (1) Citizen’s actual Net Acres for any Target Formation in any Citizen Section, and (2) the Citizen Section Net Acres for such Target Formation in such Citizen Section as set forth in Schedule 3.4A, or

Appendix A-14

(ii) (1) Citizen’s actual Citizen Section Weighted Average NRI in any Target Formation in any Citizen Section and (2) the Citizen Section Weighted Average NRI for such Target Formation in such Citizen Section as set forth in Schedule 3.4A, then the Citizen Title Benefit Amount for such Target Formation in such Governmental Section shall be the greater of zero and the amount obtained by subtracting the Allocated Value for such Target Formation in such Governmental Section from the Citizen Actual Section Value for such Target Formation in such Governmental Section.

(c) if (i) the Citizen Title Benefit represents a discrepancy between (1) Citizen’s actual Net Revenue Interest for any Citizen Well, and (2) Citizen’s Net Revenue Interest for such Citizen Well as set forth in Schedule 3.4B (Part II), and (ii) Citizen’s Working Interest in such Citizen Well is increased by less than the same proportion as such Net Revenue Interest increase, then the Citizen Title Benefit Amount shall be the product of (1) the Allocated Value of the affected Citizen Well multiplied by (2) a fraction, the numerator of which is the Net Revenue Interest increase in such Citizen Well, and the denominator of which is the Net Revenue Interest for such Citizen Well as set forth in Schedule 3.4B (Part II);

(d) if the Citizen Title Benefit is of a type not described above, then the Citizen Title Benefit Amounts shall be determined by taking into account the Allocated Value of the Citizen Asset affected by such Citizen Title Benefit, the portion of such Citizen Asset affected by such Citizen Title Benefit, the legal effect of the Citizen Title Benefit, the potential economic effect of the Citizen Title Benefit over the life of such Asset, the values placed upon the Title Benefit by the Transacting Parties and such other reasonable factors as are necessary to make a proper evaluation.

“Citizen Title Benefit Notice” has the meaning set forth in Section 4.3(b).

“Citizen Title Defect” shall mean any Encumbrance, defect or other condition or matter that causes Citizen not to have Citizen Defensible Title; provided that the following shall not be considered Citizen Title Defects:

(d) defects arising out of lack of corporate or other entity authorization, unless Linn provides conclusive evidence that such corporate or other entity action was not authorized and has resulted in another Person’s superior claim of title to the relevant Citizen Asset;

(e) defects arising from any prior oil and gas lease relating to the lands covered by the Citizen Leases or Citizen Units not being surrendered of record, unless Linn provides reasonable evidence that such prior oil and gas lease is still in effect and has resulted in another Person’s actual and superior claim of title to the relevant Citizen Lease or Citizen Well;

(f) defects that affect only which Person has the right to receive royalty payments (rather than the amount of the proper payment of such royalty payment) and that do not affect the validity of or title to the underlying Citizen Lease;

(g) defects based solely on: (i) lack of information in Citizen’s files; (ii) references to an unrecorded document to which neither Citizen nor any Affiliate of Citizen is a party and which document is dated earlier than January 1, 1960; or (iii) any Tax assessment, Tax payment or similar records or the absence of such activities or records;

Appendix A-15

(h) any Encumbrance or loss of title resulting from Citizen’s conduct of business in compliance with this Agreement;

(i) defects as a consequence of cessation of production, insufficient production or failure to conduct operations during any period after the completion of a well capable of production in paying quantities on any of the Citizen Leases held by production, or lands pooled or unitized therewith, except to the extent the cessation of production is shown to exist for a period that, under the terms of the Lease, would (or would reasonably be believed to) result in the termination or expiration of the underlying Citizen Lease, which documentation shall be provided by Linn to Citizen in support thereof;

(j) liens arising from any Encumbrance created by a mineral owner which has not been subordinated to the applicable lessee’s interest, solely to the extent that the Citizen Lease in question does not have a Citizen Well on it, and no portion thereof has been included in a Citizen Unit;

(k) all defects or irregularities that have been adjudicated to be cured or remedied by applicable statutes of limitation or statutes of prescription;

(l) all defects or irregularities resulting from the failure to record releases of liens, production payments or mortgages that have expired on their own terms or the enforcement of which are barred by applicable statute of limitations;

(m) all defects in the chain of title consisting of the failure to recite marital status in a document or omissions of successions of heirship or estate proceedings, unless Linn provides conclusive evidence that such failure results in another Person’s superior claim of title to the relevant Citizen Asset;

(n) all defects arising from any change in Laws following the Execution Date;

(o) any Encumbrance or loss of title affecting ownership interests in formations other than the Target Formation(s) for the relevant Citizen Asset (excluding any circumstances or conditions that have resulted in title or rights relative to ownership interests in the Citizen Assets (but expressly excluding the Citizen Excluded Assets) related to formations other than Target Formations being held by an Citizen Affiliate other than Citizen itself);

(p) defects arising from failure to comply with any maintenance of uniform interest provision in any Citizen Lease or Citizen Contract; and

(q) any Title Defect affecting a Citizen Well for which the Title Defect Amount does not exceed $25,000; provided, however, that the Title Defect Amount shall be deemed to meet such $25,000 threshold in any of the following cases: (1) if any Citizen Well is affected by more than one Citizen Title Defect, and the aggregate sum of the Title Defect Amounts for all Citizen Title Defects affecting such Citizen Well exceeds such $25,000 threshold, or (2) in the case of a failure to hold Citizen Defensible Title to multiple Citizen Wells due to the same specific set of facts, and aggregate sum of the Title Defect Amounts for such Citizen Title Defects affecting multiple Citizen Wells exceeds such $25,000 threshold.

Appendix A-16

“Citizen Title Defect Amount” means, with respect to a Citizen Title Defect:

(a) if the Transacting Parties agree on the Citizen Title Defect Amount, then that amount shall be the Citizen Title Defect Amount;

(b) if the Citizen Title Defect is an Encumbrance that is undisputed and liquidated in amount, then the Citizen Title Defect Amount shall be the amount necessary to be paid to remove the Citizen Title Defect from the Citizen Title Defect Property;

(c) if the Citizen Title Defect represents a discrepancy between either or both:

(i) (1) Citizen’s actual Net Acres for any Target Formation in any Citizen Section, and (2) the Citizen Section Net Acres for such Target Formation in such Citizen Section as set forth in Schedule 3.4A, or

(ii) (1) Citizen’s actual Citizen Section Weighted Average NRI in any Target Formation in any Citizen Section and (2) the Citizen Section Weighted Average NRI for such Target Formation in such Citizen Section as set forth in Schedule 3.4A, and in each case, there is no intermediate reversionary interest prior to the end of the productive life of any relevant Citizen Section Lease, then the Citizen Title Defect Amount for such Target Formation in such Governmental Section shall be the greater of zero and the amount obtained by subtracting the Citizen Actual Section Value for such Target Formation in such Governmental Section from the Allocated Value for such Target Formation in such Governmental Section.

(d) if (i) the Citizen Title Defect represents a discrepancy between (A) Citizen’s actual NRI in any Citizen Well and (B) Citizen’s Net Revenue Interest for such Citizen Well as set forth in Schedule 3.4B (Part II) and (ii) Citizen’s Working Interest in such Citizen Well is decreased in the same proportion as such Net Revenue Interest decrease, then the Citizen Title Defect Amount shall be the product of (A) the Allocated Value of such Citizen Well multiplied by (B) a fraction, the numerator of which is the Net Revenue Interest decrease in such Citizen Well, and the denominator of which is the Net Revenue Interest for such Citizen Well as set forth in Schedule 3.4B (Part II);

(e) if the Citizen Title Defect results from failure of a Citizen Section Lease to possess Qualifying Depths for any Majority Target Formation in any Governmental Section and Citizen possesses less than or equal to 10% of applicable Target Formation for such Qualifying Depths in such Majority Target Formation in such Governmental Section, then the Citizen Title Defect Amount shall be calculated by first reducing the number of Net Acres allocable to such Citizen Section Lease to zero (0), and then calculating the associated Citizen Title Defect Amount as provided in clause (c) above;

Appendix A-17

(f) if the Citizen Title Defect results from failure of a Citizen Section Lease to possess Qualifying Depths as described in subpart (a) of that definition, then the Citizen Title Defect Amount shall be calculated by first reducing the number of Net Acres allocable to such Citizen Section Lease to zero (0), and then calculating the associated Citizen Title Defect Amount as provided in clause (c) above;

(g) if the Citizen Title Defect results from failure of a Citizen Section Lease to possess Qualifying Depths for any Majority Target Formation in any Governmental Section and Citizen possesses more than 10% of such applicable Target Formation for such Qualifying Depths, then the Citizen Title Defect Amount shall be calculated by first reducing the number of Citizen Section Net Acres allocable to such Citizen Section Lease by the product of (i) the number of Net Acres that would have been allocable to Citizen Section Lease if it possessed the Qualifying Depths and (ii) the amount obtained by subtracting (A) (1.0—(the product of (I) 2.5 and (II) the difference obtained by subtracting the percentage of the applicable Target Formation for such Qualifying Depths actually possessed by Citizen with regard to such Citizen Section Lease in such Majority Target Formation in such Governmental Section from 50.0%) from (B) 1.0, and then calculating the associated Citizen Title Defect Amount as provided in clause (c) above;

(h) if the Citizen Title Defect represents an obligation, Encumbrance upon or other defect in title to the Citizen Title Defect Property of a type not described above, then the Citizen Title Defect Amount shall be determined by taking into account the Allocated Value of the Citizen Title Defect Property, the portion of the Citizen Title Defect Property affected by the Citizen Title Defect, the legal effect of the Citizen Title Defect, the potential economic effect of the Citizen Title Defect, the values placed upon the Citizen Title Defect by each Transacting Party and such other reasonable factors as are necessary to make a proper evaluation;

(i) the Citizen Title Defect Amount with respect to a Citizen Title Defect Property shall be determined without duplication of any costs or losses included in another Citizen Title Defect Amount hereunder;

(j) if a Citizen Title Defect does not affect a Citizen Title Defect Property throughout the entire remaining productive life of such Citizen Title Defect Property or across all Target Formations for such Citizen Title Defect Property, such fact shall be taken into account in determining the Citizen Title Defect Amount; and

(k) notwithstanding anything to the contrary in this Agreement, the aggregate Citizen Title Defect Amounts attributable to the effects of all Citizen Title Defects upon any single Citizen Title Defect Property shall not exceed the Allocated Value of such Citizen Title Defect Property.

“Citizen Title Defect Notice” has the meaning set forth in Section 4.3(a).

“Citizen Title Defect Property” has the meaning set forth in Section 4.3(a).

Citizen True-Up Leases” has the meaning set forth in Section 3.3(b)(vi)(C).

“Citizen Units” has the meaning set forth in the definition of “Citizen Assets”.

Appendix A-18

“Citizen Wells” has the meaning set forth in the definition of “Citizen Assets”.

“Claim Notice” has the meaning set forth in Section 15.7(b).

“Claimant” has the meaning set forth in Section 17.3(c)(ii).

“Closing” has the meaning set forth in Section 13.1.

“Closing Citizen Consideration Units” has the meaning set forth in Section 3.3(b)(i).

“Closing Date” has the meaning set forth in Section 13.1.

“Closing Linn Consideration Units” has the meaning set forth in Section 3.2(b)(i).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Assumed Obligations” has the meaning set forth in Section 15.6.

“Company Break-Up” means Breakup, as defined in the LLC Agreement.

“Company Certificate” means a Certificate of Formation substantially in the form of Exhibit D attached hereto.

“Company Group” means the Company, its current subsidiaries and each of their respective officers, directors, members, managers, employees, agents, advisors, other representatives and current and former direct and indirect owners, and the permitted successors and assigns of all of the foregoing persons.

“Confidentiality Agreement” means that certain non-disclosure letter agreement between Linn Energy, Inc. and Citizen dated March 29, 2017.

“Contract” means any written or oral contract or agreement or other legally binding arrangement, but in each case specifically excluding, however, any Linn Lease, Citizen Lease, Linn Right-of-Way, Citizen Right-of-Way, Linn Permit, Citizen Permit. For the avoidance of doubt, term assignments of Linn Leases or Citizen Leases shall be considered Contracts hereunder, provided that the Linn Leases and Citizen Leases subject to such term assignments shall not be Contracts for any purpose hereunder, and any Linn Leases or Citizen Leases covered by a term assignment would be subject to the provisions of Article 4, and the possibility of Linn Title Defects or Citizen Title Defects applicable thereto, and if the terms and provisions of a term assignment adversely impact the ability of Linn or Citizen to deliver Linn Defensible Title or Citizen Defensible Title to the Linn Leases or Citizen Leases covered thereby, then this also would be subject to the provisions of Article 4, and the possibility of Linn Title Defects or Citizen Title Defects applicable thereto.

“Contributing Party” means, in the case of the Linn Assets and Linn Additional Assets, Linn, and in the case of the Citizen Assets and the Citizen Additional Assets, Citizen.

Appendix A-19

“Control” and its derivatives mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“COPAS” means the Council of Petroleum Accountants Societies.

“Customary Post-Closing Consents” shall mean the consents and approvals from Governmental Bodies for the assignment of the Assets to the Company that are customarily obtained after such assignment of properties similar to the Assets. It is acknowledged and agreed that any consents or approvals required to assign Native American oil and gas leases, rights-of-way, or other interests granted by or on behalf of any Native American tribes, regardless of whether the administration of such leases and interests is handled by the applicable tribe, itself, the Bureau of Indian Affairs, or other authority, shall be considered Customary Post-Closing Consents.

“Decreased Citizen Amount” has the meaning set forth in Section 3.3(b)(vi)(B).

“Decreased Linn Amount” has the meaning set forth in Section 3.2(b)(vi)(B).

“Dispute” has the meaning set forth in Section 17.3(a).

“Dispute Auditor” has the meaning set forth in Section 3.2(b)(iv).

“Effective Time” means 12:01 a.m. Central Prevailing Time on April 1, 2017.

“Encumbrance” shall mean any lien, deed of trust, mortgage, security interest, pledge, charge, defect, encumbrance, any financing lease having substantially the same economic effect as any of the foregoing, any assignment of the right to receive income, or any other type of preferential arrangement.

“Environmental Arbitrator” has the meaning set forth in Section 5.3.

“Environmental Condition” means (a) a condition with respect to the air, soil, subsurface, surface waters, ground waters and/or sediments that causes Linn or Citizen with respect to any Linn Asset, Linn Additional Asset, Citizen Asset or Citizen Additional Asset, as applicable, not to be in compliance with any Environmental Law, or (b) the existence, with respect to the Linn Assets, Linn Additional Assets, Citizen Assets or Citizen Additional Assets, as applicable, or the operation thereof, of any environmental pollution, contamination or degradation where Remediation by Linn or Citizen, as applicable, is presently required (or, if known, would be presently required) under Environmental Laws. For the avoidance of doubt, (A) the fact that a Linn Well or Citizen Well, as applicable, is no longer capable of producing sufficient quantities of oil or gas to continue to be classified as a “producing well” or that such a Linn Well or Citizen Well, as applicable, should be temporarily abandoned or permanently plugged and abandoned shall not, in each case, form the basis of an Environmental Condition, (B) the fact that a pipe is temporarily not in use shall not form the basis of an Environmental Condition unless such fact requires Remediation other than removal or reuse of the pipe, and (C) except with respect to equipment (1) that causes or has caused any environmental pollution, contamination or degradation where Remediation is presently required (or, if known, would be

Appendix A-20

presently required) under Environmental Laws or (2) the use or condition of which is a violation of Environmental Law, the physical condition of any surface or subsurface production equipment, including water or oil tanks, separators or other ancillary equipment, shall not form the basis of an Environmental Condition.

“Environmental Cure Period” has the meaning set forth in Section 5.1(b)(i).

“Environmental Dispute” has the meaning set forth in Section 5.3.

“Environmental Laws” means, as the same have been amended to the date hereof, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; and the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; state and local analogs to the aforementioned statutes; and all other Laws as of the date hereof of any Governmental Body having jurisdiction over the property in question addressing pollution or protection of the environment (including natural resources) and all regulations implementing the foregoing that are applicable to the operation and maintenance of the Assets.

“Execution Date” has the meaning set forth in Preamble of this Agreement.

“Final Allocation Schedule” has the meaning set forth in Section 3.4(b).

“Final Citizen Adjustment Amount” has the meaning set forth in Section 3.3(b).

“Final Citizen Adjustment Determination Date” has the meaning set forth in Section 3.3(b)(v).

“Final Linn Adjustment Amount” has the meaning set forth in Section 3.2(b).

“Final Linn Adjustment Determination Date” has the meaning set forth in Section 3.2(b)(v).

“Fraud” means (and must include all of) the following: (1) a false statement of a material fact, (2) with the actual and present knowledge on the part of the Person making the statement that the statement is untrue, (3) actual and deliberate intent on the part of the Person making such statement to deceive the Person that is claiming fraud (4) justifiable reliance on the statement by the Person to whom such statement is made, and (5) injury to the Person to whom such statement is made as a direct result of such false statement.

“Fundamental Representations” has the meaning set forth in Section 15.8(a)(i).

“GAAP” means generally accepted accounting principles, consistently applied.

Appendix A-21

“Governmental Body” means any Federal, State, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power; and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

“Governmental Section” shall mean the sections of land established by the Public Land Survey System of the United States as customarily referenced by Section, Township, and Range and consisting of 640 acres, more or less.

“Group” means, in the case of Linn, the Linn Group, and in the case of Citizen, the Citizen Group, and in the case of the Company, the Company Group.

“Hazardous Substances” means any pollutants, contaminants, toxic or hazardous substances, materials, wastes, constituents, compounds or chemicals that are regulated by, or may form the basis of liability under any Environmental Laws, including asbestos-containing materials.

“Hedge Contract” shall mean any swap, forward, future or derivatives transaction or option or other similar hedge Contract.

“Hydrocarbons” means oil, gas, condensate and other gaseous and liquid hydrocarbons or any combination thereof.

“Imbalances” means all Well Imbalances and Pipeline Imbalances.

“Income Tax” shall mean any income, franchise and similar Taxes.

“Increased Citizen Amount” has the meaning set forth in Section 3.3(b)(vi)(A).

“Increased Linn Amount” has the meaning set forth in Section 3.2(b)(vi)(A).

“Indemnified Person” has the meaning set forth in Section 15.7(a).

“Indemnifying Person” has the meaning set forth in Section 15.7(a).

“Individual Environmental Threshold” has the meaning set forth in Section 5.1(c)(iii).

“Individual Indemnity Threshold” has the meaning set forth in Section 15.8(d)(i).

“Initial Citizen Agreed Value” has the meaning set forth in Section 3.1(b).

“Initial Linn Agreed Value” has the meaning set forth in Section 3.1(a).

“Interim Period” means the period beginning upon the Execution Date and ending upon the Closing.

“JVL” has the meaning set forth in the definition of “Affiliate”.

Appendix A-22

“Knowledge” means all information actually known to, in the case of Linn, Mark Ellis, David B. Rottino, Arden L. Walker, Jr., Don Davis, Justin Vick, or Thomas Emmons, and in the case of Citizen, Robbie Woodard, James Woods, Greg Augsburger and Mike Hofstrom, in each case without any duty of investigation or inquiry.

“Law” means any constitution, decree, resolution, law, statute, act, ordinance, rule, directive, order, treaty, code or regulation and any injunction or final non-appealable judgment or any interpretation of the foregoing, as enacted, issued or promulgated by any Governmental Body.

“Lease” means a Linn Lease or Citizen Lease, as applicable.

“LEH” has the meaning set forth in the Preamble.

“Liabilities” means any and all claims, payments, charges, judgments, assessments, liabilities, losses, damages, penalties, fines or costs and expenses, including any reasonable fees of attorneys, experts, consultants, accountants, and other professional representatives and legal or other expenses incurred in connection therewith and including liabilities, costs, losses and damages for personal injury, illness or death, property damage, Contract claims, torts or otherwise.

“Linn” has the meaning set forth in the Preamble.

“Linn Actual Section Value” means, in the case of any Target Formation in any Governmental Section, the product of (a) the actual aggregate Linn Section Net Acres subject to the Linn Section Leases in such Target Formation in such Governmental Section, and (b) the sum of (i) the Zone Price for such Target Formation in such Governmental Section and (ii) the product of (A) the Zone NRI Value for such Target Formation in such Governmental Section, (B) the amount (whether positive, negative or zero) obtained by subtracting the Zone Average NRI for such Target Formation in such Governmental Section from the actual Linn Section Weighted Average NRI associated with the Linn Section Leases in such Target Formation in such Governmental Section; and (C) 100.

“Linn Additional Assets” means the Linn Additional Leases and any other items acquired by Linn with the Linn Additional Leases that would constitute “Linn Assets” to the extent the Linn Additional Leases were Linn Leases.

“Linn Additional Leases” means all oil and gas leases, oil, gas and mineral leases, subleases and other leaseholds, mineral interests, mineral fee interests, royalty interests, overriding royalty interests, net profit interests, payments out of production, carried interests, reversionary rights, contractual rights to production or other interests in Hydrocarbons acquired by Linn either (i) after April 1, 2017 and prior to Closing, (ii) after April 1, 2017 and prior to the expiration of thirty (30) days after Closing as long as Linn has entered into a definitive agreement to acquire such interest prior to the Closing (for which written notice of such definitive agreement and a list of the oil and gas leases covered thereby has been provided to Citizen prior to Closing), (iii) prior to April 1, 2017 (and are still owned by Linn as of the Execution Date) but which are not listed on Exhibit A-1 (Part I) and are listed on Exhibit A-5

Appendix A-23

(Part I), or (iv) that are acquired by Linn after Closing and prior to the expiration of the Title Cure Period, insofar and only insofar as such acquisitions under this subpart (iv) are made via acreage trades, pursuant to which Linn has traded acreage that is outside of the areas identified in Exhibit H for such interests) and with regard to all acquisitions described in subparts (i)-(iv) above, insofar and only insofar that such acquired interests: (a) are within the areas identified in Exhibit H, (b) with respect to each oil and gas lease and oil, gas and mineral lease, subleases and other leaseholds, to the extent the same is not held beyond its primary term by production, the same has a remaining primary term that expires no less than two (2) years after the Effective Time, (c) includes Qualifying Depths of one or more of the applicable Section Target Formations, and (d) entitles Linn (and following the assignment of such Linn Additional Lease, the Company) to receive not less than a 75% Net Revenue Interest therein with respect to the applicable Target Formation(s). Notwithstanding anything to the contrary herein, any Hydrocarbon interest identified on Exhibit A-1 (Part I) as a Linn Lease shall not be a Linn Additional Lease for any purpose hereunder.

“Linn Adjustment Notice” has the meaning set forth in Section 3.2(b)(ii).

“Linn Aggregate Deductible” has the meaning set forth in Section 4.2(d)(iii).

“Linn Assets” means all of Linn’s right, title and interest in and to the following, less and except the Linn Excluded Assets:

(d) all oil and gas leases, oil, gas and mineral leases, subleases and other leaseholds,, overriding royalty interests, net profit interests, payments out of production, carried interests, reversionary rights, contractual rights to production or other interests in Hydrocarbons, in each case, described in Exhibit A-1 (Part I), together with any and all other right, title and interest of Linn in and to the leasehold estates or other rights and interests created by any of the foregoing, subject to the terms, conditions, covenants and obligations set forth in such interests and/or Exhibit A-1 (Part I) (all such interests, the “Linn Leases”);

(e) all oil and gas wells, water wells, carbon dioxide wells, salt water disposal wells, injection wells, observation wells, and other wells and wellbores located on or allocable to the Linn Leases and Linn Units, including those described on Exhibit A-2 (Part I), whether producing, shut in, or abandoned (all such interests, the “Linn Wells”);

(f) all rights and interests in, under or derived from all unitization, communitization, and pooling agreements or compulsory pooling orders in effect with respect to any of the Linn Leases, or Linn Wells and the units created thereby (all such interests, the “Linn Units”);

(g) to the extent transferable after the exercise of commercially reasonable efforts (which shall not require the payment of a fee or the provision of any other consideration), all Contracts (i) to which Linn is a party (or is a successor or assign of a party), (ii) that pertain primarily to any of the Linn Assets and (iii) that will be binding on the Company after Closing, but exclusive of any master service agreements, blanket agreements or similar Contracts (all such contracts, “Linn Contracts”);

Appendix A-24

(h) all Rights-of-Way to the extent used in connection with the ownership or operation of any of the Linn Leases, Linn Wells, Linn Units or other Linn Assets, including the Rights-of-Way set forth in Exhibit A-3 (Part I) (all such interests, collectively, the “Linn Rights-of-Way”);

(i) all flowlines, pipelines and appurtenances thereto that are located on the Linn Leases or Linn Units or used, or held for use, in connection with the operation of the Linn Wells, but excluding all Linn Excluded Midstream Assets (all such interests (subject to such exclusions) together with the Linn Leases, Linn Units, and Linn Wells, collectively, the “Linn Oil and Gas Properties”);

(j) all personal property, equipment, machinery, tools, compressors, meters, tanks, pumps, platforms, pulling machines, boilers, buildings, pipe yards, salt water disposal facilities, utility lines, computer and automation equipment, telecommunications equipment, field radio telemetry, and associated frequencies and licenses, pressure transmitters, central processing equipment, fixtures, improvements, facilities and other tangible personal property located on the Linn Oil and Gas Properties, including such equipment described on Exhibit A-4 (Part I) (all such interests, the “Linn Equipment”);

(k) all of the files, records, information and data, whether written or electronically stored, primarily relating to the Linn Assets and in the possession of Linn or its Affiliates, including: (i) land and title records (including abstracts of title, title opinions and title curative documents); (ii) Linn Contract files; (iii) correspondence; (iv) operations, environmental (including environmental assessments and studies), production and accounting records; (v) facility and well records; and (vi) to the extent transferable, seismic, geologic and technical data including logs and maps (all such interests, the “Linn Records”);

(l) all Hydrocarbons (or the proceeds from the sale of Hydrocarbons) (i) produced from or attributable to the Linn Leases, Linn Units, and Linn Wells at and after the Effective Time, (ii) located in pipelines or in tanks above the pipeline sales connection attributable to the Linn Leases, Linn Units, and Linn Wells at and after the Effective Time, or (iii) in storage or existing in stock tanks, pipelines and/or plants (including inventory) as of the Effective Time;

(m) all claims and causes of action to the extent attributable to the Company Assumed Obligations;

(n) to the extent that they may be assigned, all Permits that are primarily used in connection with the ownership or operation of the Linn Assets;

(o) all Imbalances relating to the other Linn Assets;

(p) to the extent transferable, all Seismic Contracts and Seismic Data and any related interpretive geophysical and geological data relating to the Linn Oil and Gas Properties, but only to the extent such Seismic Contracts and Seismic Data may be assigned without payment of fees or other penalties to a Third Party;

Appendix A-25

(q) any refunds, claims for refunds or rights to receive refunds from any Governmental Body with respect to Taxes attributable to the Linn Assets and periods of time from and after the Effective Time; and

(r) all radio equipment, SCADA and measurement technology, and other production related mobility devices (such as SCADA controllers), well communication devices, and any other information technology systems and licenses associated with the foregoing, in each case only to the extent such assets and licenses are (i) used or held for use solely in connection with the operation of the Linn Oil and Gas Properties, and (ii) to the extent assignable (with consent, if applicable, but without the payment of any fee or the provision of any other consideration; provided Linn shall use commercially reasonable efforts to cause the transfer of all such rights and interests to Company) (the “Linn Production-Related IT Equipment”).

“Linn Assignment” means an assignment to be executed and delivered by Linn at the Closing in substantially the form of Exhibit C (Part I) attached hereto.

“Linn Casualty Loss” has the meaning set forth in Section 4.7(b).

“Linn Closing Settlement Statement” has the meaning set forth in Section 3.2(a)(iii).

“Linn Consideration Units” has the meaning set forth in Section 3.1(a).

“Linn Contracts” has the meaning set forth in the definition of “Linn Assets”.

“Linn Cost Credited Asset Acquisition Costs” means, in the case of any Linn Cost Credited Lease and associated Linn Additional Assets, the consideration payable in connection with the acquisition of such Linn Cost Credited Lease and associated Linn Additional Assets, together with any reasonable Third Party expenses, including reasonable attorneys’ fees, lease bonuses, broker fees, abstract costs, title opinion costs, title curative costs, and other reasonable Third Party costs of due diligence incurred by Linn in acquiring such Linn Cost Credited Lease and associated Linn Additional Assets, provided that the Linn Cost Credited Asset Acquisition Costs for any Linn Cost Credited Lease and associated Linn Additional Assets shall never exceed $7,000 per Net Acre subject to such Linn Cost Credited Lease, provided, further, that any Linn Cost Credited Leases that are acquired pursuant to a permitted acreage trade or similar transaction shall be deemed to have a Linn Cost Credited Asset Acquisition Cost of $7,000 per Raw Net Acre.

“Linn Cost Credited Lease” has the meaning set forth in Section 4.2(e)(iv).

“Linn Defensible Title” shall mean such title of Linn Assets, as of the Effective Time and immediately prior to the expiration of the Review Period (but for purposes of the Linn Assignment, it shall mean as of the Closing Date, and for purposes of the Linn Assignment covering any Linn Additional Assets as of the date that such Linn Additional Assets are conveyed to the Company as permitted by this Agreement), subject to Linn Permitted Encumbrances, that:

Appendix A-26

(d) for each Linn Well, entitles Linn to receive during the entirety of the productive life of each Linn Well (as applicable) not less than the Net Revenue Interest for such Linn Well as set forth in Exhibit A-2 (Part I) and Schedule 3.4B (Part I), except, in each case, (subject always to Section 10.1) for: (i) decreases in connection with those operations in which Linn or its successors or assigns may from and after the Execution Date be a non-consenting co-owner, (ii) decreases resulting from the establishment or amendment from and after the Execution Date of pools or units to the extent such establishment or amendment is not restricted under Section 10.1, (iii) decreases required to allow other Working Interest owners to make up past underproduction or pipelines to make up past under deliveries, and (iv) as otherwise expressly set forth in Exhibit A-2 (Part I) and/or Schedule 3.4B (Part I), as applicable;

(e) for each Linn Section, entitles Linn, to receive not less than the Linn Section Weighted Average NRI for such Linn Section for each Target Formation as set forth in Schedule 3.4A (free and clear of any reversionary interest or back-in interest, for the entirety of the productive life of each applicable Linn Section Lease with regard to the applicable Net Revenue Interest for such Linn Section Lease necessary for Linn to retain not less than this Linn Section Weighted Average NRI for such Linn Section for each Target Formation as set forth in Schedule 3.4A), except, in each case, for (subject always to Section 10.1): (i) decreases in connection with those operations in which Linn or its successors or assigns may from and after the Execution Date be a non-consenting party, (ii) decreases resulting from the establishment or amendment from and after the Execution Date of pools or units to the extent such establishment or amendment is not restricted under Section 10.1, (iii) decreases required to allow other Working Interests owners to make up past underproduction or pipelines to make us past underdeliveries, (iv) reversionary interests triggered by Linn Lease expiration or termination occurring after Closing (and subject to the provisions of subpart (e) below, defaults occurring after Closing under the term of a Linn Lease which results in a termination thereof, Pugh clauses that are triggered and implemented after Closing, continuous drilling clauses effective as of the expiration of a primary term or the drilling of a well which are triggered after Closing as a result of Company’s failure to continue such drilling operations), and (v) as otherwise expressly set forth in Exhibit A-1 (Part I) and/or Schedule 3.4A;

(f) for each Linn Section, entitles Linn to not less than the Linn Section Net Acres for each Target Formation in such Governmental Section as set forth on Schedule 3.4A (free and clear of any reversionary interest or back-in interest, for the entirety of the productive life of each applicable Linn Section Lease with regard to the applicable Net Acres allocable to such Linn Section Lease necessary for Linn to retain not less than the Linn Section Net Acres for such Linn Section for each Target Formation as set forth in Schedule 3.4A), except for (subject always to Section 10.1): (i) decreases in connection with those operations in which Linn or its successors or assigns may from and after the Execution Date be a non-consenting co-owner, (ii) decreases resulting from the establishment or amendment from and after the Execution Date of pools or units to the extent such establishment or amendment is not restricted under Section 10.1, (iii) reversionary interests triggered by Linn Lease expiration or termination occurring after Closing (and subject to the provisions of subpart (e) below, defaults occurring after Closing under the term of a Linn Lease which results in a termination thereof, Pugh clauses that are triggered and implemented after Closing, continuous drilling clauses effective as of the expiration of a primary term or the drilling of a well which are triggered after Closing as a result of Company’s failure to continue such drilling operations), and (iv) as otherwise expressly set forth in Schedule 3.4A;

Appendix A-27

(g) obligates Linn to bear during the entirety of the productive life of such Linn Well not more than the Working Interest for such Linn Well as set forth in Exhibit A-2 (Part I) and Schedule 3.4B (Part I), except (subject always to Section 10.1) for: (i) increases resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements, (ii) increases to the extent that they are accompanied by a proportionate increase in Linn’s Net Revenue Interest in such Linn Well, (iii) increases resulting from the establishment or amendment from and after the Execution Date of pools or units to the extent such establishment or amendment is not restricted under Section 10.1, and (iv) as otherwise expressly set forth in Exhibit A-2 (Part I) and/or Schedule 3.4B (Part I);

(h) for each Linn Lease, is either held by continuous production in paying quantities (as designated on Exhibit A-1 (Part I) by “HBP” or “hbp” (a “Linn HBP Lease”) or has a primary term expiration date (whether such primary term relates to the primary term under such Linn Lease or, if applicable and the Linn Lease is subject to a term assignment, the primary term provided in such term assignment pursuant to which Linn or its predecessor-in-interest acquired such Linn Lease and such primary term identified in such term assignment shall be deemed to be the primary term of such Linn Lease for purposes of this provision unless the primary term in such Linn Lease is earlier than the primary term provided in such term assignment, in which case the primary term will be the primary term provided in such Linn Lease) that is not earlier than the primary term expiration date identified for such Linn Lease on Exhibit A-1 (Part I), provided that if no primary term expiration date is provided for such Linn Lease, such Linn Lease will be deemed to be designated “HBP” on Exhibit A-1 (Part I) for all purposes hereof; and if the Linn Lease is not a Linn HBP Lease and the primary term expiration date thereof is a date that has expired prior to the Execution Date, then, for purposes hereof, such Linn Lease shall be deemed to have terminated and Linn shall be deemed to not have Linn Defensible Title with regard thereto;

(i) For Linn Additional Leases acquired by Linn in accordance with the terms of this Agreement, such Linn Additional Leases meets all of the geographic location, minimum remaining primary term, inclusion of Qualifying Depths of the Target Formation, and minimum Net Revenue Interests requirements described in the definition for “Linn Additional Leases”, and with regard to such Linn Additional Leases that are designated as Linn Substitute Leases or Linn True-Up Leases, also entitles Linn to not less than the Net Acres and Linn Section Weighted Average NRIs for the applicable Governmental Sections and Target Formations set forth on Exhibit A-5-1, as amended and supplemented in accordance with the terms hereof and any Linn Lease Designation Notice; and

(j) is free and clear of all Encumbrances.

“Linn Delta Value” has the meaning set forth in Section 3.2(b)(vi)(C).

“Linn Employees” has the meaning set forth in Section 17.17(b).

“Linn Environmental Defect” shall mean any Environmental Condition with respect to a Linn Asset or Linn Additional Asset that is not set forth in Schedule 7.14.

“Linn Environmental Defect Notice” has the meaning set forth in Section 5.1(a).

Appendix A-28

“Linn Environmental Defect Property” has the meaning set forth in Section 5.1(a).

“Linn Equipment” has the meaning set forth in the definition of “Linn Assets”.

“Linn Excluded Assets” means:

(d) all of Linn’s corporate minute books, financial and Tax records and other business records that relate to Linn’s and its Affiliates’ businesses generally (including the ownership and operation of the Linn Assets);

(e) all trade credits, all accounts, receivables and all other proceeds, income or revenues attributable to the Linn Assets with respect to any period of time prior to the Effective Time;

(f) all claims and causes of action of Linn arising under or with respect to any Linn Contracts that are attributable to periods of time prior to the Effective Time (including claims for adjustments or refunds);

(g) all rights and interests relating to the Linn Assets (i) under any existing policy or agreement of insurance, (ii) under any bond or (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events, or damage to or destruction of property;

(h) all Hydrocarbons produced and sold from the Linn Assets with respect to all periods prior to the Effective Time, other than Hydrocarbons in storage or existing in stock tanks, pipelines and/or plants (including inventory) as of the Effective Time;

(i) all claims of Linn or its Affiliates for refunds of or loss carry forwards with respect to (i) Asset Taxes or any other Taxes paid by Linn or its Affiliates attributable to any period prior to the Effective Time, (ii) income Taxes paid by Linn or its Affiliates or (iii) any Taxes attributable to the Linn Excluded Assets;

(j) all information technology assets, other than the Linn Production-Related IT Equipment, including all desktop computers, laptop computers, servers, networking equipment and any associated peripherals and other computer hardware, or computer software and telephone equipment;

(k) all of Linn’s proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property;

(l) all documents and instruments of Linn that are reasonably believed to be protected by an attorney-client privilege (other than title opinions);

(m) all data that cannot be disclosed to Citizen or the Company as a result of confidentiality arrangements under agreements with Third Parties which cannot be waived after the exercise of commercially reasonable efforts, provided that Linn shall have no obligation to pay any fee or provide any other consideration to obtain any such required consent;

Appendix A-29

(n) all audit rights arising under any of the (i) Linn Contracts or otherwise with respect to any period prior to the Effective Time or (ii) Linn Excluded Assets, except for any Imbalances;

(o) all geophysical and other seismic and related technical data and information relating to the Linn Assets to the extent that such geophysical and other seismic and related technical data and information is not transferable without payment of a fee or other penalty to any Third Party under any Linn Contract (unless Citizen or the Company has separately agreed in writing to pay such fee or other penalty);

(p) documents prepared or received by Linn or its Affiliates or their representatives with respect to (i) lists of prospective purchasers for the Linn Assets, (ii) bids submitted by other prospective purchasers of the Linn Assets, (iii) analyses by Linn or its Affiliates of any bids submitted by any prospective purchaser, (iv) correspondence between or among Linn, its representatives, and/or any prospective purchaser other than Citizen, and (v) correspondence between Linn and/or any of its respective representatives with respect to any of the bids, the prospective purchasers or the transactions contemplated by this Agreement;

(q) any offices and office leases, office furniture or office supplies located in or on such offices excluded and/or office leases belonging to Linn;

(r) all vehicles and rolling stock;

(s) any assets that are excluded pursuant to the provisions of Sections 4.5(b) and 4.5(e);

(t) any master service agreements, blanket agreements or similar Contracts to which Linn is a party;

(u) any Hedge Contracts related to the Linn Assets to which Linn or any of its Affiliates is a party;

(v) any loan agreement, credit agreement, promissory note, or other similar instrument for borrowed money, and any mortgage, deed of trust, pledge, security agreement, guaranty or similar instrument securing such obligations;

(w) all overhead costs and expenses paid by Third Party non-operators to Linn or any of its Affiliates pursuant to any applicable joint operating agreement regarding operations occurring prior to Closing;

(x) the Linn Waterflood Assets;

(y) the Linn Excluded Midstream Assets;

(z) the assets set forth on Exhibit E (Part I);

(aa) any mineral fee interests and lessor royalty interests (and other rights and interests as a lessor) under oil, gas and mineral leases; and

Appendix A-30

(bb) the litigation matters identified on part I of Schedule 7.6, and all claims and causes of action of Linn with respect thereto.

“Linn Excluded Midstream Assets” means (a) assets generally considered “midstream” in nature in accordance with generally accepted U.S. oil and gas industry practices and customs, including facilities and other assets relating to (i) natural gas gathering, storage, treating, compression, processing, and fractionation, (ii) oil and natural gas liquids gathering, storage and transmission, (iii) water handling and disposal, and (iv) CO2 gathering, transportation and sequestration; (b) contracts and other agreements related to or in respect of the assets described in clause (a) above, including transportation, gathering, processing and treating contracts, saltwater disposal agreements, water injection agreements, produced water gathering and treating agreements, surface use agreements, right of way agreements, easements, joint use surface agreements, operating agreements, licenses and permits; and (c) all real property interests used or held for use in connection with the assets described in clause (a) above or granted pursuant to a contract or other agreement described in clause (b) above.

“Linn Gross Acquisition Cost” has the meaning set forth in Section 4.2(e)(vi)(B).

“Linn Group” means Linn, its Affiliates, and each of its and their respective officers, directors, members, managers, employees, agents, advisors, other representatives and current and former direct and indirect owners, and the permitted successors and assigns of all of the foregoing persons.

“Linn Hard Consent” has the meaning set forth in Section 4.5(e).

“Linn HBP Lease” has the meaning set forth in the definition of “Linn Defensible Title”.

“Linn Indemnity Cap” has the meaning set forth in Section 15.8(e)(i).

“Linn Indemnity Deductible” has the meaning set forth in Section 15.8(d)(i).

“Linn Indemnity Liabilities” means Liabilities, known or unknown, caused by, arising out of or resulting from: (a) the failure to pay, or the underpayment of, any Burdens owed with respect to production from the Linn Leases or Linn Wells prior to the Effective Time (other than with respect to (i) the Linn Suspense Funds, unless such Linn Suspense Funds were unlawfully suspended, (ii) the claims and lawsuit described in Part I of Schedule 7.6, and (iii) any claims or Liabilities asserted by royalty owners or other Burden beneficiaries who are similarly situated to the claimants in the lawsuit described in Part I of Schedule 7.6 with respect to such lawsuit); or (b) any Hazardous Substances related to or arising out of the ownership or operation of the Linn Assets that, prior to the Closing Date, were transported and/or disposed of at off-site disposal facilities.

“Linn Lease Dedication Notice” has the meaning set forth in Section 4.2(e)(ii).

“Linn Leases” has the meaning set forth in definition of “Linn Assets”.

“Linn Material Contracts” has the meaning set forth in Section 7.13(a).

Appendix A-31

“Linn Oil and Gas Properties” has the meaning set forth in definition of “Linn Assets”.

“Linn Permitted Encumbrances” means:

(d) all Burdens upon, measured by or payable out of production if the net cumulative effect of such Burdens (i) does not operate to reduce the Net Revenue Interest of Linn with respect to Linn Well to an amount less than the Net Revenue Interest for such Linn Well as set forth in Schedule 3.4B (Part I), (ii) does not operate to reduce the Linn Section Weighted Average NRI of Linn with respect to the applicable Linn Section and Target Formation to an amount less than the Linn Section Weighted Average NRI for such Linn Section and Target Formation as set forth in Schedule 3.4A, (iii) does not operate to reduce the Linn Section Net Acres of Linn in any Linn Section and Target Formation to an amount less than the Linn Section Net Acres for such Linn Section and Target Formation as set forth in Schedule 3.4A, and (iii) does not obligate Linn to bear a Working Interest in any Linn Well (to the extent the same covers the Target Formation(s)) in any amount greater than the Working Interest for such Linn Well as set forth in Schedule 3.4B (Part I), as the case may be (unless, in the case of a Linn Well, the Net Revenue Interest for such Linn Well is greater than the Net Revenue Interest for such Linn Well as set forth in Schedule 3.4B (Part I) in the same proportion as any increase in such Working Interest);

(e) the terms and conditions of the Linn Rights-of-Way included in the Linn Assets to the extent they do not materially affect the development and operations of the Linn Assets as the same are currently operated and being developed;

(f) preferential rights to purchase, consents to assignment and other similar restrictions to the extent same have been complied with both in connection with the prior sale, assignment or transfer of such Linn Asset;

(g) liens for Taxes or assessments not yet due or delinquent or, if delinquent, which are being contested in good faith;

(h) Customary Post-Closing Consents and any required notices to, or filings with, Governmental Bodies in connection with the consummation of the transactions contemplated by this Agreement;

(i) conventional rights of reassignment upon final intention to abandon or release any of the Linn Assets;

(j) such Linn Title Defects as Citizen may have waived (whether in writing or pursuant to Section 4.3(a));

(k) all applicable Linn Permits and Laws and all rights reserved to or vested in any Governmental Body: (i) to control or regulate any Linn Asset in any manner; (ii) by the terms of any right, power, franchise, grant, license or permit, or by any provision of Law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Linn Assets; (iii) to use such property in a manner which would not reasonably be expected to materially impair the use of such property for the purposes for which it is currently owned and operated; or (iv) to enforce any obligations or duties affecting the Linn Assets to any Governmental Body with respect to any franchise, grant, license or permit;

Appendix A-32

(l) easements, conditions, covenants, restrictions, servitudes, permits, rights-of-way, surface leases and other rights in the Linn Assets for the purpose of operations, facilities, pipelines, transmission lines, transportation lines, distribution lines and other like purposes, or for the joint or common use of rights-of-way, facilities and equipment, to the extent, individually or in the aggregate, such rights would not reasonably be expected to materially impair the operation, development, value or use of any of the Linn Assets as currently operated and used;

(m) vendors, carriers, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction or other like Encumbrances arising by operation of Law in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations which are not yet due or delinquent or, if delinquent, which are being contested in good faith;

(n) any calls on production under existing Linn Contracts, insofar as they provide for the payment of the then current applicable index-based market price for such production, and only insofar as they are described on Schedule 7.20;

(o) Liens created under Linn Leases, Linn Units or Linn Rights-of-Way included in the Linn Assets and/or operating agreements or production sales contracts or by operation of Law in respect of obligations that are not yet due or delinquent or, if delinquent, which (i) are being contested in good faith and (ii) have been disclosed to Citizen in the schedules attached to this Agreement;

(p) any Encumbrance affecting the Linn Assets that is discharged by Linn at or prior to Closing;

(q) any matters referenced in Exhibit A-1 (Part I), Exhibit A-2 (Part I), Schedule 3.4A or Schedule 3.4B (Part I);

(r) failure of Linn Leases to contain pooling provisions, unless a Linn Well has been drilled thereon (and the unit for the same includes any pooled acreage), or a pooled unit has been formed for a Linn Well which includes a portion of such Linn Leases, and in either case, the consent of the lessor to permit pooling has not been obtained;

(s) the litigation, suits and proceedings for all items of Part II of Schedule 7.6;

(t) any liens, obligations, defects, irregularities or other Encumbrances affecting the Linn Assets that would be customarily waived or accepted by an reasonable and prudent title examiner experienced in the review of title to oil and gas properties in Oklahoma;

(u) the terms and conditions of the Linn Material Contracts if the net cumulative effect of such Linn Material Contracts (i) does not operate to reduce the Net Revenue Interest of Linn with respect to Linn Well to an amount less than the Net Revenue Interest for such Linn Well as set forth in Schedule 3.4B (Part I), (ii) does not operate to reduce the Linn Section Weighted Average NRI of Linn with respect to the applicable Linn Section and Target

Appendix A-33

Formation to an amount less than the Linn Section Weighted Average NRI for such Linn Section and Target Formation as set forth in Schedule 3.4A, (iii) does not operate to reduce the Linn Section Net Acres of Linn in any Linn Section and Target Formation to an amount less than the Linn Section Net Acres for such Linn Section and Target Formation as set forth in Schedule 3.4A, and (iv) does not obligate Linn to bear a Working Interest in any Linn Well (to the extent the same covers the Target Formation(s)) in any amount greater than the Working Interest for such Linn Well as set forth in Schedule 3.4B (Part I), as the case may be (unless, in the case of a Linn Well, the Net Revenue Interest for such Linn Well is greater than the Net Revenue Interest for such Linn Well as set forth in Schedule 3.4B (Part I) in the same proportion as any increase in such Working Interest); (v) does not operate to cause the primary term expiration date for a Linn Lease to be earlier than the primary term expiration date identified for such Linn Lease on Exhibit A-1 (Part I); (vi) does not grant or impose a lien or other Encumbrance (other than a Linn Permitted Encumbrance) on any Linn Assets, (vii) does not provide for any disproportionate sharing of costs, revenues or share of production (other than to the extent relating to default provisions or un-triggered non-consent elections or triggered non-consent elections for which the adjusted interests are identified on Schedule 3.4B (Part I)), and (viii) does not contain or provide for any alternating operatorship or alternating designation of operator; and

(v) the terms and conditions of this Agreement.

“Linn Preferential Purchase Right” has the meaning set forth in Section 7.12.

“Linn Production-Related IT Equipment” has the meaning set forth in the definition of “Linn Assets”.

“Linn Records” has the meaning set forth in definition of “Linn Assets”.

“Linn Retained Liabilities” means Liabilities, known or unknown, caused by, arising out of or resulting from: (a) Linn’s expenses related to the transactions contemplated by this Agreement; (b) any and all Linn Taxes; (c) the matters set forth on Part I of Schedule 7.6, and any claims or Liabilities asserted by royalty owners or other Burden beneficiaries who are similarly situated to the claimants in lawsuit described in Part I of Schedule 7.6 with respect to such lawsuit; (d) the employment relationship between Linn or any of its Affiliates and any of Linn’s or any of Linn’s Affiliates’ present or former employees or the termination of any such employment relationship; (e) any Linn Excluded Assets; (f) personal injury or death relating to the use, ownership or operation of the Linn Assets prior to the Closing; (g) any acts or omissions that arise to gross negligence or willful misconduct of any member of the Linn Group related to or arising out of the ownership or operation of the Linn Assets; (h) any fines or penalties imposed or assessed by a Governmental Body related to or arising out of the ownership or operation of the Linn Assets prior to the Closing Date, and (i) Linn’s obligations or Liabilities owed to an Affiliate of Linn (excluding those adjustments contemplated in Section 3.2(a)(i)(B) regarding certain payments to be made to Linn Midstream, LLC).

“Linn Rights-of-Way” has the meaning set forth in definition of “Linn Assets”.

“Linn Section” means each Section set forth on Schedule 3.4A.

Appendix A-34

“Linn Section Leases” means, with respect to a Governmental Section, those (or that portion of those) Linn Leases covering lands that are located within the boundaries of such Governmental Section, but only to the extent such Linn Leases (a) are included within the boundaries such Governmental Section, and (b) includes Qualifying Depths of the Target Formation for at least one of the Target Formations.

“Linn Section Net Acres” means with regard to a Governmental Section, the aggregate Net Acres attributable to the Linn Section Leases for such Governmental Section, such calculation being made separately as to each Target Formation. Notwithstanding the above, to the extent the term Linn Section Net Acres is used in connection with a Linn Additional Lease, this term shall mean the Net Acres for the relevant Linn Additional Lease only, instead of the Linn Section Leases.

“Linn Section Weighted Average NRI” means, as to a Governmental Section, and calculated separately as to each Target Formation: (i) first, take Linn’s Net Revenue Interest in and to each Linn Section Lease for such Governmental Section, and then multiply the same by the Linn Section Net Acres covered by such Linn Section Lease for such Target Formation (again, limited solely to those Net Acres thereof that are both included within the applicable Governmental Section, and which include Qualifying Depths of the Target Formation for such Target Formation), and not counting any Net Acres covered by such Linn Section Lease that are located outside the boundaries of such Governmental Section, nor counting any Net Acres covering depths outside of a Target Formation for which Linn’s Leases include Qualifying Depths of the Target Formation; and (ii) then, the calculated product obtained for each Linn Section Lease under subpart (i) above shall then be added together, and the sum thereof shall then be divided by the sum of the Linn Section Net Acres covered by ALL of the Linn Section Leases included within such Governmental Section, solely to the extent such Net Acres are included within the boundaries of such Governmental Section and include Qualifying Depths of the Target Formation for such Target Formation (the result of the calculation in this subpart (ii) shall be referred to as the “Linn Section Weighted Average NRI” for such Governmental Section and Target Formation), and such calculation shall be made with regard to each Target Formation for the applicable Governmental Section. Notwithstanding the above, to the extent the term Linn Section Weighted Average NRI is used in connection with a Linn Additional Lease, this term shall mean the Net Revenue Interest for the relevant Linn Additional Lease only, instead of the Linn Section Leases.

“Linn Substitute Leases” has the meaning set forth in Section 4.2(e)(ii).

“Linn Suspense Funds” means funds held in suspense (including funds held in suspense for unleased interests and penalties and interest) that are attributable to the Linn Assets or Linn Additional Assets or any interests pooled, unitized or communitized therewith.

“Linn Taxes” means any Liability of Linn, or otherwise imposed on the Linn Assets or Linn Additional Assets, in respect of any Tax, including without limitation any Liability of Linn for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, but excluding any Asset Taxes to the extent specifically allocated to the Company pursuant to Section 16.1.

Appendix A-35

“Linn Title Benefit” means with respect to the Target Formation(s) for the Linn Section Leases, Linn Section Net Acres or Linn Wells, any right, circumstance or condition existing as of the Effective Time and also immediately prior to the end of the Review Period that operates to (a) increase the Linn Section Weighted Average NRI of Linn with respect to a Linn Section and Target Formation or the Net Revenue Interest of Linn with respect to a Linn Well above that shown for such Linn Section or Linn Well in Schedule 3.4A or Schedule 3.4B (Part I), as applicable, to the extent the same does not, with respect to Linn’s interest in any Linn Well, cause an equal or greater than proportionate increase in Linn’s Working Interest with respect to the Target Formation(s) in such Linn Well above that shown in Schedule 3.4B (Part I), as applicable, or (b) increase the Linn Section Net Acres with respect to a Section and the Target Formation(s) in any Linn Section and Target Formation above the Linn Section Net Acres for such Linn Section and Target Formation as shown in Schedule 3.4A.

“Linn Title Benefit Amount” means, with respect to a Linn Title Benefit:

(d) if the Transacting Parties agree on the Linn Title Benefit Amount, then that amount shall be the Title Benefit Amount;

(e) if the Linn Title Benefit represents a discrepancy between either or both:

(i) (1) Linn’s actual Net Acres for any Target Formation in any Linn Section, and (2) the Linn Section Net Acres for such Target Formation in such Linn Section as set forth in Schedule 3.4A, or

(ii) (1) Linn’s actual Linn Section Weighted Average NRI in any Target Formation in any Linn Section and (2) the Linn Section Weighted Average NRI for such Target Formation in such Linn Section as set forth in Schedule 3.4A, then the Linn Title Benefit Amount for such Target Formation in such Governmental Section shall be the greater of zero and the amount obtained by subtracting the Allocated Value for such Target Formation in such Governmental Section from the Linn Actual Section Value for such Target Formation in such Governmental Section.

(d) if (i) the Linn Title Benefit represents a discrepancy between (1) Linn’s actual Net Revenue Interest for any Linn Well, and (2) Linn’s Net Revenue Interest for such Linn Well as set forth in Schedule 3.4B (Part I), and (ii) Linn’s Working Interest in such Linn Well is increased by less than the same proportion as such Net Revenue Interest increase, then the Linn Title Benefit Amount shall be the product of (1) the Allocated Value of the affected Linn Well multiplied by (2) a fraction, the numerator of which is the Net Revenue Interest increase in such Linn Well, and the denominator of which is the Net Revenue Interest for such Linn Well as set forth in Schedule 3.4B (Part I);

(e) if the Linn Title Benefit is of a type not described above, then the Linn Title Benefit Amounts shall be determined by taking into account the Allocated Value of the Linn Asset affected by such Linn Title Benefit, the portion of such Linn Asset affected by such Linn Title Benefit, the legal effect of the Linn Title Benefit, the potential economic effect of the Linn Title Benefit over the life of such Asset, the values placed upon the Title Benefit by the Transacting Parties and such other reasonable factors as are necessary to make a proper evaluation.

Appendix A-36

“Linn Title Benefit Notice” has the meaning set forth in Section 4.2(b).

“Linn Title Defect” shall mean any Encumbrance, defect or other condition or matter that causes Linn not to have Linn Defensible Title; provided that the following shall not be considered Linn Title Defects:

(a) defects arising out of lack of corporate or other entity authorization (other than any such defects relating to Linn or its Affiliates or any prior Affiliates of Linn, whether pre-bankruptcy or post-bankruptcy of Linn Energy, LLC) unless Citizen provides conclusive evidence that such corporate or other entity action was not authorized and has resulted in another Person’s superior claim of title to the relevant Linn Asset;

(b) defects arising from any prior oil and gas lease relating to the lands covered by the Linn Leases or Linn Units not being surrendered of record, unless Citizen provides reasonable evidence that such prior oil and gas lease is still in effect and has resulted in another Person’s actual and superior claim of title to the relevant Linn Lease or Linn Well;

(c) defects that affect only which Person has the right to receive royalty payments (rather than the amount of the proper payment of such royalty payment) and that do not affect the validity of or title to the underlying Linn Lease;

(d) defects based solely on: (i) lack of information in Linn’s files; (ii) references to an unrecorded document to which neither Linn nor any Affiliate of Linn is a party and which document is dated earlier than January 1, 1960; or (iii) any Tax assessment, Tax payment or similar records or the absence of such activities or records;

(e) any Encumbrance or loss of title resulting from Linn’s conduct of business in compliance with this Agreement;

(f) defects as a consequence of cessation of production, insufficient production or failure to conduct operations during any period after the completion of a well capable of production in paying quantities on any of the Linn Leases held by production, or lands pooled or unitized therewith, except to the extent the cessation of production is shown to exist for a period that, under the terms of the Lease, would (or would reasonably be believed to) result in the termination or expiration of the underlying Linn Lease, which documentation shall be provided by Citizen to Linn in support thereof;

(g) liens arising from any Encumbrance created by a mineral owner which has not been subordinated to the applicable lessee’s interest, solely to the extent that the Linn Lease in question does not have a Linn Well on it, and no portion thereof has been included in a Linn Unit;

(h) all defects or irregularities that have been adjudicated to be cured or remedied by applicable statutes of limitation or statutes of prescription;

Appendix A-37

(i) all defects or irregularities resulting from the failure to record releases of liens, production payments or mortgages that have expired on their own terms or the enforcement of which are barred by applicable statute of limitations;

(j) all defects in the chain of title consisting of the failure to recite marital status in a document or omissions of successions of heirship or estate proceedings, unless Citizen provides conclusive evidence that such failure results in another Person’s superior claim of title to the relevant Linn Asset;

(k) all defects arising from any change in Laws following the Execution Date;

(l) any Encumbrance or loss of title affecting ownership interests in formations other than the Target Formation(s) for the relevant Linn Asset (excluding any circumstances or conditions that have resulted in title or rights relative to ownership interests in the Linn Assets (but expressly excluding the Linn Excluded Assets) related to formations other than Target Formations being held by an Linn Affiliate other than Linn itself);

(m) defects arising from failure to comply with any maintenance of uniform interest provision in any Linn Lease or Linn Contract; and

(n) any Title Defect affecting a Linn Well for which the Title Defect Amount does not exceed $25,000; provided, however, that the Title Defect Amount shall be deemed to meet such $25,000 threshold in any of the following cases: (1) if any Linn Well is affected by more than one Linn Title Defect, and the aggregate sum of the Title Defect Amounts for all Linn Title Defects affecting such Linn Well exceeds such $25,000 threshold, or (2) in the case of a failure to hold Linn Defensible Title to multiple Linn Wells due to the same specific set of facts, and aggregate sum of the Title Defect Amounts for such Linn Title Defects affecting multiple Linn Wells exceeds such $25,000 threshold.

“Linn Title Defect Amount” means, with respect to a Linn Title Defect:

(a) if the Transacting Parties agree on the Linn Title Defect Amount, then that amount shall be the Linn Title Defect Amount;

(b) if the Linn Title Defect is an Encumbrance that is undisputed and liquidated in amount, then the Linn Title Defect Amount shall be the amount necessary to be paid to remove the Linn Title Defect from the Linn Title Defect Property;

(c) if the Linn Title Defect represents a discrepancy between either or both:

(i) (1) Linn’s actual Net Acres for any Target Formation in any Linn Section, and (2) the Linn Section Net Acres for such Target Formation in such Linn Section as set forth in Schedule 3.4A, or

(ii) (1) Linn’s actual Linn Section Weighted Average NRI in any Target Formation in any Linn Section and (2) the Linn Section Weighted Average NRI for such Target Formation in such Linn Section as set forth in Schedule 3.4A,

Appendix A-38

and in each case, there is no intermediate reversionary interest prior to the end of the productive life of any relevant Linn Section Lease, then the Linn Title Defect Amount for such Target Formation in such Governmental Section shall be the greater of zero and the amount obtained by subtracting the Linn Actual Section Value for such Target Formation in such Governmental Section from the Allocated Value for such Target Formation in such Governmental Section.

(d) if (i) the Linn Title Defect represents a discrepancy between (A) Linn’s actual NRI in any Linn Well and (B) Linn’s Net Revenue Interest for such Linn Well as set forth in Schedule 3.4B (Part I) and (ii) Linn’s Working Interest in such Linn Well is decreased in the same proportion as such Net Revenue Interest decrease, then the Linn Title Defect Amount shall be the product of (A) the Allocated Value of such Linn Well multiplied by (B) a fraction, the numerator of which is the Net Revenue Interest decrease in such Linn Well, and the denominator of which is the Net Revenue Interest for such Linn Well as set forth in Schedule 3.4B (Part I);

(e) if the Linn Title Defect results from failure of a Linn Section Lease to possess Qualifying Depths for any Majority Target Formation in any Governmental Section and Linn possesses less than or equal to 10% of applicable Target Formation for such Qualifying Depths in such Majority Target Formation in such Governmental Section, then the Linn Title Defect Amount shall be calculated by first reducing the number of Net Acres allocable to such Linn Section Lease to zero (0), and then calculating the associated Linn Title Defect Amount as provided in clause (c) above;

(f) if the Linn Title Defect results from failure of a Linn Section Lease to possess Qualifying Depths as described in subpart (a) of that definition, then the Linn Title Defect Amount shall be calculated by first reducing the number of Net Acres allocable to such Linn Section Lease to zero (0), and then calculating the associated Linn Title Defect Amount as provided in clause (c) above;

(g) if the Linn Title Defect results from failure of a Linn Section Lease to possess Qualifying Depths for any Majority Target Formation in any Governmental Section and Linn possesses more than 10% of such applicable Target Formation for such Qualifying Depths, then the Linn Title Defect Amount shall be calculated by reducing the number of Linn Section Net Acres allocable to such Linn Section Lease by the product of (i) the number of Net Acres that would have been allocable to Linn Section Lease if it possessed the Qualifying Depths and (ii) the amount obtained by subtracting (A) (1.0—(the product of (I) 2.5 and (II) the difference obtained by subtracting the percentage of the applicable Target Formation for such Qualifying Depths actually possessed by Linn with regard to such Linn Section Lease in such Majority Target Formation in such Governmental Section from 50.0%) from (B) 1.0, and then calculating the associated Linn Title Defect Amount as provided in clause (c) above;

(h) if the Linn Title Defect represents an obligation, Encumbrance upon or other defect in title to the Linn Title Defect Property of a type not described above, then the Linn Title Defect Amount shall be determined by taking into account the Allocated Value of the Linn Title Defect Property, the portion of the Linn Title Defect Property affected by the Linn Title Defect, the legal effect of the Linn Title Defect, the potential economic effect of the Linn Title Defect, the values placed upon the Linn Title Defect by each Transacting Party and such other reasonable factors as are necessary to make a proper evaluation;

Appendix A-39

(i) the Linn Title Defect Amount with respect to a Linn Title Defect Property shall be determined without duplication of any costs or losses included in another Linn Title Defect Amount hereunder;

(j) if a Linn Title Defect does not affect a Linn Title Defect Property throughout the entire remaining productive life of such Linn Title Defect Property or across all Target Formations for such Linn Title Defect Property, such fact shall be taken into account in determining the Linn Title Defect Amount; and

(k) notwithstanding anything to the contrary in this Agreement, the aggregate Linn Title Defect Amounts attributable to the effects of all Linn Title Defects upon any single Linn Title Defect Property shall not exceed the Allocated Value of such Linn Title Defect Property.

“Linn Title Defect Notice” has the meaning set forth in Section 4.2(a).

“Linn Title Defect Property” has the meaning set forth in Section 4.2(a).

“Linn True-Up Leases” has the meaning set forth in Section 3.2(b)(vi)(C).

“Linn Units” has the meaning set forth in the definition of “Linn Assets”.

“Linn Waterflood Assets” means the waterflood assets described on Exhibit. I.

“Linn Wells” has the meaning set forth in the definition of “Linn Assets”.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company in the form attached hereto as Exhibit F.

“LOI” has the meaning set forth in the Preamble.

“Majority Target Formation” means any of the Target Formations not located within the Merge Area.

“Master Services Agreement” means, collectively, the Master Services Agreements to be executed by and between Linn, Citizen and the Company in substantially the forms attached hereto as Exhibit G.

“Material Adverse Effect” means any change, inaccuracy, effect, event, result, occurrence, condition or fact (for the purposes of this definition, each, an “event”) that has had or would be reasonably likely to have, individually or in the aggregate with any other event or events, a material adverse effect on the ownership, operation or financial condition of the Assets, taken as a whole as currently operated as of the Execution Date; provided, however, that Material Adverse Effect shall not include such material adverse effects resulting from: (a) the announcement of the transactions contemplated by this Agreement; (b) changes in general market, economic, financial or political conditions (including changes in commodity prices, fuel

Appendix A-40

supply or transportation markets, interest or rates) in the area in which the Assets are located, the United States or worldwide; provided that such changes do not disproportionately affect the area in which the Assets are located; (c) changes in conditions or developments generally applicable to the oil and gas industry in the area in which the Assets are located, the United States or worldwide; provided that such changes do not disproportionately affect the area in which the Assets are located; (d) acts of God, including hurricanes, storms or other naturally occurring events; (e) acts or failures to act of Governmental Bodies; (f) civil unrest, any outbreak of disease or hostilities, terrorist activities or war or any similar disorder; (g) matters that are cured or no longer exist by the earlier of Closing and the termination of this Agreement; (h) any reclassification or recalculation of reserves in the ordinary course of business; (i) changes in the prices of Hydrocarbons; and (j) natural declines in well performance.

“Merge Area” has the meaning set forth on Exhibit H.

“Mississippian/Springer Formation” means:

(a) as to Leases within the Merge Area, means the interval from the stratigraphic equivalent of the top of the Mississippi Formation, as defined at 9,857’ measured depth on the Array Induction Shallow Focused Electric Log taken on July 11, 2002 in the Dominion Exploration and Production, Inc. Braum #3-17 well located in the S/2 SW NE SW of Section 17-10N-6W in Grady County, Oklahoma to the stratigraphic equivalent of the top of the Woodford Formation, as defined at 10,338’ measured depth on the same log. Furthermore, the “Sycamore”, determined as the valued formation, shall be defined as the interval from the stratigraphic equivalent of the top of the Sycamore Formation, as defined at 10,163’ measured depth to the stratigraphic equivalent of the top of the Woodford Formation, as defined at 10,338’ measured depth on the same log;

(b) as to Leases within the STACK Area, means the interval from the stratigraphic equivalent of the top of the Mississippi Formation, as defined at 7,381’ measured depth on the Dual Induction Laterolog taken on June 5, 1973 in the Marlin Oil Corporation Zalabak #1 well located in the SW SW of Section 23-16N-7W in Kingfisher County, Oklahoma to the stratigraphic equivalent of the top of the Woodford Formation, as defined at 8,078’ measured depth on the same log. Furthermore the valued formation for such Target Formation shall be defined as the interval from the stratigraphic equivalent of the top of the Mississippi-Meramec Formation, as defined at 7,598’ measured depth to the base of the Mississippi-Osage Formation, as defined at 8,078’ measured depth on the same log; and

(c) as to Leases within the SCOOP Area, means the interval from the stratigraphic equivalent of the top of the Springer Formation, as defined at 12,081’ measured depth on the Dual Induction Focused Log taken on August 21, 1981 in the Andover Oil Company Parnell #1-167 well located in the C NW of Section 16-7N-6W in Grady County, Oklahoma to the stratigraphic equivalent of the Base of the Goddard Formation, as defined at 12,296’ measured depth on the same log.

“Negative Citizen Adjustment Amount” has the meaning set forth in Section 3.3(b)(i).

“Negative Linn Adjustment Amount” has the meaning set forth in Section 3.2(b)(i).

Appendix A-41

“Net Acre” means, as computed separately with respect to each Linn Lease or Citizen Lease, as applicable, and computed separately as to each Target Formation: (a) the number of gross acres of land covered by the Linn Lease or the Citizen Lease, as applicable, multiplied by (b) the undivided mineral fee percentage interest (stated as a decimal) in Hydrocarbons granted by such Linn Lease or Citizen Lease, as applicable, insofar and only insofar as such interest includes Qualifying Depths of the Target Formation for the Target Formation in question multiplied by (c) Linn’s or Citizen’s, as applicable, Working Interest in such Linn Lease or Citizen Lease; provided that if clauses (a) and/or (b) and/or (c) vary as to different areas , a separate calculation shall be done for each such area and depth.

“Net Revenue Interest” means: with respect to any Linn Lease or Linn Well, or any Citizen Lease or Citizen Well, as applicable, the percentage interest in and to all Hydrocarbons produced, saved and sold from or allocated to such Linn Lease, Linn Well, Citizen Lease or Citizen Well, after giving effect to all Burdens; provided that if any item above varies as to different areas (including tracts) or formations covered thereby, a separate calculation shall be done for each such area or formation as if it were a separate Linn Lease or Citizen Lease, as applicable, and separate calculations shall be made as to each Target Formation for which a Party’s interest in a Lease covers and includes Qualifying Depths of the Target Formation for such Target Formation.

“NLRB” means the National Labor Relations Board.

“NORM” means naturally occurring radioactive material.

“Other Party” means, in the case of the Linn Assets and Linn Additional Assets, Citizen, and in the case of the Citizen Assets and Citizen Additional Assets, Linn.

“Outside Date” means the date that is six (6) months after the Scheduled Closing Date.

“Parties” and “Party” have the meanings set forth in the Preamble.

“Percentage Interest” means, in the case of a Party as of such time, the “Percentage Interest” (which term has the meaning provided in the LLC Agreement) of such Party as of such time.

“Permits” means any permit, water right (including water withdrawal, storage, discharge, treatment, injection and disposal rights), license, registration, consent, order, approval, variance, exemption, waiver, franchise, right or other authorization required by or obtained from any Governmental Body.

“Person” means any individual, corporation, company, partnership, limited partnership, limited liability company, trust, estate, Governmental Body or any other entity.

“Phase II” has the meaning set forth in Section 6.1(b).

Appendix A-42

“Pipeline Imbalance” shall mean any marketing imbalance between the quantity of Hydrocarbons attributable to the Linn Assets, Linn Additional Assets, Citizen Assets or Citizen Additional Assets required to be delivered by Linn or Citizen, as applicable, under any Linn Contract or Citizen Contract, as applicable, or Law relating to the purchase and sale, gathering, transportation, storage, processing or marketing of such Hydrocarbons and the quantity of Hydrocarbons attributable to the Linn Assets, Linn Additional Assets, Citizen Assets or Citizen Additional Assets actually delivered by Linn or Citizen, as applicable, pursuant to the relevant Linn Contract or Citizen Contract, as applicable, or at Law, together with any appurtenant rights and obligations concerning production balancing at the delivery point into the relevant sale, gathering, transportation, storage or processing facility.

“Positive Citizen Adjustment Amount” has the meaning set forth in Section 3.3(b)(i).

“Positive Linn Adjustment Amount” has the meaning set forth in Section 3.2(b)(i).

“Post-Closing Citizen Statement” has the meaning set forth in Section 3.2(b)(ii).

“Post-Closing Linn Statement” has the meaning set forth in Section 3.3(b)(ii).

“Preliminary Citizen Adjustment Amount” has the meaning set forth in Section 3.3(a)(iii).

“Preliminary Linn Adjustment Amount” has the meaning set forth in Section 3.2(a)(iii).

“Property Expenses” means, in the case of a Transacting Party’s Assets, all operating expenses (including all insurance premiums or any other costs of insurance attributable to such Transacting Party’s and/or its Affiliates’ insurance and to coverage periods from and after the Effective Time but excluding in all cases, Asset Taxes and all costs and expenses of bonds, letters of credit or other surety instruments) and capital expenditures incurred in the ownership and operation of such Assets in the ordinary course of business and, where applicable, in accordance with the relevant operating or unit agreement, if any, and overhead costs charged to such Assets under the relevant operating agreement or unit agreement, if any, including costs of title examination, costs of surface preparation for drilling and costs of drilling wells, but excluding Liabilities attributable to: (a) personal injury or death, property damage or violation of any Law, (b) obligations to plug wells and dismantle or decommission facilities, (c) the Remediation of any Environmental Condition under applicable Environmental Laws or the cure of any Linn Title Defect or Citizen Title Defect, (d) obligations with respect to Imbalances, (e) in the case of Linn, any Linn Retained Liability, and in the case of Citizen, any Citizen Retained Liability, (f) any expense or payment incurred in breach of this Agreement, (g) obligations to pay Working Interests, royalties, overriding royalties or other interest owners revenues or proceeds attributable to sales of Hydrocarbons relating to such Assets, including those held in suspense, (h) efforts to cure any asserted Linn Title Defects or Citizen Title Defects or Environmental Conditions, (i) any consideration payable in connection with the acquisition of any Linn Leases, Linn Additional Leases and associated Linn Additional Assets, Linn Leases and Citizen Additional Leases and associated Citizen Additional Assets, together with any reasonable Third Party expenses, including reasonable attorneys’ fees, lease bonuses, broker fees, abstract costs, title opinion costs, title curative costs, and other reasonable Third Party costs of due diligence incurred in connection with acquiring such Linn Leases, Linn Additional Leases and associated Linn Additional Assets, Linn Leases and Citizen Additional Leases and associated Citizen Additional Assets; or (j) Taxes.

Appendix A-43

“Public Announcement Restrictions” has the meaning set forth in Section 10.3.

“Qualifying Depths” means:

(a) as to the Woodford Formation within the Merge Area, vertical subsurface depths of not less than 30 feet within such Target Formation;

(b) as to the Woodford Formation within the SCOOP Area, more than 50% of the total vertical subsurface depths of such Target Formation;

(c) as to the Mississippian/Springer Formation within the Merge Area, more than 50% of the total vertical subsurface depths of the “valued formation” (as defined in clause (a) of the definition of “Mississippian/Springer Formation”) of such Target Formation;

(d) as to the Mississippian/Springer Formation within the STACK Area, more than 50% of the total vertical subsurface depths of the “valued formation” (as defined in clause (b) of the definition of “Mississippian/Springer Formation”) of such Target Formation; and

(e) as to the Mississippian/Springer Formation within the SCOOP Area, more than 50% of the total vertical subsurface depths of such Target Formation.

“Raw Net Acres” means, as computed separately for each acquisition of Linn Additional Lease or Citizen Additional Lease: (a) the number of gross acres of land covered by the Linn Additional Lease or the Citizen Additional Lease, as applicable, within the AMI multiplied by (b) the undivided mineral fee percentage interest (stated as a decimal) in Hydrocarbons granted by such Linn Additional Lease or Citizen Additional Lease, as applicable, for the areas within the AMI multiplied by (c) Linn’s or Citizen’s, as applicable, Working Interest in such Linn Additional Lease or Citizen Additional Lease; provided that if clauses (a) and/or (b) and/or (c) vary as to different surface areas, a separate calculation shall be done for each such area (but only such areas within the AMI will be included; and provided further that any gross acres of land covered by a Linn Additional Lease does not include Qualifying Depths of at least one of the relevant Section Target Formations, such gross acres will not be included in clause (a). Separate calculations as to Target Formations will not be made for the purposes of Raw Net Acres.

“Records” means the Linn Records and the Citizen Records, as applicable.

“Relevant Citizen Value” has the meaning set forth in Section 3.2(b)(vi)(C).

“Relevant Linn Value” has the meaning set forth in Section 3.2(b)(vi)(C).

“Remediation” shall mean, with respect to an Environmental Condition, the response required or allowed under Environmental Laws that addresses and resolves (for current and future use in the same manner as being currently used) the identified Environmental Condition in its entirety in the most cost-effective manner (considered as a whole) as compared to any other response that is required or allowed under Environmental Laws. “Remediation” may consist of or include taking no action, leaving the condition unaddressed, periodic monitoring, the use of institutional controls or the recording of notices in lieu of remediation, in each case, if such response is allowed under Environmental Laws and completely addresses and resolves (for current and future use in the same manner as being currently used) the identified Environmental Condition in its entirety.

Appendix A-44

“Remediation Amount” shall mean, with respect to an Environmental Condition, the present value as of the Closing Date (using an annual discount rate of 10% for Remediation activities that cannot be completed within one year of the Closing Date) of the cost (net to the affected Transacting Party’s interest) of the Remediation of such Environmental Condition; provided, however, that “Remediation Amount” shall not include (a) the costs of the project manager of the Company while conducting the Remediation, (b) expenses for matters that are ordinary costs of doing business regardless of the presence of an Environmental Condition (e.g., those costs that would ordinarily be incurred in the day-to-day operations of the Assets or in connection with Permit renewal/amendment activities), (c) overhead costs of the Company, (d) costs and expenses that would not have been required under Environmental Laws as they exist on the Closing Date or, if prior to the Closing Date, the date on which the Remediation action is being undertaken, or (e) any costs or expenses relating to the assessment, remediation, removal, abatement, transportation and disposal of any asbestos, asbestos-containing materials or NORM unless required to address a violation of Environmental Law.

“Representatives” means, with respect to a given entity, its officers, directors, members, managers, employees, agents, advisors and other representatives.

“Respondent” has the meaning set forth in Section 17.3(c)(ii).

“Review Period” means, except as expressly provided herein, the period commencing upon the Execution Date and ending at 11:59 p.m. Central Prevailing Time on the first (1st) Business Day that is sixty (60) days after the Execution Date.

“Rights-of-Way” shall mean all permits, licenses, servitudes, easements, fee surface, surface leases, surface use agreements and rights-of-way primarily used or held for use in connection with the ownership or operation of the Assets, other than Permits.

“Scheduled Closing Date” has the meaning set forth in Section 13.1.

“SCOOP Area” has the meaning set forth on Exhibit H.

“Section Target Formation” means, with respect to a Governmental Section, the Target Formation or Target Formations described with respect to such Governmental Section in Exhibit H.

“Seismic Contract” means any contract or agreement related to the acquisition, licensing, sale, modification or other use or ownership of geological, geophysical or seismic data or records, whether or not proprietary and whether or not processed, re-processed, migrated, stacked or otherwise modified (“Seismic Data”), and any similar contract, including seismic data licenses or other contracts, providing for the exclusive or non-exclusive use, modification or disclosure of proprietary seismic data.

“STACK Area” has the meaning set forth on Exhibit H.

Appendix A-45

“Straddle Period” means any taxable period beginning before and ending after the Effective Date.

“Target Formation” means the Mississippian/Springer Formation and Woodford Formation (and reference to a “Target Formation” shall mean any of them, applicable).

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, branch profits, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, escheat, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum or estimated tax or other charge in the nature of tax imposed by a Governmental Body, including any interest, penalty or addition thereto, whether disputed or not, and any liability in respect of any of the foregoing that arises by reason of a contract, assumption or transferee or successor liability.

“Tax Claims” means any claims under Section 15.1(a) for Linn Taxes, Section 15.1(b) for breach of Linn’s obligations under Article 16, Section 15.1(c) for breach of the representations and warranties in Section 7.8, Section 15.2(a) for Citizen Taxes, Section 15.2(b) for breach of Citizen’s obligations under Article 16, or Section 15.2(c) for breach of the representations and warranties in Section 8.8.

“Tax Return” means all returns, declarations, claims for refunds, reports, forms, estimates, information returns and statements required to be filed in respect of any Taxes to be supplied to a taxing authority in connection with any Taxes, including any schedule or attachment thereto, including any amendment thereof.

“Third Party” means any Person other than a Party to this Agreement or an Affiliate of a Party to this Agreement.

“Third Person Claim” has the meaning set forth in Section 15.7(b).

“Title Arbitrator” has the meaning set forth in Section 4.4.

“Title Cure Period” has the meaning set forth in Section 4.2(c)(i).

“Title Dispute” has the meaning set forth in Section 4.4.

“Total Consideration” has the meaning set forth in Section 3.1(a).

“Transacting Parties” and “Transacting Party” have the meanings set forth in the Preamble.

“Transaction Documents” shall mean those documents executed and delivered pursuant to or in connection with this Agreement.

“Transfer Tax” means any sales, use, excise, real property transfer, registration, documentary, stamp, recording fees and similar Taxes or fees arising from the transactions contemplated by this Agreement.

Appendix A-46

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, proposed or final Treasury Regulations.

“Units” has the meaning given to such term in the LLC Agreement.

“Well Imbalance” shall mean any imbalance at the wellhead between the amount of Hydrocarbons produced from a Linn Well or Citizen Well and allocable to the interests of Linn or Citizen, as applicable, therein and the shares of production from the relevant Linn Well or Citizen Well to which Linn or Citizen, as applicable, is entitled, together with any appurtenant rights and obligations concerning future in kind and/or cash balancing at the wellhead.

“Woodford Formation” means:

(a) as to Leases within the Merge Area, means the interval from the stratigraphic equivalent of the top of the Woodford Formation, as defined at 10,338’ measured depth on the Array Induction Shallow Focused Electric Log taken on July 11, 2002 in the Dominion Exploration and Production, Inc. Braum #3-17 well located in the S/2 SW NE SW of Section 17-10N-6W in Grady County, Oklahoma to the stratigraphic equivalent of the base of the Woodford Formation, as defined at 10,486’ measured depth on the same log; and

(b) as to Leases within the SCOOP Area, means the interval from the stratigraphic equivalent of the top of the Woodford Formation, as defined at 10,232’ measured depth on the Array Induction Shallow Focused Electric Log taken on September 29, 1998 in the Lance Ruffel Oil & Gas Simpson #1-14 well located in the E/2 W/2 NW of Section 14-5N-4W in McClain County, Oklahoma to the stratigraphic equivalent of the base of the Woodford Formation, as defined at 10,440’ measured depth on the same log.

“Working Interest” means, with respect to any (i) Linn Well (subject to any reservations, limitations or depth restrictions set forth on Schedule 3.4B (Part I)) or Citizen Well (subject to any reservations, limitations or depth restrictions set forth on Schedule 3.4B (Part II)), the percentage interest in and to such Linn Well (subject to any reservations, limitations or depth restrictions set forth on Schedule 3.4B (Part I)) or Citizen Well (subject to any reservations, limitations or depth restrictions set forth on Schedule 3.4B (Part II)), or (ii) any Linn Lease (subject to any reservations, limitations or depth restrictions set forth on Exhibit A-1 (Part I) and/or Schedule 3.4A) or Citizen Lease (subject to any reservations, limitations or depth restrictions set forth on Exhibit A-1 (Part II) and/or Schedule 3.4A), as applicable, that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations on or in connection with such Linn Well or Citizen Well or Linn Lease or Citizen Lease, as applicable, but without regard to the effect of any Burdens.

“Zone Average NRI” means, in the case of any Target Formation in any Governmental Section, the Zone Average NRI for such Target Formation in such Governmental Section set forth on Exhibit H attached hereto.

Appendix A-47

“Zone NRI Value” means, in the case of any Target Formation in any Governmental Section, the Zone NRI Value for such Target Formation in such Governmental Section set forth on Exhibit H attached hereto.

“Zone Price” means, in the case of any Governmental Section, the price per Net Acre for any Lease within such Governmental Section (on a Target Formation basis), in each case, as set forth on Exhibit H attached hereto.

Appendix A-48